Exhibit 10.17

Execution Version

CREDIT AGREEMENT

dated as of November 16, 2011

by and between

FULCRUM SIERRA BIOFUELS, LLC,

as Borrower,

and

WM ORGANIC GROWTH, INC.,

as Lender,

Sierra BioFuels Plant, McCarran, Nevada

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4.22	Anti-Terrorism Law	22
4.23	Investments	23
4.24	Solvency	23
4.25	Real Estate	23

ARTICLE 5	AFFIRMATIVE COVENANTS	24

5.1	Use of Proceeds, Equity Contributions and Project Revenues	24
5.2	Payment	24
5.3	Maintenance of Property	25
5.4	Notices	25
5.5	Financial Reporting	27
5.6	Books, Records, Access	27
5.7	Compliance with Laws, Instruments, Applicable Permits, Etc	28
5.8	Reports	28
5.9	Existence, Conduct of Business, Properties, Etc	29
5.10	Indemnification	29
5.11	Construction of the Project	31
5.12	Completion	31
5.13	Operation and Maintenance of Project; Operating Budget	31
5.14	Preservation of Rights; Further Assurances	32
5.15	Additional Consent Agreements	33
5.16	Maintenance of Insurance	33
5.17	Taxes, Other Government Charges and Utility Charges	33
5.18	Event of Eminent Domain	34
5.19	Environmental Laws	34
5.20	Cash Grant	34
5.21	Available Financing	34

ARTICLE 6	NEGATIVE COVENANTS	34

6.1	Contingent Obligations	34
6.2	Limitations on Liens	34
6.3	Debt	35
6.4	Sale or Lease of Assets	35
6.5	Changes	35
6.6	Restricted Payments	35
6.7	Investments	36
6.8	Transactions With Affiliates	36
6.9	Margin Loan Regulations	36
6.10	Partnerships, Separateness, etc	36
6.11	Dissolution; Merger	37
6.12	Amendments; Completion	37
6.13	Name and Location; Fiscal Year	38
6.14	Use of Project Site	38
6.15	Assignment	38
6.16	Accounts	38

6.17	Hazardous Substances	38
6.18	Additional Project Documents	39
6.19	Project Budget Amendments	39
6.20	Project Schedule Amendments	39
6.21	Assignment By Third Parties	39
6.22	Acquisition of Real Property	39
6.23	ERISA	39
6.24	Disputes	39
6.25	Anti-Terrorism Law; Anti-Money Laundering	40
6.26	Embargoed Persons	40
6.27	Financial Covenants	40

ARTICLE 7	ACCOUNTS	41

7.1	Account Withdrawals, Transfers and Payments	41
7.2	Construction Account	42
7.3	Revenue Account	43
7.4	Debt Service Reserve Account	45
7.5	Liquidity Reserve Account	45
7.6	Distribution Suspense Account	46
7.7	Distribution Holding Account	46
7.8	Cash-Substitute LC	47
7.9	Application of Insurance Proceeds	48
7.10	Application of Eminent Domain Proceeds	50
7.11	Checking Account	50
7.12	Proceeds and Accounts	50
7.13	Permitted Investments	51

ARTICLE 8	EVENTS OF DEFAULT; REMEDIES	51

8.1	Events of Default	51
8.2	Remedies	54

ARTICLE 9	SCOPE OF LIABILITY	55

ARTICLE 10	MISCELLANEOUS	56

10.1	Notices; Signatures	56
10.2	Right to Set-Off	57
10.3	Delay and Waiver	58
10.4	Costs, Expenses and Attorneys’ Fees	58
10.5	Entire Agreement	59
10.6	Governing Law	59
10.7	Severability	59
10.8	Accounting Terms	59
10.9	Headings	59
10.10	No Partnership, Etc	60

10.11	Waiver of Jury Trial	60
10.12	Consent to Jurisdiction	60
10.13	Effectiveness	61
10.14	Successors and Assigns	61
10.15	Counterparts	62
10.16	Survival	62
10.17	Amendments	62
10.18	Service of Process	62
10.19	Interest Rate Limitation	63
10.20	Confidentiality	63
10.21	Reinstatement	64
10.22	Marshalling; Assets Set Aside	64
10.23	Construction of the Documents	64
10.24	Patriot Act	64
10.25	Nonliability of Lender; Waiver of Consequential Damages	64

Index of Exhibits

Exhibit A	Definitions and Rules of Interpretation

Exhibit B	Form of Note

Exhibit C	Loan Disbursement Procedures
Exhibit C-1	Form of Notice of Borrowing
Exhibit C-2	[reserved]
Exhibit C-3	Form of Notice of Interest Terms
Exhibit C-4	Form of Drawdown Certificate

Exhibit D	Security-Related Documents
Exhibit D-1	Form of Deed of Trust
Exhibit D-2	Form of Security Agreement
Exhibit D-3	Form of Pledge Agreement
Exhibit D-4	Form of Depositary Agreement
Exhibit D-5	Schedule of Security Filings

Exhibit E	Form of Consent Agreement for Contracting Party

Exhibit F	Form of Legal Opinion

Exhibit G	Project Description Exhibits
Exhibit G-1	Schedule of Applicable Permits
Exhibit G-2	Project Budget
Exhibit G-3	[reserved]
Exhibit G-4	[reserved]
Exhibit G-5	Pending Litigation
Exhibit G-6	Hazardous Substances Disclosure

Exhibit H	Jurisdictions and Foreign Qualifications
Exhibit I	Repayment Schedule

Exhibit J	Account Withdrawal Documents
Exhibit J-1	Form of Account Withdrawal Request
Exhibit J-2	Form of Account Withdrawal Instruction

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This CREDIT AGREEMENT, dated as of November 16, 2011 (“Agreement”), among Fulcrum Sierra Biofuels, LLC, a Delaware limited liability company, as borrower (“Borrower”), and WM Organic Growth, Inc., a Delaware corporation, as lender (“Lender”).

RECITALS

A. Borrower desires to develop, construct, finance, own, operate and maintain the Project referred to herein to be located near McCarran, Nevada, and, in connection therewith, Borrower has requested that Lender provide the credit facilities and other accommodations described herein.

B. Lender is willing to provide such credit facilities and other accommodations upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth herein and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 DEFINITIONS. For all purposes of the Credit Documents, except as otherwise expressly provided, capitalized terms used in the Credit Documents (including annexes, appendices, exhibits and schedules thereto) shall have the meanings given to such terms in Exhibit A.

1.2 RULES OF INTERPRETATION. Except as otherwise expressly provided, the “Rules of Interpretation” set forth in Exhibit A shall apply to the Credit Documents.

1.3 ACCOUNTING TERMS; GAAP; CONSENTS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and as applied by the accounting entity to which they refer; provided, that if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless expressly provided otherwise, whenever a consent or approval is required hereunder, such consent or approval shall not be unreasonably withheld, qualified or delayed.

ARTICLE 2

THE CREDIT FACILITIES

2.1 LOAN FACILITY.

2.1.1 Availability. Subject to the terms and conditions set forth in this Agreement, Lender agrees to advance to Borrower from time to time during the Loan Availability Period such loans as Borrower may request pursuant to this Section 2.1 (individually, a “Loan” and, collectively, the “Loans”), in an aggregate principal amount which, when added to the aggregate principal amount of all prior Loans made by Lender, does not exceed the Loan Commitment.

2.1.2 Borrowings. Borrower shall request Loans by delivering to Lender a Notice of Borrowing appropriately completed and with at least the Minimum Notice Period applicable to Loans of the Type requested. Borrower shall request no more than one Borrowing per calendar month.

2.1.3 Interest Provisions.

(a) Interest Rate. Subject to Sections 2.1.3(f), 2.1.3(g) and 2.3.3, Borrower shall pay interest on the unpaid principal amount of each Loan from the date of Borrowing of such Loan until the repayment thereof at either the Eurodollar Rate for Eurodollar Loans or at the Base Rate for Base Rate Loans, plus in each case the applicable Rate Margin.

(b) Changes of Loan Type. The basis for determining the interest rate with respect to any Loan may be changed by Borrower from time to time as specified in a Notice of Interest Terms delivered pursuant to Section 2.1.7. If on any day a Loan is outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate.

(c) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Business Day of each month, (ii) in the case of each Eurodollar Loan, on the last day of each Interest Period related to such Eurodollar Loan and, with respect to Interest Periods longer than three months, the last Business Day of each third month in which such Eurodollar Loan is outstanding, (iii) in all cases, for any Loan upon its conversion from one Type of Loan to another Type of Loan on the effective date of such conversion, and (iv) in all cases, upon the repayment or prepayment (whether at stated maturity or otherwise, and including any optional prepayments or Mandatory Prepayments) of any Loan on the date of payment thereof in full. Each date on which any such interest payment is due is an “Interest Payment Date”.

(d) Eurodollar Loan Interest Periods.

(i) Each Interest Period selected by Borrower for all Eurodollar Loans shall be (i) one, two, three or six months with respect to Loans made prior to the Commercial Operation Date or (ii) three or six months with respect to Loans made on or after the Commercial Operation Date; provided that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last full calendar month of such Interest Period; (C) no Interest Period may extend beyond the Loan Maturity Date; (D) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid than the principal amount of Loans scheduled to be outstanding after such date; and (E) Borrower may not at any time have outstanding more than six Interest Period end dates relating to Eurodollar Loans.

(ii) If Borrower fails to notify Lender of the next Interest Period for any Eurodollar Loans with at least the Minimum Notice Period prior to the end of the current Interest period such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor.

(e) Interest Computations. All computations of interest based on the Base Rate shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day) in the period for which such interest is payable, and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest based on the Eurodollar Rate, shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day) in the period for which such interest or fees are payable.

(f) Funding Charges. To the extent that Lender is assessed charges by its lenders or other financing parties that are providing the funds used by Lender to make or maintain Loans hereunder (“Lender Financing”) on account of (i) increased taxes or governmental charges (excluding income taxes), (ii) increased reserve, special deposit or similar requirements with respect to loans based on rates similar to the Eurodollar Rate, or (iii) increased capital requirements or capital adequacy requirements, in each case with respect to the Lender Financing, Borrower shall reimburse Lender for any such charges paid by Lender on account of the Loans made or maintained by Lender hereunder.

(g) Unavailability of Eurodollar Rate. In the event Lender is notified by the lenders or other financing parties providing the Lender Financing that interest rate options under the Lender Financing based on rates similar to the Eurodollar Rate have been suspended or terminated or are otherwise not available, Lender may notify Borrower that the Eurodollar Rate hereunder is suspended or terminated or is otherwise unavailable to the same extent and for the same period as the Lender Financing. Upon receipt of such notice, Borrower’s right to request the making of or conversion to, and Lender’s obligations to make or convert to, Eurodollar Loans shall be suspended or terminated, as applicable, to the same extent and for the same period as under the Lender Financing. Borrower shall also convert any outstanding Eurodollar Loans to Base Rate Loans no later than the end of the then current Interest Periods for such Eurodollar Loans. At such time as interest rate options similar to the Eurodollar Rate become available to

Lender under the Lender Financing, Borrower may resume requesting the making of or conversion to Eurodollar Loans.

2.1.4 Promissory Note. The obligation of Borrower to repay the Loans made by Lender and to pay interest thereon at the rates provided herein shall, upon the request of Lender, be evidenced by a promissory note in the form of Exhibit B (the “Note”) payable to the order of Lender and in the principal amount of the Loan Commitment. Borrower authorizes Lender to record on the schedule annexed to the Note the date and amount of each Loan made by Lender, and each payment or prepayment of principal thereunder; provided, however, that no failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder. Upon Termination, Lender shall promptly mark the Note cancelled and return the cancelled Note to Borrower.

2.1.5 Loan Proceeds. No later than 2:00 p.m. on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof, Lender shall make available the Loans requested in such Notice of Borrowing in Dollars and in immediately available funds, and shall deposit or cause to be deposited the proceeds of such Loans into the Construction Account or, if necessary in order to obtain the title insurance coverage described in Section 3.2.6, into an escrow with the Title Company or such other account or accounts as may be mutually agreed by Lender and Borrower..

2.1.6 Conversion of Loan Type; Continuation of Eurodollar Loans. Upon notice as provided in Section 2.1.7, Borrower may convert Loans from one Type to another Type or continue a Eurodollar Loan; provided, that:

(a) any conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such Eurodollar Loans, provided that such conversion may be made on another date so long as Borrower pays any applicable Eurodollar Breakage Costs;

(b) any portion of a Loan maturing or required to be repaid in less than (i) one month with respect to Loans made prior to the Commercial Operation Date and (ii) three months with respect to Loans made after the Commercial Operation Date, may not be converted into or continued as a Eurodollar Loan; and

(c) any portion of a Eurodollar Loan that cannot be converted or continued as a Eurodollar Loan, or with respect to which Borrower fails to give a timely Notice of Interest Terms, appropriately completed, shall be converted at the end of an Interest Period then in effect for such Eurodollar Loan into a Base Rate Loan.

2.1.7 Notice of Interest Terms. Borrower shall request a Loan conversion or continuation, as the case may be, by delivering to Lender a Notice of Interest Terms in the form of Exhibit C-3, appropriately completed (a “Notice of Interest Terms”). Borrower shall deliver each Notice of Interest Terms with at least the applicable Minimum Notice Period.

2.1.8 Repayments and Prepayments.

(a) Terms of All Repayments and Prepayments.

(i) Upon the repayment (which for purposes of this Section 2.1.8(a)(i) includes prepayment) of any Loan (whether optional or mandatory), Borrower shall pay to Lender (A) all accrued interest to the date of such repayment on the amount of such Loan repaid, (B) all accrued fees to the date of such repayment relating to the amount of such Loan being repaid, and (C) if such repayment is the prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period for such Eurodollar Loan, all Eurodollar Breakage Costs incurred by such Lender as a result of such repayment.

(ii) Except as otherwise specifically set forth herein, all prepayments of Loans shall be applied to reduce the remaining payments required under Section 2.1.8(e) in inverse order of maturity.

(b) Optional Prepayments. Subject to Section 2.1.8(a), Borrower may, at its option and without premium or penalty, with at least three Business Days’ prior notice to Lender, prepay any Loans in whole or in part from time to time.

(c) Mandatory Prepayments. Borrower shall prepay Loans as follows (each such prepayment, a “Mandatory Prepayment”):

(i) Upon receipt of Cash Grant proceeds, Borrower shall apply the entire amount thereof (or so much thereof as is necessary, if the Cash Grant proceeds exceed the principal amount of all Loans then outstanding) to repay the unpaid principal amount of all outstanding Loans.

(ii) On each Repayment Date, Borrower shall apply the Applicable Percentage of the Net Cash Flow to repay the unpaid principal amount of all outstanding Loans,

(iii) Borrower shall also prepay Loans to the extent required by Sections 7.9 and 7.10.

(iv) Upon receipt of Available Financing proceeds, Borrower shall apply the entire amount thereof (or so much thereof as is necessary, if the Available Financing proceeds exceed the principal amount of all Loans then outstanding) to repay the unpaid principal amount of all outstanding Loans.

(d) Notice of Prepayment. Borrower shall notify Lender of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m. at least three Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Loan, not later than 11:00 a.m. at least two Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid and, in the case of a Mandatory Prepayment, a calculation of the amount of such prepayment. If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therefor, together with accrued interest to the payment date on the principal amount to be prepaid.

(e) Principal Payment. Borrower shall repay to Lender the unpaid principal amount of the Loan in installments payable on each Repayment Date following the Commercial Operation Date in accordance with the repayment schedule set forth on Exhibit I, unless such repayment schedule is superseded by an updated repayment schedule delivered by Borrower prior to the Initial Borrowing Date as provided in Section 3.1.24, in which case principal payments shall be made in accordance with such updated repayment schedule, with any remaining unpaid principal, interest, fees and costs due and payable on the Loan Maturity Date.

(f) No Reborrowings. Borrower may not re-borrow the principal amount of any Loan prepaid pursuant to Section 2.1.8(b) or Section 2.1.8(c) or repaid pursuant to Section 2.1.8(e).

2.2 LOAN COMMITMENT AMOUNT.

2.2.1 Commitment Amount The aggregate principal amount of all Loans made by Lender shall not exceed Seventy Million Dollars ($70,000,000) (the “Loan Commitment”); provided that, if the amount of the Cash Grant proceeds or the Available Financing proceeds exceeds the then-outstanding principal balance of the Loans at the time such proceeds are applied thereto, the Loan Commitment (if any is still outstanding) shall be reduced on a Dollar-for-Dollar basis by the amount of such excess.

2.2.2 Reduction of Commitment. Borrower may, at its option, upon at least three Business Days written notice to Lender, reduce the Loan Commitment by any amount, up to the total amount of the Loan Commitment, provided that (i) if the initial Borrowing has been made, or (ii) if the initial Borrowing has not been made, but the Loan Commitment is not reduced to zero, Borrower has demonstrated to Lender’s satisfaction that the Available Construction Funds (assuming the reduced Loan Commitment) are sufficient to complete the Project before the Outside Date. The notice of any such reduction of the Loan Commitment shall specify the amount and effective date of such reduction and, if applicable, shall demonstrate that the Available Construction Funds (assuming the reduced Loan Commitment) are sufficient to complete the Project before the Outside Date. If the Loan Commitment is reduced to zero prior to the Initial Borrowing Date, Lender shall, at Borrower’s request and expense, take all actions necessary to terminate Lender’s rights with respect to the Project, including delivering and/or authorizing the filing of UCC-3 termination statements with respect to any financing statements that may have been filed.

2.3 OTHER PAYMENT TERMS.

2.3.1 Place and Manner. Borrower shall make all payments due to Lender hereunder to the account of USA Waste Management Resources, LLC, Account No. [***], at [***], ABA No. [***] Attn: WM Organic Growth/Fulcrum Sierra, or such other account as Lender shall notify Borrower from time to time, in Dollars and in immediately available funds not later than 2:00 p.m. on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Business Day after such payment is received.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.3.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable; provided that, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

2.3.3 Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any due and unpaid interest, fees and other amounts hereunder, shall thereafter bear interest from the date of such Event of Default until the Event of Default is cured or waived by Lender in writing, after as well as before judgment, payable upon demand at a rate that is (a) 2% per annum in excess of the interest rate then otherwise payable under this Agreement with respect to the applicable Loans or (b) in the case of any such interest, fees and other amounts, at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the “Default Rate”). Payment or acceptance of the increased rates of interest provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any of Lender’s rights or remedies.

2.3.4 Application of Payments. Except as otherwise expressly provided herein, payments made under this Agreement shall first be applied to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid.

2.3.5 Withholding Exemption Certificates. On the Execution Date and on each three-year anniversary of the Execution Date (or more frequently if required by Governmental Rules), Lender shall deliver to Borrower an executed copy of a United States Internal Revenue Service Form W-9.

2.4 REGISTER. Lender shall maintain a register (the “Register”) for the recordation of certain information hereunder from time to time. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Lender shall record in the Register (a) the interest rates applicable to all Loans and the effective dates of all changes thereto, (b) the Interest Period for each Eurodollar Loan, (c) the date and amount of principal or interest due and payable or to become due and payable in accordance with the repayment schedule attached hereto as Exhibit I, and (d) each payment (including prepayments) of interest on or the principal amount of the Loans; provided, however, that neither the failure to make any such recordation, nor any error in such recordation, shall affect the Loan Commitment or the Obligations. The Register shall be prima facie evidence of the accuracy of the information recorded therein.

ARTICLE 3

CONDITIONS PRECEDENT

3.1 CONDITIONS PRECEDENT TO THE FIRST CREDIT EVENT. Lender’s obligation to fund the initial Borrowing under this Agreement is subject to the prior satisfaction of each of the following conditions unless waived by Lender in writing (the date such conditions precedent are so satisfied or waived by the Lender in writing being referred to as the “Initial Borrowing Date”):

3.1.1 Resolutions. Delivery to Lender of a copy of one or more resolutions or other authorizations, in form and substance satisfactory to Lender, of each Credit Party as of the Initial Borrowing Date certified by a Responsible Officer of each such Credit Party as being true, complete, in full force and effect on the Initial Borrowing Date and not amended, modified, revoked or rescinded, authorizing, as applicable and among other things, the Borrowings herein provided for, the granting of the Liens under the Collateral Documents and the execution, delivery and performance of this Agreement and the other Operative Documents.

3.1.2 Incumbency. Delivery to Lender of a certificate, in form and substance satisfactory to Lender, from each Credit Party signed by the appropriate authorized officer or manager of each such Credit Party and dated as of the Initial Borrowing Date, as to the incumbency and specimen signature of each natural Person authorized to execute and deliver this Agreement and the other Operative Documents.

3.1.3 Governing Documents. Delivery to Lender, in each case certified by a Responsible Officer of such Credit Party as being true, correct and complete on the Initial Borrowing Date, of (a) copies of the certificate of formation, charter or other state certified constituent documents of each Credit Party, certified as of a recent date by the secretary of state (or comparable public official) of such Person’s state of organization, if applicable, and (b) copies of the bylaws, limited liability company operating agreement, partnership agreement or other comparable operating documents, if applicable, of each such Person.

3.1.4 Good Standing Certificates. Delivery to Lender of certificates (in so-called “long-form” if available) issued by (a) the secretary of state or comparable public official of the state in which each Credit Party is formed or incorporated, if applicable, and (b) in the case of Borrower, the secretary of state of the Project Jurisdiction, in each case (i) dated a date reasonably close to the Initial Borrowing Date and (ii) certifying that such Credit Party is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

3.1.5 Project Documents. Delivery to Lender of true, correct and complete copies (except to the extent Lender and Borrower have agreed or are required by law to redact copies) of, each Major Project Document executed on or prior to the Initial Borrowing Date, all of which shall have been duly authorized, executed and delivered by the parties thereto, and be in full force and effect on the Initial Borrowing Date.

3.1.6 Legal Opinion. Delivery to Lender of legal opinions with respect to the transactions contemplated hereby of counsel to the Credit Parties addressed to Lender in substantially the form of Exhibit F.

3.1.7 Insurance. Insurance complying with the requirements described in Section 5.16 shall be in full force and effect and certificates evidencing such coverage, in form and substance satisfactory to Lender, shall have been delivered to Lender.

3.1.8 Permits.

(a) Delivery to Lender of copies of each Permit listed in Part I of Exhibit G-1, the schedule of Permits (“Permit Schedule”).

(b) Except as disclosed in the Permit Schedule, each Permit listed in Part I shall (i) have been duly obtained or been assigned in Borrower’s or the applicable Major Project Participant’s, as applicable, name, (ii) be in full force and effect, (iii) not be subject to any current legal proceeding and (iv) not be subject to any unexpired appeal periods.

3.1.9 Absence of Litigation. Except as set forth in Exhibit G-5, there are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator (a) pending or, to Borrower’s knowledge, threatened in writing by or against any Credit Party or the property of any Credit Party or (b) to Borrower’s knowledge, pending or threatened in writing by or against any Major Project Participant, which in the case of (a) or (b), (i) seek to restrict or revise or attack the validity of this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a Material Adverse Effect.

3.1.10 [Reserved]

3.1.11 Financial Statements. Delivery to Lender of accurate and complete copies of Borrower’s unaudited quarterly financial statements for the most recent calendar quarter ending after the Execution Date and 30 days or more before the Initial Borrowing Date, together with, in each case, a certificate, in form and substance satisfactory to Lender, from the appropriate Responsible Officer thereof, dated as of the Initial Borrowing Date, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements provided to Lender.

3.1.12 Collateral Requirements. Delivery to Lender of:

(a) the Pledge Agreement, the Security Agreement, the Deed of Trust and the Depositary Agreement, duly executed by each Credit Party that is a party thereto;

(b) all pledged securities, including all certificates, agreements or instruments representing or evidencing such pledged securities, accompanied by instruments of transfer and membership interest powers undated and endorsed in blank to the extent such pledged interests are certificated, in each case, in form and substance satisfactory to Lender;

(c) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Lender) evidencing any Collateral;

(d) all other certificates, agreements, including control agreements, or instruments necessary to perfect Lender’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts, all Letter-of-Credit Rights and all Investment Property of Borrower (as each such term is defined in the Security Agreement and to the extent required by the Security

Agreement) and all vehicles and other goods owned by Borrower where ownership is evidenced by a certificate of title, in each case, in form and substance satisfactory to Lender;

(e) UCC financing statements in appropriate form for filing under the UCC, and, where appropriate, fixture filings, as may be necessary to perfect the first priority Liens created, or purported to be created, by the Collateral Documents;

(f) certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a date no less recent than 30 days before the Initial Borrowing Date or as otherwise acceptable to Lender, listing all effective financing statements, lien notices or comparable documents that name Borrower or Pledgor as debtor and that are filed in those state and county jurisdictions in which (i) the Project is located (in the case of fixture filings) and (ii) any such Person is organized (in the case of UCC searches) or has its principal place of business (in the case of tax and judgment lien searches), none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) and showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the Collateral Documents, with respect to the Collateral, will be prior to all other financing statements, fixture filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral; and

(g) evidence satisfactory to Lender of payment or arrangements for payment by Borrower of all applicable recording taxes, stamp duties, registration fees or charges, filing costs and other similar expenses, if any, required to be paid in connection with the execution, delivery or filing of, or the perfection of any Security Document.

3.1.13 ALTA Surveys. Lender shall have received an ALTA survey of the Project in form and substance satisfactory to Lender and the Title Insurer, certified to Borrower, Lender and the Title Insurer by a licensed surveyor satisfactory to Lender, showing, among other things, (a) as to the Project, the location and dimensions thereof (including (i) the location of all means of access thereto and all easements and encumbrances relating thereto, (ii) the location of all existing Improvements and (iii) the perimeter within which all planned Improvements are to be located); (b) that no existing or planned Improvements encroach or interfere with adjacent property or existing easements, encumbrances or other rights; and (c) no other matters constituting a defect in title other than the Title Exceptions.

3.1.14 Title Policy. Delivery to Lender of (i) a lender’s ALTA extended coverage policy of title insurance (2006 form) issued by the Title Insurer and in form and substance acceptable to Lender which policy shall insure that the Deed of Trust creates a valid first priority Lien on, and security interest in, the Project free and clear of all defects and encumbrances, except the Title Exceptions, and containing such endorsements thereto as are requested by Lender, with authorization from Title Insurer to insure all mortgage disbursements by endorsements to the policy at the time disbursements are made, or (ii) the unconditional and irrevocable commitment of the Title Insurer to issue such a policy, in each case in a coverage amount equal to the Loan Commitment.

3.1.15 Major Project Documents. Borrower shall have entered into each of the Major Project Documents on terms consistent with the Project Budget and Project Schedule and, with respect to any Major Project Documents that had not been executed by, or have been amended in any material respect since, the Execution Date, otherwise in form and substance acceptable to Lender.

3.1.16 Consent Agreements. Delivery to Lender of executed Consent Agreements from each of the Major Project Participants in substantially the form of Exhibit E, or otherwise in form and substance acceptable to Lender.

3.1.17 Establishment and Funding of Accounts. The Accounts required to be established as of the Initial Borrowing Date under the Depositary Agreement shall have been established, and the DSR Account shall have been funded, or will be funded in connection with the Initial Borrowing, in the amount of the DSR Requirement.

3.1.18 Base Equity. Borrower shall have, and shall have certified and accounted in form and substance acceptable to Lender that Borrower has, received and applied the proceeds of cash equity contributions from Pledgor or Sponsor to the payment of Project Costs in an aggregate amount not less than the Base Equity Requirement.

3.1.19 Initial Public Offering. Sponsor shall have successfully launched an initial public offering of its equity securities that (a) valued Sponsor after the issuance of such securities at $450,000,000 or more by the investment banks managing the initial public offering and (b) raised proceeds of at least $100,000,000.

3.1.20 Amount of Initial Borrowing. The amount requested by Borrower in the Notice of Borrowing with respect to the Initial Borrowing Date shall not exceed 50% of the Loan Commitment.

3.1.21 Rating. Borrower’s long term senior secured debt shall have received a Credit Rating of B+ (for Fitch and S&P) or B1 (for Moody’s) or better from at least one of Fitch, S&P or Moody’s.

3.1.22 Anti-Terrorism Compliance. At least five Business Days prior to the Initial Borrowing Date, Lender shall have received all documentation and other information requested by it which is required by Governmental Authorities having jurisdiction over Lender for compliance with the Patriot Act.

3.1.23 Legality. No Governmental Rule would make any Loan or the securing of any Loan by the Collateral illegal, or would subject Lender to any penalties, sanctions or fines.

3.1.24 Project Budget; Project Schedule and Base Case Projections. On or before the Initial Borrowing Date Borrower shall have delivered to Lender the following, each in form and substance satisfactory to Lender:

(a) A revised Project Budget providing for all costs of constructing the Project on a line-item basis that is either no greater than the Project Budget set forth in Exhibit G-2 or, if it is greater than the Project Budget set forth in Exhibit G-2, shows that sufficient additional equity has been or will be contributed to Borrower to provide Available Construction Funds sufficient to complete the Project by the Outside Date and that is consistent with the Base Case Projections delivered by Borrower pursuant to clause (d) below in all material respects.

(b) A Project Schedule that shows that the Project will achieve Commercial Operation no later than the Outside Date and that is consistent with the Major Project Documents delivered by Borrower hereunder through the Initial Borrowing Date and with the Base Case Projections delivered by Borrower pursuant to clause (d) below in all material respects.

(c) An updated repayment schedule that will replace the payment schedule attached hereto as Exhibit I, provided that such updated repayment schedule must provide for the repayment in full of all Loans projected to be outstanding on the Commercial Operation Date by the Loan Maturity Date, without providing for the mandatory prepayments under Section 2.1.8(c) and that is consistent with the Base Case Projections delivered by Borrower pursuant to clause (d) below in all material respects.

(d) Base Case Projections (i) that are consistent with the revised Project Budget delivered pursuant to clause (a), the Project Schedule delivered pursuant to clause (b), and the repayment schedule delivered pursuant to clause (c), (ii) that show Debt Service Coverage Ratios for the period from the Commercial Operation Date through the Loan Maturity Date of not less than 1.20 in any calendar year and not less than 1.50 on average for the entire period, and (iii) that are otherwise consistent with the terms of the Major Project Documents.

3.1.25 Zoning. Lender shall have received evidence, in form and substance satisfactory to Lender, that the Project complies with all applicable building codes and zoning and subdivision ordinances and similar Governmental Rules.

3.1.26 Absence of Certain Changes. Since the Execution Date, (a) there has not been a casualty event or Event of Eminent Domain affecting the Project that has not been repaired or restored and that could reasonably be expected to have a Material Adverse Effect, (b) Borrower has not agreed to settle, resolve or compromise any litigation or arbitration in a way which has had or could reasonably be expected to have a Material Adverse Effect, (c) Borrower has maintained the Major Project Documents that were in effect as of the Execution Date in full force and effect, unless any such Major Project Document has been replaced with another agreement with a Replacement Obligor at a cost that is consistent with the Project Budget, (d) Borrower has not sold or disposed of any material asset related to the Project unless such asset has been replaced with an equivalent (or better) asset, and (e) Borrower is not using the Project Site in a manner that constitutes a public or private nuisance or that will void or make voidable any insurance policies then in force with respect to all or a portion of the Project or for any purpose other than the construction, operation and maintenance of the Project.

3.2 CONDITIONS PRECEDENT TO EACH CREDIT EVENT. The obligation of Lender in respect of each Credit Event (including the Initial Borrowing) is subject to the prior satisfaction (or waiver by Lender in writing) of each of the following conditions:

3.2.1 Representations and Warranties. Each representation and warranty of Borrower and Pledgor in any of the Credit Documents to which it is a party shall be true and correct in all material respects on and as of the date of such Credit Event, before and after giving effect to the applicable Borrowing, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date or shall have been waived by Lender in writing (or, with respect to unintentional misrepresentations made or deemed made after the Effective Date, such misrepresentation shall have been corrected by the date of such Credit Event).

3.2.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the relevant Credit Event.

3.2.3 Loan Availability. The Loan Availability Period shall not have expired as of the date the Borrowing is to be made.

3.2.4 Notice of Borrowing. Borrower shall have delivered a Notice of Borrowing to Lender in accordance with the procedures specified herein.

3.2.5 Drawdown Certificate.

(a) At least seven (7) Business Days prior to the submission of each Notice of Borrowing for each Construction Credit Event, Borrower shall have provided Lender with a duly executed copy of the Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Construction Credit Event and signed by a Responsible Officer of Borrower.

(b) Borrower shall use all reasonable efforts to provide Lender with drafts of any certificates and other materials to be delivered pursuant to this Section 3.2.5 in advance of the time frames listed above as requested by Lender.

3.2.6 Title Policy Endorsements. Borrower shall provide, or Lender shall be adequately assured, that the Title Insurer is committed at the time of the applicable Construction Credit Event to issue to Lender a form 122 or other endorsement to the Title Policy dated as of the date of such Construction Credit Event, confirming the continuing first priority Lien of the Deed of Trust on the Mortgaged Property, subject only to the Title Exceptions and Permitted Liens.

3.2.7 Lien Releases. Subject to Borrower’s right to contest Liens as described in the definition of “Permitted Liens,” Borrower shall have delivered to Lender duly executed Lien waivers relating to mechanics’ and materialmen’s Liens from each contractor, subcontractor, materialman or vendor (other than contractors, subcontractors, materialmen or vendors having contracts that do not exceed $500,000 in value, unless and to the extent necessary to obtain the title insurance coverage described in Section 3.2.6), in each case with regard to all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project) and for which payment will be made from the proceeds of the Requested Borrowing.

3.2.8 Acceptable Work. All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with the Construction Contract.

3.2.9 Available Construction Funds. After taking into consideration the making of the applicable Construction Credit Event, Lender shall have determined that Available Construction Funds shall not be less than the aggregate unpaid amount required to cause Completion to occur in accordance with all Legal Requirements, the Construction Contract and the Credit Documents prior to the Outside Date and to pay or provide for all anticipated non-construction Project Costs, all as set forth in the then-current Project Budget.

3.2.10 Percentage Limitation. Lender shall have determined that the original principal amount of all Loans (after taking into consideration the making of the applicable Construction Credit Event requested), shall not exceed fifty-five percent (55%) of the Project Costs incurred as of such time.

3.2.11 Permits. To the extent not previously delivered, Borrower shall have delivered to Lender each Applicable Permit necessary for construction of the Improvements for which payment will be made from the proceeds of the Requested Borrowing.

3.2.12 Rating. Borrower’s long term senior secured debt shall continue to have a Credit Rating of B+ (for Fitch and S&P) or B1 (for Moody’s) or better with no statement of negative credit watch from at least one of Fitch, S&P or Moody’s.

3.2.13 Inspections. If Lender elects to do so, Lender and/or the Inspecting Architect shall have made such site inspections of the Project as Lender may deem necessary and the results of such site inspections shall have confirmed to Lender’s satisfaction that the amounts requested in the Drawdown Certificate are accurate and that the work described in the Drawdown Certificate has been or will be performed as indicated in the Drawdown Certificate.

3.2.14 Payment of Fees. All taxes, fees and other costs payable in connection with the execution, delivery recordation and filing of the Security Documents shall have been paid in full or, if and in the manner specifically approved by Lender in writing, provided for. Borrower shall have paid (or caused to be paid) or shall have made arrangements in a manner satisfactory to the payee for the payment of all outstanding amounts due, as of the date of such Credit Event, and owing to Lender’s attorneys for services rendered and billed prior to such date; provided the total amount of such fees and expenses to be reimbursed for services performed through the Initial Borrowing Date shall not exceed $250,000 in the aggregate, whether paid before or after the Execution Date.

3.3 CONDITIONS PRECEDENT TO COMMERCIAL OPERATION DATE. For purposes of this Agreement, including Section 2.1.8(e), the Commercial Operation of the Project shall be deemed to have occurred when the following conditions shall have been satisfied or waived by Lender in writing (the date such conditions are so satisfied or waived by Lender in writing being referred to as the “Commercial Operation Date”): Operative Documents in Effect. Each Credit Document and Major Project Document shall be in full force and effect in accordance with its terms (except for any Major Project Document that has expired or been terminated in accordance with the terms thereof) and, if applicable, the terms of the Consent Agreement with respect to such Major Project Document.

3.3.2 Notice of Completion. Borrower shall have delivered to Lender:

(a) evidence, in form and substance satisfactory to in consultation with the Inspecting Architect, that (i) all work with respect to the Project requiring inspection by municipal and other Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities to the extent required by applicable Legal Requirements; (ii) to the extent required by applicable Legal Requirements, Borrower has duly recorded a notice of completion for the Project, and all parties performing such work have been or will be paid for such work (other than with respect to amounts disputed in accordance with Section 5.2.2); and (iii) no mechanics’ and/or materialmen’s liens have been filed and all applicable filing periods for any such mechanics’ and/or materialmen’s liens have expired; provided, that in the event (A) Borrower delivers to Lender (1) a policy of title insurance or endorsement thereto insuring against loss arising by reason of any mechanics’ or materialmen’s lien gaining priority over the Deed of Trust, or (2) a bond in the amount of all payments owed to any contractor, subcontractor or other Person performing work on the Project pursuant to a Project Document as to whom the filing periods for mechanics’ and materialmen’s liens have not expired, and covering Borrower’s liability to such contractors, subcontractors and other Persons, or (3) all such contractors, subcontractors and other Persons have signed lien releases for all amounts owed to them by Borrower, or (B) Borrower establishes cash reserves or provides other security (including bonds or letters of credit) sufficient to pay all remaining amounts to such contractors, subcontractors and other Persons, Lender will waive the condition referred to in clause (iii) above; and

(b) Lender in consultation with the Inspecting Architect shall have determined that “Substantial completion” (or the equivalent) shall have occurred under the Construction Contract, and Lender shall have received a certificate of Borrower to such effect.

3.3.3 Insurance. Insurance complying with the requirements of Section 5.16 shall be in effect and certificates evidencing such coverage, in form and substance satisfactory to Lender, shall have been delivered to Lender..

3.3.4 Permits. Each Applicable Permit and Applicable Third Party Permit shall have been duly obtained or been assigned in Borrower’s or the applicable third party’s name, shall be in full force and effect, and shall not be subject to any current legal proceeding, and all applicable appeal periods with respect to such Applicable Permit and Applicable Third Party Permit shall have expired.

3.3.5 ALTA Surveys. Lender shall have received ALTA surveys, in form and substance satisfactory to Lender, constituting an as-built survey of the Project, certified to Borrower and Lender by a licensed surveyor acceptable to Lender, showing, among other things, (a) the location and dimensions of the Project (including the location of all means of access thereto, all easements relating thereto, and all material Improvements thereon); and (b) that no Improvements encroach or interfere with adjacent property or existing easements, encumbrances or other rights (whether on, above or below ground). Such surveys shall be based upon ALTA 2011 standards and include, at a minimum, the following Table A Items: 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 11(b), 13 and 14.

3.3.6 Endorsements to Title Policy. Borrower shall provide, or Lender shall be adequately assured that the Title Insurer is committed on the Commercial Operation Date to issue, to Lender a datedown endorsement to the Title Policy, bringing the effective date of the Title Policy forward to the Commercial Operation Date, and confirming the continuing first priority Lien of the Deed of Trust on the Mortgaged Property (such first priority Lien status being subject only to the Title Exceptions and Permitted Liens).

3.3.7 Lien Releases. Subject to Borrower’s right to contest Liens as described in the definition of “Permitted Liens,” Borrower shall have delivered to Lender duly executed mechanics’ Lien waivers from each contractor, subcontractor, materialman or vendor having contracts that do not exceed $500,000 in value, or such lesser amount as necessary to obtain the title insurance coverage described in Section 3.3.6, for all work, services and materials (including equipment and fixtures) previously performed or furnished for the construction of the Project at least 10 days prior to the Commercial Operation Date.

3.4 NO APPROVAL OF WORK. The making of any Loan hereunder shall in no event be deemed an approval or acceptance by Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

3.5 ADJUSTMENT OF DRAWDOWN REQUESTS. In the event Lender in consultation with the Inspecting Architect determines that an item or items listed in a Drawdown Certificate as a Project Cost is or are not properly included in such Drawdown Certificate, Lender may (a) cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or items, (b) reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate by the amount of such item or items, or (c) allow a Loan or Loans in the full amount requested in such Drawdown Certificate subject to additional conditions precedent, or conditions subsequent pursuant to which Borrower may transfer such amount from the respective Account to which such amount was funded.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of Lender as of the Execution Date (unless such representation and warranty expressly relates solely to another time, in which case such representation and warranty is made as of such other time) and, to the extent set forth in Article 3, as of the date of each Credit Event (unless such representation and warranty relates solely to another time, in which case such representation and warranty is made as of such other time), all of which shall survive the execution and delivery of this Agreement, the Initial Borrowing Date and the making of the Loans:

4.1 ORGANIZATION. Each Credit Party is (a) duly organized, validly existing and in good standing under the laws of its respective jurisdiction as set forth on Exhibit H and (b) is duly qualified as a foreign entity, and is in good standing, in each jurisdiction in which such qualification is required by law, as set forth on Exhibit H. Each Credit Party has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) execute, deliver and perform each Operative Document to which it is a party and (iv) take each action as may be necessary to consummate the transactions contemplated hereunder and thereunder.

4.2 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its power, authority and legal right and have been duly authorized by all necessary action. Each Credit Party has duly executed and delivered each Operative Document to which it is a party (or such Operative Documents have been duly and validly assigned to such Credit Party and it has authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither such Credit Party’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on it or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (c) does or will violate or result in a default under any indenture, credit agreement, loan, lease or other agreement or instrument binding upon it or its properties, or (d) does or will require notice to, or the consent or approval of, any Person, and with respect to any Governmental Authority, does or will require any registration with, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed to Lender (except as set forth in Part II of the Permit Schedule or otherwise provided in Sections 4.8.1 and 4.8.2).

4.3 ENFORCEABILITY. Each of the Operative Documents to which each Credit Party is a party is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms. None of the Operative Documents to which any Credit Party is a party has been amended or modified after the Execution Date except in accordance with this Agreement.

4.4 COMPLIANCE WITH LAW. There are no material violations by Borrower or any Credit Party of any Legal Requirement (including Hazardous Substance Laws) with respect to the Project. No notices of any material violation of any Legal Requirement (including Hazardous Substance Laws) relating to the Project have been issued, entered or received by Borrower or any Credit Party. None of the execution, delivery nor performance of any of the Operative Documents, nor the consummation of any of the transactions contemplated thereby, will (a) contravene or violate any Legal Requirement applicable to, or material contractual obligation of, any Credit Party, (b) contravene or violate any other Operative Document in material respect, or (c) result in or require the creation or imposition of any Lien (other than Permitted Liens) on any assets or properties of any Credit Party.

4.5 SINGLE PURPOSE, DEBT, CONTRACTS, JOINT VENTURES, PROCEEDS, ETC.

4.5.1 Borrower has not conducted any business other than the business contemplated by the Operative Documents or otherwise related to the development, construction and financing of the Project prior to the Execution Date, does not have any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents, and is not a party to or bound by any material contract other than the Credit Documents and the Major Project Documents to which it is a party.

4.5.2 Borrower is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

4.5.3 Borrower does not have any Subsidiaries or own any equity interests in any other Person.

4.5.4 The proceeds of each Loan received by Borrower prior to, or concurrently with, the date on which this representation and warranty is made or deemed made has been or will be used solely in accordance with, and solely for the purposes contemplated by, Section 5.1.

4.5.5 No proceeds of any Loan will be used to acquire any equity security of any other Person.

4.6 INVESTMENT COMPANY ACT. No Credit Party is an “investment company” or a company “controlled by” an “investment company,” each within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

4.7 ERISA. Either (a) there are no ERISA Plans or Multiemployer Plans or (b) (i) Borrower and each ERISA Affiliate has fulfilled its obligations (if any) under the applicable minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each such ERISA Plan is in compliance in all material respects with the currently applicable provisions of ERISA, the Code and other Governmental Rules, (iii) neither Borrower nor any ERISA Affiliate has any liability to the PBGC or an ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course), (iv) each such ERISA Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, or the remedial amendment period with respect thereto has not yet expired, or an application for such letter is currently being processed by the Internal Revenue Service with respect thereto, and nothing has occurred which could reasonably be expected to cause the loss of such qualification, and (v) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA. None of any Credit Party’s assets constitute assets of an employee benefit plan within the meaning of 29 C.F.R. Section 2510.3-101. Borrower does not maintain, nor has it at any point of its existence maintained, any employee-benefit plans that were subject to Title IV of ERISA.

4.8 PERMITS.

4.8.1 There are no Permits under Legal Requirements with respect to the Project that are or will become Applicable Permits other than the Permits listed in the Permit Schedule. Except as disclosed in the Permit Schedule (as the Permit Schedule may be supplemented by Borrower to reflect any Legal Requirements imposed since the Execution Date or the issuance or modification of any Permit after the Execution Date), all Applicable Permits and, to the knowledge of Borrower, Applicable Third Party Permits have been issued and are in full force and effect, and all applicable appeal periods with respect thereto have expired. Borrower is in compliance in all material respects with each Applicable Permit that has been issued and, to Borrower’s knowledge, no other Person is in material violation of any issued Applicable Third Party Permit under which such Person is the permittee.

4.8.2 With respect to any of the Permits which are not yet Applicable Permits or Applicable Third Party Permits, no fact or circumstance exists (in the case of Applicable Third Party Permits, to the knowledge of Borrower) which could reasonably be expected to result in any such Permit not being timely obtainable by Borrower or the applicable Person identified in the Permit Schedule (a) prior to the time that it becomes an Applicable Permit or Applicable Third Party Permit, as applicable, (b) without delay materially in excess of the time periods thereof in the Project Schedule (if applicable), and (d) without being inconsistent in any material respect with any of the Operative Documents.

4.9 HAZARDOUS SUBSTANCES.

4.9.1 Except as set forth in Exhibit G-6: (a) Borrower, with respect to the Real Property, is not and has not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected (i) to result in a material liability to, or material Environmental Claims against, Borrower or its properties and assets, (ii) to result in an inability of Borrower to perform its obligations under the Operative Documents in any material respect, (iii) to materially interfere with the continuing operation of the Project, or (iv) to materially impair the fair market value of the Mortgaged Property; (b) neither Borrower nor, to Borrower’s knowledge, any other Person has used, Released, threatened to Release, generated, manufactured, produced or stored in, on, under, or about the Real Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject Borrower to material liability under any Hazardous Substance Law; (c) there are no underground storage tanks, whether operative or temporarily or permanently closed, located on the Real Property in a manner that could reasonably be expected to result in material liability to Borrower under Hazardous Substance Law; and (d) there are no Hazardous Substances used, stored or present at or on the Project Site, except in compliance with Hazardous Substance Laws and other Legal Requirements, in a manner that could result in material liability to Borrower under Hazardous Substance Law.

4.9.2 Except as set forth on Exhibit G-5 or Exhibit G-6, with respect to the Project Site, (a) there is no action, suit or proceeding under any Hazardous Substance Law pending or threatened in writing by any Governmental Authority or any other Person which is not a Governmental Authority to which Borrower is or will be named as a party which could reasonably be expected to result in a material Environmental Claim against Borrower, and (b) there is no consent or other decree, consent order, administrative or other order, or other administrative or judicial requirements outstanding under any Hazardous Substance Law.

4.9.3 Except as set forth on Exhibit G-6, there are no past violations existing or asserted at the Project Site under Hazardous Substance Laws that have not been finally resolved or existing violations of any Hazardous Substances Laws at the Project Site that could reasonably be expected to result in an Environmental Claim against Borrower.

4.10 LITIGATION. No action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is (a) pending or, to Borrower’s knowledge, threatened in writing by or against any Credit Party or the property of any Credit Party or (b) to Borrower’s knowledge, pending or threatened in writing by or against any Major Project Participant as relates to the Project, which, in the case of (a) and (b), (i) purports to seek to restrict or revise or attack the validity of this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth on Exhibit G-5.

4.11 NO LABOR DISPUTES; FORCE MAJEURE. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, “force majeure” (as defined in any Project Document), lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), in each case, which could reasonably be expected to have a Material Adverse Effect.

4.12 PROJECT DOCUMENTS. Since the Execution Date, except as has been disclosed to Lender in writing at or prior to the time the representation and warranty in this Section 4.12 is being made and as permitted hereunder, as of such date, none of such Project Documents has been amended, modified or terminated (other than expiration thereof in accordance with its terms and the Credit Documents) and all such Project Documents are in full force and effect and are enforceable against all parties thereto in accordance with their terms.

4.13 DISCLOSURE. The information regarding the Project included in this Agreement and the reports, financial statements, certificates and Notices of Borrowing furnished to Lender by or on behalf of the Credit Parties, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided, that to the extent any such information, report, financial statement, certificate or Notice of Borrowing was based upon or constitutes a forecast or projection, Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, certificate or Notice of Borrowing.

4.14 TAXES.

4.14.1 All federal, state, local and foreign tax returns, information statements and reports that are required be filed by or with respect to Borrower have been timely filed and material assessments, utility charges, fees and other governmental charges required to be paid by or with respect to Borrower (whether or not shown on such returns, statements and reports) have been timely paid (other than those taxes, if any, that it is contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.17).

4.14.2 Borrower has no liability for the taxes of any Person (other than Borrower) (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

4.14.3 Borrower does not intend to treat the Loans (including the incurrence thereof) as a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

4.15 REGULATION U, ETC. Borrower is not engaged principally, or as one of its principal or important activities, in the business of extending credit for the purpose of “buying,” “carrying” or “purchasing” any “margin stock” (each as defined in Regulations T, U or X of the Federal Reserve Board, each as now and from time to time hereafter in effect), and no part of the proceeds of the Loans or the Project Revenues will be used whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of “buying,” “carrying” or “purchasing” any such margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Federal Reserve Board, including Regulation T, U or X.

4.16 BUDGETS; PROJECTIONS. Borrower has prepared the Project Budget and the Base Case Projections in good faith, and such Project Budget and Base Case Projections (a) as of the date delivered and, to the extent permitted or required by this Agreement, updated or supplemented are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein), and (b) as of the date delivered and, to the extent permitted or required by this Agreement, updated or supplemented are consistent in all material respects with the provisions of the Project Documents executed on or prior to such date.

4.17 FINANCIAL STATEMENTS.

4.17.1 Each financial statement delivered by Borrower hereunder has been prepared in conformity with GAAP applied consistently throughout the relevant periods (except as otherwise disclosed therein) and fairly presents, in all material respects, Borrower’s financial position as at the respective dates thereof and Borrower’s results of operations and cash flows for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

4.17.2 Except for its obligations under the Operative Documents to which it is a party, Borrower does not have any material undisclosed, unmatured or contingent liabilities, liability for taxes, long-term leases or forward or long-term commitments required to be shown under GAAP that are not reflected in Borrower’s financial statements or the notes thereto.

4.18 ORGANIZATIONAL ID NUMBER; LOCATION OF TANGIBLE COLLATERAL.

4.18.1 Borrower’s Delaware organizational identification number is 4501818.

4.18.2 All of the tangible Collateral is, or when installed pursuant to the Project Documents will be, located at the Project Site or at Borrower’s address set forth in Section 10.1.1; provided, that equipment may be temporarily removed from the Project Site from time to time in the ordinary course of business.

4.19 INTELLECTUAL PROPERTY.

4.19.1 Borrower owns or has the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the operation of its business, without conflict with the rights of others. No product, process, method, substance, part, equipment or other material sold or used by Borrower infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

4.19.2 There exists no pending or, to Borrower’s knowledge, threatened claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part, equipment or other material, nor does the Borrower have any knowledge that there are any facts which would give rise to such claim or litigation. To the Borrower’s knowledge, it is not necessary to the business, as currently conducted or proposed to be conducted, to obtain any other intellectual property rights from any third person other than those which have already been acquired by or licensed to the Borrower.

4.20 COLLATERAL. The respective liens and security interests granted to Lender pursuant to the Collateral Documents (a) constitute as to personal property included in the Collateral a valid first priority (subject to Permitted Liens) security interest under the applicable UCC and (b) constitute as to the Mortgaged Property included in the Collateral a valid first priority (subject to Permitted Liens) lien and security interest in the Mortgaged Property under the laws of the Project Jurisdiction. The security interest granted to Lender pursuant to the Collateral Documents in the Collateral consisting of personal property has been perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified in Exhibit D-5, (ii) with respect to any property that can be perfected by control, upon execution of each of the Security Agreement and Depositary Agreement or other applicable control agreement, and (iii) with respect to any certificated securities or any property that can only be perfected by possession, upon Lender receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien of any type, assignment or otherwise, except Permitted Liens. No filing or recordation other than those listed on Exhibit D-5 is necessary to perfect and maintain the perfection and priority of the interest, title or Liens on the Collateral comprising personal property, or to the extent that there has been a change in applicable Governmental Rules since the Execution Date, that has not been made or recorded.

4.21 FLOOD ZONE DISCLOSURE. The Project Site does not include “improved real estate” (as such term is used in the Flood Disaster Protection Act of 1973, as amended) located in an area that has been identified by the Federal Emergency Management Agency as an area having special flood or mudslide hazards.

4.22 ANTI-TERRORISM LAW.

(a) Neither Borrower nor, to the best knowledge of Borrower, any other Credit Party or any Affiliate is in violation of (i) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”) or (iii) the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 107-56 (October 26, 2001) (the “Patriot Act”), amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., and any other laws relating to terrorism or money laundering (collectively, “Anti-Terrorism Laws”).

(b) None of the Affiliates, brokers or other agents of any Credit Party acting or benefiting in any capacity in connection with the Loans is any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (iv) a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

4.23 INVESTMENTS. Other than Permitted Investments, Borrower has not acquired an equity interest in, acquired all or substantially all of the assets of, loaned money, extended credit or made advances to, or made deposits with (other than deposits or advances in relation to the payment for goods and equipment in the ordinary course of business the making of which is expressly contemplated pursuant to the Operative Documents), any Person.

4.24 SOLVENCY. Each Credit Party is solvent both before and after taking into account the transactions contemplated by the Credit Documents.

4.25 REAL ESTATE.

4.25.1 Borrower owns and possesses (a) good, marketable and insurable fee simple or leasehold title to the Project Site, and (b) valid and subsisting easement interests and licenses in and to the Easements, and (d) interests in any other Real Property, in each case free and clear of all Liens, encumbrances or other exceptions to title, other than Permitted Liens.

4.25.2 The Deed of Trust is a valid first priority Lien on Borrower’s right, title and interest in the Mortgaged Property, free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than Permitted Liens.

4.25.3 Neither Borrower, nor to Borrower’s knowledge, any of the counterparties thereto, is in breach or default under any Real Property Document. No notice of default under any Real Property Document has been delivered to Borrower or, to Borrower’s knowledge, the counterparties thereto.

4.25.4 None of the Real Property is subject to or encumbered by any option, right of first refusal or other contractual right or obligation to sell, assign or dispose of such Real Property or any interest therein.

ARTICLE 5

AFFIRMATIVE COVENANTS

The covenants and obligations in this Article 5 will be binding on Borrower from and after the Execution Date, except for the covenants and obligations in Sections 5.1.2, 5.2.2, 5.11, 5.12, 5.13, 5.14, 5.15 or 5.18 or in the last sentence of Section 5.16, which covenants and obligations shall only be binding on Borrower from and after the Initial Borrowing Date.

5.1 USE OF PROCEEDS, EQUITY CONTRIBUTIONS AND PROJECT REVENUES.

5.1.1 Loan Proceeds .

(a) Unless otherwise applied by Lender pursuant to any Credit Document, Borrower shall, (i) prior to the Commercial Operation Date, deposit the proceeds of the Loans in the Construction Account, and (ii) subject to Section 5.1.1(b), use them to pay Project Costs.

(b) Notwithstanding anything to the contrary herein, if, during any period when Loans are not available to Borrower as a result of a failure to meet any of the applicable conditions set forth in Article 3, Project Costs are paid through direct or indirect cash equity contributions provided to or on behalf of Borrower (such amounts used to pay such Project Costs, the “Drawstop Funds”), then, at such time as such conditions shall be met and Loans shall become available to Borrower, Borrower shall be entitled to make a Borrowing of Loans in the amount of the Drawstop Funds (but in no event in excess of the Available Loan Commitment) and shall be permitted to reimburse the equity contributor for such excess cash equity contributions in an amount not to exceed the amount of the Drawstop Funds.

5.1.2 Revenues. Unless otherwise applied by Lender pursuant to any Credit Document, Borrower shall apply any Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and damage payments solely for the purpose, and in the order and manner, provided for in Article 7.

5.2 PAYMENT.

5.2.1 Credit Documents. Borrower shall pay all sums due under the Credit Documents to which it is a party according to the terms hereof and thereof.

5.2.2 Other Obligations. Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its other obligations (including those under the Project Documents), except such as may be contested in good faith and by appropriate proceedings, diligently pursued, provided that (a) cash reserves therefor have been established in accordance with GAAP, or other adequate provision for the payment thereof satisfactory to Lender (including bonds and letters of credit) shall have been made, and maintained at all times during such contest, (b) enforcement of the contested obligation is effectively stayed for the entire duration of such contest, (c) any obligation determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest, (d) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, the Project Site or any Easements and (e) non-payment of such obligation pending the resolution of such contest could not reasonably be expected to have a Material Adverse Effect.

5.3 MAINTENANCE OF PROPERTY. Other than property disposed of in accordance with Section 6.4, Borrower shall maintain (a) a good, marketable and insurable (i) fee or leasehold interest, as applicable, in the Project Site, and (ii) easement interest in the Easements, and (b) good, legal and valid title to all of its other material properties and assets, in each case free of all Liens other than Permitted Liens. Borrower shall generally keep all property useful and necessary in its business in good working order and condition.

5.4 NOTICES. Borrower shall promptly upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or obtaining knowledge thereof, give notice (with copies of any underlying notices, papers, files or related documentation) to Lender of:

5.4.1 any litigation (a) pending or, to Borrower’s knowledge, threatened in writing by or against any Credit Party or the property of any Credit Party or (b) to Borrower’s knowledge, pending or threatened in writing by or against any Major Project Participant as relates to the Project, which, in the case of (a) and (b), (i) purports to seek to restrict or revise or attack the validity of this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby or thereby, (ii) involves claims against any Credit Party, the Project or, as it relates to the Project, any Major Project Participant in excess of $250,000 individually or (iii) involves any injunctive, declaratory or other equitable relief;

5.4.2 any dispute or disputes for which written notice has been received by Borrower which may exist between Borrower or any holder of an Applicable Third Party Permit and any Governmental Authority and which involve (a) claims against Borrower which exceed $250,000 individually, (b) injunctive or declaratory relief, or (c) revocation or material modification of or failure to renew any Applicable Permit or Applicable Third Party Permit;

5.4.3 as soon as possible and in any event within five days after the occurrence thereof, any Default or Event of Default;

5.4.4 any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or other cause in excess of $250,000 for any one event;

5.4.5 any cancellation, suspension or material change in the terms, coverage or amounts of any insurance required by Section 5.16;

5.4.6 any contractual obligations incurred by Borrower exceeding $250,000, not including any obligations incurred pursuant to the Credit Documents, the Major Project Documents or any obligation contemplated in the then-current Project Budget or the then-current Annual Operating Budget;

5.4.7 any (a) termination (other than expiration in accordance with its terms) of, or material default of which Borrower has knowledge or written notice thereof under, any Major Project Document, and (b) material Project Document Modification, whether or not requiring approval of Lender pursuant to Section 6.12);

5.4.8 any (a) Release, or threat of Release, of Hazardous Substances on or from the Project that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect or is required to be reported to any Governmental Authority under any Hazardous Substance Law, (b) pending or, to Borrower’s knowledge, threatened in writing, Environmental Claim against Borrower or, to Borrower’s knowledge, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Project Site which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (c) existence of any underground tank not previously disclosed in writing, whether operative or temporarily or permanently closed, located on the Real Property;

5.4.9 promptly, but in no event later than 30 days prior to the time any Person will become a member of Borrower or the occurrence of any other change in or transfer of ownership interests in the Project, notice thereof, which notice shall identify such Person and such Person’s interest in Borrower or shall describe, in form and substance acceptable to Lender, such other change or transfer;

5.4.10 any proceeding by any Governmental Authority or legislation to expropriate, condemn, confiscate, nationalize or otherwise acquire compulsorily Borrower, all or a material portion of the Collateral, or all or any portion of Borrower’s business or assets (whether or not potentially constituting an Event of Default);

5.4.11 promptly, but in no event later than 30 days after the receipt thereof by Borrower, copies of (a) all Applicable Permits obtained by Borrower after the Execution Date, and (b) any material amendment to any Applicable Permit received by Borrower after the Execution Date;

5.4.12 (a) promptly, but in no event later than 15 days, after the occurrence of a Reportable Event with respect to any ERISA Plan; (b) promptly, but in no event later than 30 days, after joining a Multiemployer Plan, (c) promptly, but in no event later than 30 days after the complete or partial withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by any Credit Party of or notification that a Multiemployer Plan is in reorganization (with the meaning of Section 4241 of ERISA); (d) promptly, but in no event later than 15 days, after any Credit Party has received notice in writing that the PBGC has instituted any proceedings to terminate any ERISA Plan or Multiemployer Plan or has taken action to appoint a trustee of any ERISA Plan under Section 4042 of ERISA; (e) promptly, but in no event later than 15 days, after Borrower has knowledge of the occurrence of any event which could give rise to a lien in favor of the IRS or the PBGC under any ERISA Plan; (f) promptly, but in no event later than 60 days, after any Credit Party has knowledge that a Multiemployer Plan is in “critical” or “endangered” status within the meaning of Section 305 of ERISA, reorganization, is insolvent or intends to terminate an ERISA Plan under Section 4041A of ERISA and (g) promptly, but in no event later than 30 days prior to the date Borrower or any ERISA Affiliate shall apply for a minimum funding waiver under Section 412 of the Code with respect to an ERISA Plan, a description thereof and copies of documents and materials related thereto;

5.4.13 Promptly, but in no event later than 30 days, after the filing or certification thereof, copies of any and all reports filed with, or certifications made to, the U.S. Treasury

Department with respect to the Cash Grant and, promptly upon the receipt thereof, a copy of any acknowledgement or notice from the U.S. Treasury Department (including any notice acknowledging receipt of the application for the Cash Grant);

5.4.14 any insurance claims in excess of $250,000; and

5.4.15 promptly, and in no event later than the date of the next Drawdown Request, if Borrower determines that the expected total cost of the Project will exceed the then approved Project Budget by more than $5,000,000 or that the Available Construction Funds are insufficient to complete the Project by the Outside Date.

5.5 FINANCIAL REPORTING.

5.5.1 Financial Statements. Borrower shall deliver to Lender the following:

(a) As soon as practicable and in any event within 120 days after the close of each applicable fiscal year, beginning with the fiscal year ending on December 31, 2011, audited financial statements of Borrower (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-K filed with the SEC), prepared in accordance with GAAP consistently applied, and certified by an independent certified public accountant of nationally recognized standing selected by Borrower, which certification shall not be qualified or limited because of restricted or limited examination by such accountant; and

(b) As soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the first full fiscal quarter after December 31, 2011), unaudited quarterly financial statements of Borrower, as of the last day of such quarterly period (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-Q filed with the SEC), prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures).

5.5.2 Certification. Borrower shall cause to be delivered, along with any financial statements of Borrower, a certificate signed by a Responsible Officer of Borrower certifying that(a) such Responsible Office has reviewed Borrower’ financial condition for the relevant fiscal period and that such review has not disclosed the existence of events or conditions constituting Default or Event of Default (or, if any such events or conditions do exist, the nature thereof and the corrective actions that have been or are proposed to be taken), and (b) such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments), consistently applied, and fairly present in all material respects Borrower’s financial condition as of the date thereof, and Borrower’s results of operations and cash flows for the period covered thereby and no material adverse change in Borrower’s financial condition has occurred since the date of the immediately preceding financial statements provided to Lender or, if a material adverse change has occurred, the nature of such change.

5.6 BOOKS, RECORDS, ACCESS. Borrower shall (a) maintain, or cause to be maintained, adequate books, accounts and records with respect to Borrower and the Project in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof; and, (b) subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon Borrower by any other Person, permit employees or agents of Lender at any reasonable times and upon reasonable prior notice to Borrower, (i) to inspect all of Borrower’s properties, including the Project Site, (ii) to examine or audit all of Borrower’s books, accounts and records and make copies and memoranda thereof, (iii) to communicate with Borrower’s auditors outside the presence of Borrower, (iv) to discuss the business, operations, properties and financial and other conditions of Borrower with officers and employees of Borrower and with its independent certified public accountants, and (v) to witness any Performance Tests.

5.7 COMPLIANCE WITH LAWS, INSTRUMENTS, APPLICABLE PERMITS, ETC. Borrower shall promptly comply, or cause compliance, in all material respects with all Legal Requirements (including Legal Requirements and Applicable Permits relating to pollution control, environmental protection, employment practices, terms and conditions of employment, wages and hours, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety, with respect to Borrower or the Project), and make such alterations to the Project and the Project Site as may be required for such compliance. Borrower shall obtain all Permits at or before the time they become Applicable Permits.

5.8 REPORTS.

5.8.1 Construction Progress Reports. Borrower shall, except to the extent included in a Drawdown Certificate, deliver to Lender within 15 days after the end of each month prior to the Commercial Operation Date, a summary of construction on the Project during such month, describing (i) physical progress and expenditures, (ii) cumulative expenditures to date, (iii) any material variations from the then-current Project Budget or Project Schedule, (iv) any fact, event or occurrence of which Borrower is aware that could reasonably be expected to materially increase the total capital costs of the Project above those provided in the Project Budget or delay Commercial Operation beyond the then-estimated dates therefor, together with an estimate of such costs or delays, and (v) delivery status of major equipment and the effect, if any, that the anticipated delivery dates of such equipment may have on the Project Schedule.

5.8.2 Operating Report. Borrower shall deliver to Lender within 45 days of the end of each fiscal quarter after the Commercial Operation Date, a summary operating report with respect to the Project, which shall include, with respect to the period most recently ended, (a) a monthly and year-to-date numerical and narrative assessment of (i) the Project’s compliance with each material category in the then-current Annual Operating Budget, (ii) biofuels production and delivery, (iii) plant availability, including trips and scheduled and unscheduled outages, (iv) maintenance activity, (v) replacement of equipment of value in excess of $1,000,000, and (vi) material unresolved disputes with contractors, materialmen, suppliers or others and any related claims against Borrower, and (b) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

5.8.3 Insurance. Within 60 days after the end of each calendar year, Buyer shall deliver a report to Lender outlining all material insurance coverage maintained as of the date of such report by Borrower and all material insurance coverage planned to be maintained by Borrower in the immediately succeeding calendar year.

5.8.4 New Documents. Within 10 Business Days after execution and delivery thereof, Buyer shall deliver a copy of each Additional Project Document to Lender.

5.8.5 Performance Tests. Within five Business Days after Borrower receives notice pursuant to any Major Project Document of the proposed conduct of Performance Tests or other similar material test for the Project and promptly prior to the proposed conduct of any subsequent Performance Tests or other similar material test for the Project, deliver to Lender notice of such proposed Performance Tests or material test.

5.9 EXISTENCE, CONDUCT OF BUSINESS, PROPERTIES, ETC.

5.9.1 Except as otherwise expressly permitted under this Agreement, Borrower shall (a) maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary in the conduct of its business, (b) timely perform all of its material contractual obligations under the Major Project Documents (to the extent not excused under the applicable Major Project Document by force majeure events or the nonperformance of the other party or not subject to a good faith dispute as provided in Section 5.2.2), (c) maintain all Applicable Permits and use all reasonable efforts to cause all Major Project Participants to maintain all Applicable Third Party Permits, except to the extent that any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, (d) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit, and (e) otherwise continue to engage in business of the same general type as now conducted by it.

5.9.2 Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the owners of Borrower shall have the right to transfer their ownership interests in Borrower to another Person wholly-owned by such owners which will then own 100% of Borrower, which Person shall be the Pledgor hereunder. Within ninety (90) days after the Execution Date, Borrower shall either (a) complete such transfer, or cause such transfer to be completed, and cause Pledgor to pledge all of its ownership interest in Borrower to Lender pursuant to the Pledge Agreement, or (b) if such transfer has not been completed, cause all owners of Borrower to pledge all of their ownership interests in Borrower to Lender pursuant to the Pledge Agreement (in which event, “Pledgor” as used herein shall mean all such owners collectively).

5.9.3 Without limiting the generality of the foregoing, Borrower authorizes Lender to file a UCC-1 financing statement with the Secretary of State of the State of Delaware covering the collateral described in the Security Agreement.

5.10 INDEMNIFICATION.

5.10.1 Borrower shall indemnify, defend and hold harmless Lender and its Related Parties (collectively, the “Indemnitees”) from and against:

(a) any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), actions, suits, judgments, costs and expenses (including reasonable attorney’s fees) of whatever kind or nature, payable to third parties, that have been incurred by, or demanded, asserted, claimed or awarded against any such Indemnitee (collectively, “Subject Claims”) arising out of (i) the performance by Borrower of its obligations under the Project Documents , and (ii) the use of the proceeds of any Loan except, with respect to any Indemnitee, Subject Claims by Borrower against such Indemnitee with respect to which Borrower obtains a final and nonappealable judgment from a court of competent jurisdiction; and

(b) any and all Subject Claims arising in connection with any Environmental Claims, whether foreseeable or unforeseeable, including all costs of removal, investigation, remediation and disposal of any Hazardous Substances, together with all reasonable costs required to be incurred in (i) determining whether the Project or any Person is in compliance with all applicable Legal Requirements, and (ii) causing the Project or any Person to be in compliance with all applicable Legal Requirements, all reasonable costs associated with claims for damages to personnel or property, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, response costs and court costs.

5.10.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent to the Subject Claims are determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

5.10.3 The provisions of this Section 5.10 shall survive the termination of this Agreement, the foreclosure of the Collateral Documents and satisfaction or discharge of Borrower’s Obligations under the Credit Documents to which it is a party, and shall be in addition to any other rights and remedies of any Indemnitee.

5.10.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense.

5.10.5 If Borrower has assumed the defense of any action, suit or proceeding pursuant to Section 5.10.4, Borrower shall promptly report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as reasonably requested by such Indemnitee.

5.10.6 Notwithstanding Borrower’s rights hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to subject such Indemnitee to civil, criminal or administrative penalties, to result in the loss, suspension or impairment of a license or Permit held by such Indemnitee or to cause material damage to such Indemnitee’s reputation, such Indemnitee shall be entitled to compromise or settle such Subject Claim. Lender shall not otherwise settle or compromise any Subject Claim other than at their own expense.

5.10.7 Upon payment of any Subject Claim by Borrower pursuant to this Section 5.10 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and Borrower’s insurance carrier and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

5.10.8 Any amounts payable by Borrower pursuant to this Section 5.10 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30 day period shall bear interest at the Default Rate.

5.10.9 Notwithstanding anything to the contrary set forth herein, Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.10 for the fees and expenses of more than one separate lead law firm and a number of firms of “local counsel” equal to the number of jurisdictions involved.

5.10.10 Nothing in this Section 5.10 shall constitute a release by Borrower of any claims that it has as a result of a breach or a default by Lender of its obligations under any Credit Document.

5.11 CONSTRUCTION OF THE PROJECT. Borrower shall cause the Project to be designed, engineered, constructed, developed, installed, equipped, maintained and operated in a good and workmanlike manner with due diligence, and in accordance with (a) the Plans and Specifications, (b) the then-current Project Budget, (c) the Project Schedule, and (d) the Major Project Documents, as any of the same may be amended from time to time with the prior written consent of Lender or as otherwise permitted or required by this Agreement, and in compliance with all applicable Legal Requirements and good industry practices.

5.12 COMPLETION. Borrower shall achieve Completion in a timely and diligent manner substantially in accordance with the Project Schedule, the then-current Project Budget, the Plans and Specifications, the Major Project Documents, as any of the same may be amended from time to time with the prior written consent of Lender or as otherwise permitted or required by this Agreement, and in no event later than the Outside Date.

5.13 OPERATION AND MAINTENANCE OF PROJECT; OPERATING BUDGET.

5.13.1 Borrower shall keep the Project, or cause the same to be kept, in good operating condition consistent with the standard of care set forth in the O&M Agreement, all Applicable Permits and Applicable Third Party Permits, Legal Requirements and the Operative

Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Project in such condition.

5.13.2 Borrower shall operate the Project, or cause the same to be operated, in a manner consistent with Prudent Industry Practices.

5.13.3 On or before the date that is 60 days prior to the anticipated date of commencement of Commercial Operation and thereafter 60 days prior to the beginning of each subsequent calendar year, Borrower shall submit an operating plan and a budget, by month, of anticipated revenues and expenditures, Loan payments and prepayments, proposed dividend payments or other distributions, reserves and all anticipated O&M Costs (including reasonable allowance for contingencies) applicable to the Project for the ensuing calendar year (or, in the case of the initial Annual Operating Budget, partial calendar year) (each such annual operating plan and budget, including the initial Annual Operating Budget, an “Annual Operating Budget”). Each Annual Operating Budget shall be subject to the prior written approval of Lender. Borrower shall prepare a final Annual Operating Budget no less than 30 days in advance of the anticipated date of commencement of Commercial Operation and each subsequent calendar year.

5.13.4 Borrower shall operate and maintain the Project, or cause the Project to be operated and maintained, within amounts for (a) any Operating Budget Category not to exceed 150% (on a year-to-date basis) and (b) for all Operating Budget Categories not to exceed 125% (on a year-to-date basis), in each case of the amounts budgeted therefor as set forth in the then-current Annual Operating Budget as approved by Lender; provided that Borrower may propose an amendment to the Annual Operating Budget for Lender’s prior written approval if at any time Borrower cannot comply with this requirement. Pending approval of any Annual Operating Budget or amendment thereto in accordance with the terms of this Section 5.13.4, Borrower shall use all reasonable efforts to operate and maintain the Project, or cause the Project to be operated and maintained, within the then-current Annual Operating Budget (adjusted for escalations or pricing changes in the Major Project Documents or other increases included in the approved Annual Operating Budget).

5.14 PRESERVATION OF RIGHTS; FURTHER ASSURANCES.

5.14.1 Major Project Documents. Borrower shall maintain in full force and effect and perform (subject to Section 5.2.2) its obligations under each Major Project Document other than Major Project Documents that have been terminated (a) by their terms, (b) with Lender’s prior written consent, or (c) where prior to termination of such Major Project Document, Borrower has entered into a replacement contract with a Replacement Obligor replacing such affected Major Project Document at a cost that is consistent with the Project Budget.

5.14.2 Preservation of Collateral. From time to time promptly, upon the request of Lender, Borrower shall execute, acknowledge or deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded in an appropriate governmental office, all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate) as Lender has determined to be necessary or advisable to render fully valid and enforceable the rights, liens and priorities of Lender with respect to all Collateral and other security from time to time furnished under the Credit Documents, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens (other than Permitted Liens), and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 5.14.2.

5.15 ADDITIONAL CONSENT AGREEMENTS. To the extent not previously provided to Lender, Borrower shall cause the applicable counterparty to each Major Project Document to execute and deliver to Lender a Consent Agreement in substantially the form of Exhibit E, with such changes as are acceptable to Lender.

5.16 MAINTENANCE OF INSURANCE. Borrower shall maintain or cause to be maintained on its behalf in effect at all times that this covenant is effective builder’s risk insurance, business interruption insurance, commercial general liability insurance, automobile insurance, aircraft liability insurance (if any aircraft are used in the construction of the Project), and excess or umbrella liability insurance with coverages, coverage amounts and deductibles that are consistent with prevailing market requirements for projects like the Project and otherwise acceptable to Lender, and employer’s liability and worker’s compensation insurance in the amounts required by statute. All such insurance shall name Lender as an additional insured or loss payee, as applicable, and shall require 30 days notice to Lender prior to cancellation (10 days in the case of nonpayment of premiums). Borrower shall deliver or cause to be delivered to Lender certificates of all such insurance (including any renewals thereof) promptly, but in no event more than 30 days, after they are issued or renewed, as applicable.

5.17 TAXES, OTHER GOVERNMENT CHARGES AND UTILITY CHARGES. Subject to the second sentence of this Section 5.17, Borrower shall timely file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Project, including sales and use taxes and real estate taxes, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Project. Borrower may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same by appropriate proceedings, diligently pursued, so long as (a) cash reserves have been established in accordance with GAAP, or other adequate provision for the payment thereof satisfactory to Lender (including bonds and letters of credit) shall have been made, and maintained at all times during such contest, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest, (d) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, the Project Site or any Easements and (e) non-payment of such tax, assessment or other charge pending the resolution of such contest could not reasonably be expected to have a Material Adverse Effect.

5.18 EVENT OF EMINENT DOMAIN. If an Event of Eminent Domain shall occur with respect to all or any material part of the Collateral, Borrower shall (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the prior written consent of Lender, compromise or settle any claim in excess of $1,000,000 against such Governmental Authority, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 7.10.

5.19 ENVIRONMENTAL LAWS. Borrower shall (a) comply in all material respects with all applicable Hazardous Substance Laws and obtain, maintain and comply in all material respects with all Permits required by applicable Hazardous Substance Laws; (b) conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all clean-up, remedial, removal, recovery and other actions required pursuant to Hazardous Substance Laws or otherwise as necessary to prevent itself or Lender from incurring any material liability; (c) promptly comply in all material respects with all orders and directives of all Governmental Authorities in respect of Hazardous Substance Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and (d) exercise care, custody and control over the Project and the Project Site in such manner as not to pose a material or unreasonable hazard to the environment, health or safety in general; in each case in accordance with applicable Legal Requirements and Prudent Industry Practices.

5.20 CASH GRANT. Borrower shall use its commercially reasonable efforts to diligently pursue an application for the Cash Grant.

5.21 AVAILABLE FINANCING. Borrower shall use its commercially reasonable efforts to diligently pursue applications for financing for the Project from, or supported by guarantees from, the United States Department of Energy and/or the United States Department of Agriculture the (“Available Financing”) until such time as Borrower reasonably determines that it is not likely that Borrower will be able to obtain financing made or supported by either or both of such Governmental Agencies.

ARTICLE 6

NEGATIVE COVENANTS

The covenants and obligations in this Article 6 will only be binding on Borrower from and after the Initial Borrowing Date, except for the covenants and obligations in Sections 6.5, 6.7, 6.9, 6.10, 6.11, 6.13, 6.15, 6.17, 6.22, 6.23, 6.25, and 6.26, which covenants and obligations shall be binding on Borrower from and after the Execution Date.

6.1 CONTINGENT OBLIGATIONS. Except as provided in the Credit Documents, Borrower shall not be or become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or incur or suffer to exist any Contingent Obligations; provided, that this Section 6.1 shall not be deemed to prohibit or otherwise limit the occurrence of Permitted Debt.

6.2 LIMITATIONS ON LIENS AND NEGATIVE PLEDGES. Borrower shall not (a) create, assume or suffer to exist any Lien, except Permitted Liens, on any of its assets or properties, or assign any right to receive income or (b) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits Borrower from granting Lender a Lien on any of its properties or assets; provided, however, that the inclusion of customary limitations on assignment in a contract shall not be a breach of this covenant so long as such contract permits collateral assignment or assignment to lenders or Borrower has otherwise obtained consent to assignment.

6.3 DEBT; OPERATING LEASES. Borrower shall not incur, create, assume or permit to exist, directly or indirectly, any Debt except Permitted Debt or be the lessee under operating leases (as determined in accordance with GAAP) with aggregate annual rent that exceeds 10% of annual Project Revenues.

6.4 SALE OR LEASE OF ASSETS. Borrower shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except (a) inventory in the ordinary course of its business and at fair market value, (b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of the Project, at fair market value, (c) where such asset is or has been replaced with another asset of the same or greater utility, (d) Permitted Equipment Financings and other sales and/or leases that are Permitted Debt, or (e) as expressly contemplated by the Operative Documents. Upon any such permitted sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of Lender relating to such asset shall be released.

6.5 CHANGES. Borrower shall not (a) change the nature of its business or expand its business beyond the business contemplated in the Operative Documents or activities incidental thereto; (b) establish, create or acquire any Subsidiaries; (c) issue or permit to be outstanding any of its equity interests (or options, warrants or other rights to acquire any of its equity interests or any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests) other than those subject to the Pledge Agreement; or (d) directly or indirectly, change its legal form or any material provision of its Governing Documents, or otherwise terminate, amend or modify any such Governing Document, except as approved by Lender in writing.

6.6 RESTRICTED PAYMENTS.

6.6.1 Pre-Initial Repayment Date. Except as set forth in Section 5.1.1(b), prior to the first Repayment Date, Borrower shall not, directly or indirectly, redeem, make or declare any dividend payment or other distribution (in cash, assets, property, rights, obligations or securities) on, or other payment on account of, any interest in Borrower without Lender’s prior written consent.

6.6.2 Post-Initial Repayment Date. From and after the first Repayment Date, Borrower shall not, directly or indirectly, redeem, make or declare any distribution (in cash, assets, property, rights, obligations or securities) on, or other payment on account of, any interest in Borrower, except for Tax Distributions permitted at Waterfall Level (8), unless the following conditions have been satisfied (the “Distribution Conditions”):

(a) such distribution is made as of the last Repayment Date in each calendar year and is actually made on a date that is no later than 75 days after such Repayment Date;

(b) no Default or Event of Default has occurred and is continuing, or will result from such distribution, on the date on which such distribution is actually made;

(c) the DSR Account and the Liquidity Reserve Account have been fully funded as required under Article 7:

(d) the funds necessary to make any such distribution are on deposit in the Revenue Account available at Waterfall Level (12) (i.e., all previous Waterfall Level applications have been satisfied) or the Distribution Holding Account or the Distribution Suspense Account as of the Repayment Date to which the applicable distribution relates; and

(e) all Mandatory Prepayments have been made; and

(f) the outstanding aggregate principal balance of the Loans is $45,000,000 or less.

6.7 INVESTMENTS. Borrower shall not (a) make or maintain any investments (whether by purchase of stocks, bonds, notes, obligations or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments or make or maintain any capital contribution to any Person; or (b) own any equity interest in, lend money, extend credit or make advances to, or any deposits with (other than deposits or advances in relation to the payment for services in the ordinary course of business), or make deposits with, any Person other than Depositary or the Checking Account Banks.

6.8 TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly enter into or permit to exist any transaction or series of transactions with or for the benefit of an Affiliate without the prior written approval of Lender, except for (a) the Project Documents in effect on the Initial Borrowing Date and the transactions permitted thereby, (b) any employment, non-competition or confidentiality agreement entered into by Borrower with any of its employees, officers or directors in the ordinary course of business, and (c) as otherwise expressly permitted or contemplated by the Credit Documents. In any event, all such transactions shall contain only terms that are no less favorable to Borrower than would be included in an arm’s-length transaction entered into by a prudent Person with a non-Affiliated third party.

6.9 MARGIN LOAN REGULATIONS. Borrower shall not directly or indirectly apply any part of the proceeds of any Loan, any cash equity contributions received by Borrower or other funds or revenues to the “buying,” “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.10 PARTNERSHIPS, SEPARATENESS, ETC. Borrower shall not (a) become a general or limited partner in any partnership or a joint venturer in any joint venture, (b) create and hold stock in any subsidiary, (c) engage in any business other than owning and operating the Project and related activities, (d) fail to maintain separate bank accounts and separate books of account, (e) fail to cause its liabilities to be readily distinguishable from the liabilities of the Sponsor, Pledgor and the other Affiliates of the Sponsor, and (f) fail to conduct its business solely in its own name in a manner not misleading to other Persons as to its identity.

6.11 DISSOLUTION; MERGER. Borrower shall not (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.

6.12 AMENDMENTS; COMPLETION.

6.12.1 Borrower shall not amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any contractor under any Major Project Document) of, any of the material provisions of, or give any material consent under any of the Major Project Documents (each such termination, amendment, modification, supplement, waiver or consent, inclusive of any applicable change orders, being referred to herein as a “Project Document Modification”), except (a) as permitted by Section 6.12.2 or (b) as may be approved by Lender in writing.

6.12.2 Notwithstanding the requirements of Section 6.12.1, Borrower may agree to any Project Document Modification that meets all of the following requirements:

(a) will not increase the Project Costs Revenues by more than $1,000,000 individually or $5,000,000 in the aggregate or will not increase O&M Costs or decrease Project Revenues by more than $1,000,000 annually (exclusive of increases of Project Costs or O&M Costs that are reimbursed by insurance awards, condemnation awards or contractual damage awards);

(b) is certified by Borrower to Lender as (i) being technically feasible in light of the Plans and Specifications and the overall design of the Project and (ii) not reasonably expected to delay Completion materially or in any event beyond the Outside Date;

(c) will not alter any guaranty, liquidated damages provision or the standards for any of the Performance Tests in a manner disadvantageous to Borrower or Lender (without taking into account any consideration Borrower may receive for doing so);

(d) could not reasonably be expected to materially impair the enforceability of any warranty under any Major Project Document;

(e) could not reasonably be expected to materially impair or reduce the maximum capacity, efficiency, output, performance, reliability, durability or availability of the Project;

(f) is permitted under the applicable Project Document and could not reasonably be expected to (i) materially diminish any obligation of any Major Project Participant or (ii) materially increase any obligation of Borrower under any Major Project Document except for increasing Project Costs or O&M Costs or decreasing Project Revenues ;

(g) could not reasonably be expected to present a significant risk of the revocation or material modification of any Applicable Permit or Applicable Third Party Permit ; and

(h) could not reasonably be expected to cause the Project not to comply with Legal Requirements or Borrower’s qualification for the Cash Grant.

6.12.3 Borrower shall not (a) declare or approve the occurrence of “substantial completion,” “completion,” “commercial operation” or similar events under a Construction Contract; (b) approve the successful completion of any Performance Test; (c) approve, modify or amend the testing protocols under the Construction Contract; or (d) agree to accept any facilities being constructed under any other Major Project Document as “commercially operational,” “mechanically complete,” “substantially complete” or “complete” (however defined therein), or release any counterparty under any Major Project Document, in each case without Lender’s prior written approval.

6.12.4 Borrower shall not consent, without Lender’s prior written approval, to (a) any action taken by Construction Contractor or any Major Equipment Vendor to modify the equipment or services provided by such Person to conform to the intellectual property rights of others if such action could reasonably be expected to materially and adversely affect Borrower’s continued use of the Project or Lender’s rights under the Credit Documents, or (b) the settlement by any such Person of any claim or proceeding which could reasonably be expected to materially adversely affect Borrower’s rights or Lender’s rights under the Credit Documents;

Lender shall use all reasonable efforts to respond to each request for a Project Document Modification pursuant to this Section 6.12 as soon as possible and in all events within 15 days of its receipt of notification thereof.

6.13 NAME AND LOCATION; FISCAL YEAR. Without Lender’s prior written consent, Borrower shall not change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number, its fiscal year or, except as required by GAAP, its accounting policies or reporting practices.

6.14 USE OF PROJECT SITE. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Project or the Project Site for any purpose (a) which may (i) constitute a public or private nuisance or (ii) make void, voidable, or cancelable, or materially increase the premium of, any insurance policies then in force with respect to all or a portion of the Project, or (b) other than for the construction, operation and maintenance of the Project as contemplated by the Operative Documents.

6.15 ASSIGNMENT. Borrower shall not assign its rights or obligations under any Credit Document, any Major Project Document or any Project Document that cannot be replaced on or before the time the goods and/or services to be provided thereunder are necessary without undue effort or delay to any Person, except pursuant to the Collateral Documents.

6.16 ACCOUNTS. Borrower shall not maintain, establish or use any account other than the Accounts and the Checking Account.

6.17 HAZARDOUS SUBSTANCES. Borrower shall not Release (or permit the Release of) any Hazardous Substances into the environment in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits, except for (a) temporary unplanned exceedances not allowed under the Project’s Permits, which could not reasonably be expected to have a Material

Adverse Effect and which Borrower is diligently and in good faith attempting to correct, and (b) unintentional violations with respect to which (i) the Release is not continuing or reasonably likely to re-occur and is not reasonably susceptible to prevention or cure, (ii) there are no unsatisfied reporting and/or remediation requirements under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits, and (iii) no material non-monetary penalties or sanctions have been imposed or are reasonably likely to be imposed (except for the remediation of such violation) under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits.

6.18 ADDITIONAL PROJECT DOCUMENTS. Borrower shall not enter into or be a party to any Additional Project Document without (a) subjecting Borrower’s interest in such Additional Project Document to the Lien of the Security Agreement (if it is not already subject to such Lien), (b) unless otherwise agreed by Lender in writing, obtaining from its counterparty a consent in substantially the form of Exhibit E, with such changes as may be agreed to by Lender, and (c) providing an executed copy thereof to Lender within 10 Business Days after execution.

6.19 PROJECT BUDGET AMENDMENTS. Without the prior written consent of Lender, Borrower shall not amend the Project Budget to increase the aggregate amount payable thereunder, unless (a) such amendment is a necessary conforming change related to an amendment to a Project Document permitted by Section 6.12 and (b) the Available Construction Funds, together with any prior or concurrent cash equity contributions are still sufficient to complete the Project as contemplated in the revised Project Budget; provided that the foregoing shall not prevent Borrower from applying identified cost savings in a budget category to cost overruns in another budget category without increasing the aggregate amount payable under the Project Budget.

6.20 PROJECT SCHEDULE AMENDMENTS. Borrower shall amend the Project Schedule whenever appropriate to reflect Borrower’s then-current schedule expectations, provided that Borrower shall not amend the Project Schedule to delay the Commercial Operation Date beyond the Outside Date without the prior written consent of Lender.

6.21 ASSIGNMENT BY THIRD PARTIES. Without Lender’s prior written consent or unless provided in a Consent Agreement, Borrower shall not consent to or permit to exist the assignment of any obligations under any Major Project Document by any counterparty thereto.

6.22 ACQUISITION OF REAL PROPERTY. Borrower shall not acquire, lease or own any real property (excluding the acquisition of any easements or the acquisition of any options to acquire any such interests in real property) other than the Project Site, the Easements and other interests in real property related to or useful for the construction or operation or the Project.

6.23 ERISA. Borrower shall not maintain any employee benefit plans subject to ERISA.

6.24 DISPUTES. Borrower shall not agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation or arbitration with any Person without Lender’s prior written consent if such proposed settlement, resolution or compromise could reasonably be expected to result in a Material Adverse Effect.

6.25 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

6.25.1 Borrower shall not, directly or indirectly, knowingly (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.22(b), (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law .

6.25.2 Borrower shall not cause or permit any of the funds that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Governmental Rule.

6.26 EMBARGOED PERSONS.

6.26.1 (a) Borrower shall not become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of the Executive Order, or (b) engage in any dealings or transactions prohibited by Section 2 of the Executive Order, or be otherwise associated with any such Person in any manner violative of such Section 2.

6.26.2 Borrower shall not cause or permit (a) any of the funds or properties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (each, an “Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, with the result that the investment in the Project or Borrower (whether directly or indirectly) is prohibited by law, or the Loans made by Lender would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Project, Borrower or Pledgor, with the result that the investment in the Project or Borrower (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

6.27 FINANCIAL COVENANTS. Without Lender’s prior written consent, Borrower shall not cause or permit (a) its Leverage Ratio to exceed 0.60 at any time or (b) its Debt Service Coverage Ratio to be less than (i) 1.0 to 1.0 at any time after the Commercial Operation Date or (ii) 1.2 to 1.0 for two consecutive Test Periods at any time on or after the 24-month anniversary of the Commercial Operation Date.

ARTICLE 7

ACCOUNTS

The covenants and obligations in this Article 7 will only be binding on Borrower from and after the Initial Borrowing Date.

7.1 ACCOUNT WITHDRAWALS, TRANSFERS AND PAYMENTS. General Procedures.

(a) For every withdrawal, transfer or payment from any Account, Borrower shall execute and deliver to Lender an Account Withdrawal Request and a proposed Account Withdrawal Instruction, as applicable. Borrower shall submit, together with each set of Account Withdrawal Documents, a copy of all receipts in excess of $50,000, invoices in excess of $50,000 and any other appropriate documentation or materials requested by Lender to enable it to substantiate the withdrawals and transfers specified in the applicable Account Withdrawal Request and the other matters described therein.

(b) Upon receipt of such Account Withdrawal Documents, Lender shall promptly review such Account Withdrawal Documents. Lender (after consulting with Borrower) may elect (i) not to approve part, and, accordingly, may reduce the amount of, any individual withdrawal, transfer or payment requested in any Account Withdrawal Request if Lender determines that Borrower has not provided all of the appropriate documentation contemplated by Section 7.1.1(a) to properly document and support the making of such part of the requested withdrawal, transfer or payment, or (ii) to approve part or the whole of any individual withdrawal, transfer or payment requested in any Account Withdrawal Request but make such withdrawal, transfer or payment requested subject to further conditions if Lender determines that Borrower has not met the requirements hereunder for the funding of such requested withdrawal, transfer or payment. If the Account Withdrawal Documents are consistent with the terms hereof, subject to Lender’s prior written approval of the amounts and other details provided therein, Lender shall approve such Account Withdrawal Documents. If Lender does not approve any Account Withdrawal Documents in whole or in part or approves any Account Withdrawal Document but subject to certain conditions, Lender shall promptly so notify Borrower (such notice to specify the reasons for not approving such Account Withdrawal Documents or for imposing such additional conditions), and Borrower shall then be permitted to submit a revised set of Account Withdrawal Documents to Lender or agree to meet such conditions with respect to any Account Withdrawal Document subject to any conditions, as applicable.

(c) Lender shall approve, disapprove or partially approve and partially disapprove the Account Withdrawal Documents within 10 Business Days after they have been submitted by Borrower. If Lender fails to act with respect to any Account Withdrawal Documents within 10 Business Days after they have been submitted by Borrower, such Account Withdrawal Documents shall be deemed approved unless Lender has requested additional information which has not yet been provided or Lender has found errors or discrepancies in the Drawdown Request that have not been corrected. If the Account Withdrawal Documents are approved or deemed approved, Lender shall sign and deliver the applicable Account Withdrawal Documents to Depositary. Borrower agrees that Lender may direct Depositary to transfer any or all sums on deposit in or credited to any Account directly into the accounts identified by Borrower in each Account Withdrawal Request without further authorization from Borrower;

provided that if Borrower has notified Lender that it is contesting a claim for payment in accordance with Section 5.2.2, Lender shall not be entitled to and shall not directly pay any amount being contested, except payments which if not promptly made could reasonably be expected to have a Material Adverse Effect.

7.1.2 Account Withdrawal Documents. Unless specifically stated herein, all Account Withdrawal Documents are to be completed by Borrower and submitted to Lender for approval and signature and then forwarded by Lender to Depositary in accordance with the applicable time requirements set forth herein or, in the discretion of Lender, a time shorter than the applicable time requirements set forth herein. To the extent that any directions to Depositary or any requested actions by Depositary under this Article 7 require actions to be taken by Borrower and Borrower fails to perform such actions, or if any Account Withdrawal Documents submitted by Borrower are incorrect or if an Event of Default has occurred and is continuing or would occur based on Borrower’s failure to submit, or to submit accurate and necessary, Account Withdrawal Documents, Lender is entitled to perform such actions by completing and executing applicable Account Withdrawal Documents and delivering such Account Withdrawal Documents to Depositary.

7.2 CONSTRUCTION ACCOUNT.

7.2.1 Deposits into the Construction Account. Borrower shall immediately deposit or cause to be deposited into the Construction Account each of the following (it being agreed that, to the extent any amounts referred to in this Section 7.2.1 are received directly by Lender or Depositary, (a) upon receipt of any such amounts, Lender shall deposit, or shall cause Depositary to deposit, such amounts into the Construction Account as contemplated by this Section 7.2.1, and (b) the obligation of Borrower under this Section 7.2.1 to deposit any such amounts into the Construction Account shall be deemed satisfied upon such deposit to the Construction Account):

(i) the proceeds of all Loans made prior to the Commercial Operation Date;

(ii) Project Revenues earned prior to the Commercial Operation Date;

(iii) all amounts received by Borrower or Lender prior to the Commercial Operation Date in respect of any delay in start-up or business interruption Insurance Proceeds; and

(iv) all amounts received by Borrower prior to the Commercial Operation Date in respect of any delay-related or performance-related liquidated damages.

7.2.2 Disbursements from the Construction Account.

(a) Borrower shall submit a set of Account Withdrawal Documents to Lender as and when, but no more frequently than twice each month, Borrower seeks to withdraw or transfer funds from the Construction Account, which Account Withdrawal Documents shall be delivered to Lender concurrently with any related Notice of Borrowing. The applicable Account Withdrawal Request shall request Lender to direct Depositary to transfer or apply monies on deposit in the Construction Account only to the account or accounts specified by Borrower to Lender, including to the Checking Account, subject to compliance with Section 7.11, strictly in the following order and to the extent funds are sufficient, (i) in accordance with a duly completed Drawdown Certificate, pay, to the extent consistent with the then-current Project Budget or otherwise approved or permitted hereunder, Project Costs due and owing and, with respect to amounts to be deposited into the Checking Account, reasonably anticipated to become due and payable prior to the next month by Borrower, subject to (A) an accounting of the actual expenditures with respect to the previous anticipated costs and (B) an additional amount not to exceed $1,000,000 that is required to cover any additional non-anticipated amounts that may become due and payable prior to the next month by Borrower, (ii) in accordance with a duly completed Drawdown Certificate and to the extent so requested by Sponsor and its Affiliates, reimburse Sponsor and its Affiliates for Drawstop Funds in accordance with, and subject to, Section 5.1.1(b), (iii) on the Commercial Operation Date, as provided in Section 7.2.2(b).

(b) On the Commercial Operation Date:

(i) Lender shall direct Depositary, pursuant to an Account Withdrawal Request completed by Borrower and submitted to Lender for approval and signature, to withdraw any amounts then on deposit in or credited to the Construction Account and/or the Checking Account and transfer such amounts to the Revenue Account; and

(ii) after all of the proceeds then on deposit in or credited to the Construction Account shall have been withdrawn and transferred pursuant to the foregoing clause (i), Lender shall direct Depositary to close the Construction Account.

7.3 REVENUE ACCOUNT. Deposits into Revenue Account. Borrower shall deposit or cause to be deposited into the Revenue Account each of the following (it being acknowledged and agreed that, to the extent any amounts referred to this Section 7.3.1 are received directly by Lender or Depositary, (a) upon receipt of any such amounts, Lender shall deposit, or shall cause the Depositary to deposit, such amounts into the Revenue Account as contemplated by this Section 7.3.1, and (b) the obligation of Borrower under this Section 7.3.1 to deposit any such amounts into the Revenue Account shall be deemed satisfied upon such deposit to the Revenue Account):

(i) all amounts received by Borrower or Lender on or after the Commercial Operation Date in respect of any delay in start-up or business interruption Insurance Proceeds;

(ii) all amounts received by Borrower on or after the Commercial Operation Date in respect of any delay-related or equipment-related or project performance-related liquidated damages;

(iii) on the Commercial Operation Date, all amounts from the Construction Account as provided in Section 7.2.2(b);

(iv) all Project Revenues received after the Commercial Operation Date; and

(v) all Cash Grant proceeds.

7.3.2 Disbursements from the Revenue Account.

(a) From and after the Commercial Operation Date, to cause withdrawal or transfer of amounts on deposit in the Revenue Account, Borrower shall submit to Lender a set of Account Withdrawal Documents at least 10 Business Days prior to the last Business Day of each calendar month. The applicable Account Withdrawal Request shall request Lender to direct Depositary to transfer or apply monies on deposit in the Revenue Account only to a proposed application of Project Revenues consistent with the terms hereof, which shall be subject to Lender’s prior written approval of the amounts and other details provided therein. After approving a set of Account Withdrawal Documents (or any revision thereof), Lender shall sign and deliver to Depositary such Account Withdrawal Documents at least one Business Day prior to the last Business Day of the month in which such Account Withdrawal Documents were submitted or the proposed disbursement date, as applicable.

(b) Amounts on deposit in the Revenue Account shall be applied to the following uses, in the following amounts, at the following times, and in the following order of priority, to the extent funds are available therefor:

(1) On each Monthly Date, to the payee, account or accounts (including the Checking Account) specified by Borrower in the applicable Account Withdrawal Request for the payment of all O&M Costs then due and payable and, with respect to amounts to be deposited into the Checking Account, reasonably anticipated to become due and payable prior to the next Monthly Date (as set forth in the then-current Annual Operating Budget or as otherwise approved or permitted hereunder).

(2) On each Monthly Date, to the payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

(3) On each day when such payments are due, to the payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

(4) On Repayment Dates, to repayment of scheduled principal amounts of the Loans as set forth on Exhibit I.

(5) On Repayment Dates, to the DSR Account pursuant to Section 7.4.

(6) On Repayment Dates, to the Liquidity Reserve Account pursuant to Section 7.5.

(7) On Repayment Dates, to the payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

(8) On the last Repayment Date of each calendar year, to Borrower, for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

(9) On Repayment Dates, to the payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(ii).

(10) On the date elected by Borrower under Section 2.1.8(b), to the payment of optional prepayments that Borrower elects to make as provided in Section 2.1.8(b);

(11) On Repayment Dates, if and to the extent requested by Borrower, to the retention of prudent working capital reserves in the Revenue Account.

(12) On Repayment Dates, to the Distribution Holding Account, the remaining amounts available in the Revenue Account. If the Distribution Conditions have been satisfied and Borrower has delivered, no later than 75 days after the last Repayment Date in a calendar year, an Account Withdrawal Request indicating that the Distribution Conditions have been satisfied, together with any calculations necessary to determine whether the Distribution Conditions have been met, Lender shall approve the transfer of funds on deposit in the Distribution Holding Account, as directed by Borrower, free of the Liens of the Collateral Documents. If the Distribution Conditions have not been satisfied, or Borrower has not delivered an Account Withdrawal Request and supporting calculations as required under this Waterfall Level, Lender shall direct that the amount in the Distribution Holding Account be deposited into the Distribution Suspense Account.

7.4 DEBT SERVICE RESERVE ACCOUNT. Deposits to the DSR Account. On the Initial Borrowing Date, Borrower shall deposit or cause to be deposited into the DSR Account an amount that equals the scheduled Debt Service for the twelve-month period following the Commercial Operation Date, which amount may be obtained through a Loan that otherwise meets all of the requirements of this Agreement. Upon and after the first Repayment Date, such amount shall be calculated by Lender for the then-prospective four Repayment Periods, and such calculated amount shall be the “DSR Requirement.” If, on any Repayment Date, the balance in the DSR Account is less than the DSR Requirement, there shall be deposited all amounts in excess of the amounts applied pursuant to Waterfall Levels (1)-(4) in the DSR Account until the balance in the DSR Account is equal to the DSR Requirement.

7.4.2 Withdrawals from the DSR Account. If, at any time when amounts are required to be paid pursuant to Waterfall Level (2) through Waterfall Level (4), insufficient funds are contained in the Revenue Account to pay such amounts (a “Debt Service Deficiency”), Lender shall direct Depositary to withdraw from the DSR Account funds deposited in or credited to such Account, or Lender shall draw upon any applicable Cash-Substitute LC in an amount sufficient to pay such amounts. To the extent at any such time there are insufficient funds between the Revenue Account and the DSR Account and any draw upon any applicable Cash-Substitute LC to pay the Debt Service Deficiency, such amounts shall be satisfied in the order of priority of the applicable Waterfall Levels.

7.5 LIQUIDITY RESERVE ACCOUNT. Deposits to the Liquidity Reserve Account. On the Commercial Operation Date, to the extent of funds then available in the Revenue Account at Waterfall Level (6), there shall be deposited into the Liquidity Reserve Account the LRA Requirement. To the extent that funds available at Waterfall Level (6) on the Commercial Operation Date are insufficient to deposit the full LRA Requirement in the Liquidity Reserve

Account on the Commercial Operation Date or if on any Repayment Date the balance in the Liquidity Reserve Account is less than the LRA Requirement, there shall be deposited all amounts in excess of the amounts applied pursuant to Waterfall Levels (1)-(5) in the Liquidity Reserve Account until the balance in the Liquidity Reserve Account is equal to the LRA Requirement.

7.5.2 Withdrawals from the Liquidity Reserve Account. If at any time when amounts are required to be paid pursuant to Waterfall Level (2) through Waterfall Level (5), insufficient funds are contained in the Revenue Account to pay such amounts (a “Liquidity Deficiency”), Lender may direct Depositary to withdraw funds from the Liquidity Reserve Account to pay any such amounts, or Lender may draw upon any applicable Cash-Substitute LC in an amount sufficient to pay such amounts. To the extent at any such time there are insufficient funds between the Revenue Account, the DSR Account, the Liquidity Reserve Account and any draw upon any applicable Cash-Substitute LC to pay the Liquidity Deficiency, such amounts shall be satisfied in the order of priority of the applicable Waterfall Levels.

7.6 DISTRIBUTION SUSPENSE ACCOUNT. Deposits to the Distribution Suspense Account. Amounts shall be deposited in the Distribution Suspense Account from the Revenue Account if so specified in Waterfall Level (12).

7.6.2 Withdrawals from the Distribution Suspense Account for Costs. Until the Distribution Conditions have been satisfied pursuant to Waterfall Level (12), Lender shall direct Depositary to withdraw amounts from the Distribution Suspense Account to pay all fees, charges, costs and other amounts specified in Waterfall Level (1) through Waterfall Level (11), as applicable, in such order, to the extent that amounts in the Revenue Account are insufficient therefor.

7.6.3 Mandatory Prepayment. Any funds deposited to the Distribution Suspense Account shall be applied to the mandatory prepayment of Loans in inverse order of maturity, after such funds shall have been held in the Distribution Suspense Account until the date that is the first Repayment Date following the Repayment Date on which such funds were deposited to the Distribution Suspense Account. Notwithstanding the foregoing, upon receipt of notice from Borrower, Lender shall direct Depositary to withdraw any and all amounts specified in such notice and on deposit in the Distribution Suspense Account and apply such amounts to the prepayment of the Loans in accordance with Section 2.1.8(b). If the Distribution Conditions are satisfied as of such first Repayment Date, all amounts in the Distribution Suspense Account shall be released as provided in Waterfall Level (12).

7.7 DISTRIBUTION HOLDING ACCOUNT. Deposits to the Distribution Holding Account. Amounts shall be deposited in the Distribution Holding Account from the Revenue Account if so specified in Waterfall Level (12).

7.7.2 Withdrawals from the Distribution Holding Account. Amounts in the Distribution Holding Account shall be used, first, as expressly specified in Waterfall Level (12) and, second, until the Distribution Conditions have been satisfied pursuant to Waterfall Level (12), Lender may cause the withdrawal of amounts from the Distribution Holding Account to pay all fees, charges, costs and other amounts specified in Waterfall Level (1) through Waterfall

Level (11), as applicable, in such order, to the extent that amounts in the Revenue Account are insufficient therefor.

7.8 CASH-SUBSTITUTE LC. Issuance. Borrower shall have the right (but not the obligation) to replace any or all of the amounts on deposit in or credited to the DSR Account, the Liquidity Reserve Account, Distribution Suspense Account or the Distribution Holding Account with funds available to be drawn under a Qualified Letter of Credit, in form and substance satisfactory to Lender (as amended, modified, supplemented, reissued or extended from time to time, a “Cash-Substitute LC”). Each Cash-Substitute LC shall (i) name Depositary as the beneficiary thereof, and (ii) permit Depositary to make a claim and draw under the Cash-Substitute LC in a manner consistent with the applicable provisions of Section 7.4, 7.5, 7.6 or 7.7, as the case may be. For all purposes of this Agreement, the stated amount of a Cash-Substitute LC shall be deemed on deposit in cash in the applicable Account. All amounts drawn under a Cash-Substitute LC shall reduce the stated amount thereof to the extent of such draw, and only the reduced stated amount thereof shall be deemed to be on deposit in the applicable Account.

7.8.2 Ordinary Course Draws. To the extent that Borrower elects to replace any amounts on deposit in or credited to an Account with funds available to be drawn under a Cash-Substitute LC and an amount is required to be withdrawn from the applicable account, Borrower shall request such withdrawal pursuant to an Account Withdrawal Request, provided that if Borrower fails to make such request, Depositary at the direction of Lender may draw the Cash-Substitute LC on its own volition and either deposit the draw proceeds in the applicable Account or apply the draw proceeds as provided herein. Any draw hereunder may be made before applying any other cash available on deposit in any Accounts.

7.8.3 Draw Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, Depositary at the request of Lender may draw under any Cash-Substitute LC in any amount up to the full stated amount thereof. Upon receipt of the proceeds of any such draw, Depositary shall promptly deposit, or shall cause to be deposited, all proceeds of any such draw in the applicable Account.

7.8.4 Draw Upon Non-Renewal. If any Cash-Substitute LC has not been extended by at least one year or replaced within 60 days prior to expiration, Lender may direct Depositary to draw under such Cash-Substitute LC for an amount equal to the full stated amount thereof. Upon receipt of the proceeds of any such draw, Depositary shall promptly deposit, or shall cause to be deposited, all proceeds of any such draw in the applicable Account.

7.8.5 Excess Funds. In the event that the amount on deposit in the DSR Account, Liquidity Reserve Account, Distribution Suspense Account, or Distribution Holding Account, together with the then-current stated amount of any applicable Cash-Substitute LC, exceeds the amount of funds then required to be on deposit in or credited to the applicable Account, then (a) Borrower shall be permitted to reduce the then-current stated amount of the Cash-Substitute LC in an amount equal to the amount of such excess and (b) if after giving effect to the foregoing clause (a) the amount on deposit in or credited to the applicable Account continues to exceed the amount of funds then required to be on deposit in or credited to such

Account, then, if requested by Borrower, Lender shall cause all such excess amounts to be deposited into the Revenue Account.

7.9 APPLICATION OF INSURANCE PROCEEDS. Insurance Proceeds. Borrower shall notify Lender of any casualty if so required by Section 5.4.4 and keep Lender timely apprised of related insurance claim proceedings. All Net Cash Proceeds (including instruments) in respect of any property insurance policy, other than proceeds of business interruption insurance, required to be maintained by Borrower hereunder, including any amounts paid by the insurers directly to Lender (as loss payee or additional insured, as the case may be), (“Insurance Proceeds”) shall be deposited by Borrower or Lender, as applicable, into an account established by Borrower and Depositary for the purpose (“Insurance Proceeds Account”) and applied as provided in this Section. If paid to Borrower, such Insurance Proceeds shall be held in trust for the benefit of Lender and segregated from other funds of Borrower and shall be forthwith deposited into the Insurance Proceeds Account in the same form as received (with any necessary endorsement).

7.9.2 Business Interruption Insurance Proceeds. Any business interruption insurance proceeds received by Lender or Borrower shall be deposited into the Revenue Account.

7.9.3 Application of Insurance Proceeds. If there shall occur any single Casualty Event with respect to which the replacement value does not exceed $1,000,000, any Insurance Proceeds in respect of such Casualty Event shall be applied by Borrower to the prompt payment of the cost of the repair or restoration of such damage or destruction. If the following conditions are satisfied in a manner satisfactory to Lender, or are waived by Lender in writing, the Insurance Proceeds relating to a Casualty Event with respect to which the replacement value exceeds $1,000,000 shall be used for the repair and restoration of the Project. Otherwise, such Insurance Proceeds shall be applied to the prepayment of Loans in inverse order of maturity:

(a) such damage or destruction does not constitute the destruction of all or substantially all of the Project;

(b) no Event of Default (other than an Event of Default resulting directly from such Casualty Event) has occurred and is continuing and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in an Event of Default (other than an Event of Default resulting directly from such Casualty Event);

(c) Borrower certifies, and Lender determines, that repair or restoration of the Project is technically and economically feasible within a 24 month period and that a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations and, if during the construction period, to achieve Completion;

(d) if such damage or destruction occurs prior to the Commercial Operation Date, such repair or restoration can be reasonably expected to occur prior to the Outside Date;

(e) no material Permit, amendment or other instrument is necessary to proceed with the repair and restoration or, if any such Permit, amendment or other instrument is necessary, Borrower will be able to obtain such Permit, amendment or other instrument as and when required; and

(f) Lender shall receive such additional title insurance, title insurance endorsements, mechanic’s lien waivers, certificates or other matters as may be necessary to preserve or protect Lender’s interests hereunder and in the Collateral in connection with such repairs or restoration.

7.9.4 Restoration. If the conditions in Section 7.9.3 have been met, then such Insurance Proceeds shall be applied by Borrower to the prompt repair or restoration of the Project in accordance with the following procedures:

(a) Borrower shall submit a detailed report to Lender describing Borrower’s plan for effectuating repairs or restoration.

(b) The release of Insurance Proceeds for application toward such repairs or restoration shall be conditioned upon Borrower’s request and the presentation to Lender of all required Account Withdrawal Documents, such other documents, certificates and information with respect to such Insurance Proceeds which would be contained in a Drawdown Certificate submitted under this Agreement, and, without duplication, a certificate from Borrower (i) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (ii) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, and (iii) stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to Borrower to complete the Project and pay all other costs required to be paid until completion of the repairs or restoration.

7.9.5 Account Withdrawal Documents. To cause withdrawal or transfer of amounts on deposit in the Insurance Proceeds Account, Borrower shall submit to Lender a set of Account Withdrawal Documents at least 10 Business Days prior to the requested transfer date. The applicable Account Withdrawal Request shall request Lender to direct Depositary to transfer or apply monies on deposit in the Insurance Proceeds Account in compliance with Section 7.9.4, which shall be subject to Lender’s prior written approval. After approving a set of Account Withdrawal Documents (or any revision thereof), Lender shall promptly sign and deliver to Depositary the applicable Account Withdrawal Documents.

7.9.6 Surplus Proceeds. If, after Insurance Proceeds have been applied to the repair or restoration of the Project as provided in Section 7.9.4, any excess Insurance Proceeds shall be paid into the Revenue Account.

7.9.7 Insurance Proceeds in an Event of Default. If an Event of Default (other than an Event of Default resulting directly from such Casualty Event) shall have occurred and be continuing, then any provisions of this Section 7.9 to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such Insurance Proceeds) may be applied by Lender either (a) to curing such Event of Default, or (b) toward payment of the Obligations, in connection with exercise of Lender’s remedies pursuant to Article 8.

7.10 APPLICATION OF EMINENT DOMAIN PROCEEDS. All amounts and proceeds (including instruments) received in respect of any Eminent Domain (“Eminent Domain Proceeds”) shall be subject to the same treatment as Insurance Proceeds as provided in Section 7.9, provided, that if the conditions set forth in Section 7.9.3 are satisfied or waived by Lender in writing, but no or insufficient replacement property is available for such restoration, then such Eminent Domain Proceeds shall be applied to the prepayment of Loans in inverse order of maturity. CHECKING ACCOUNT. Establishment. Borrower shall establish one Checking Account with a bank (“Checking Account Bank”) on or prior to the date upon which it requests that funds from the Construction Account or Revenue Account be deposited therein. Borrower shall not move, close or change the Checking Account without the prior written consent of Lender. Borrower shall not establish a Checking Account unless the Checking Account is the subject of a Control Agreement.

7.11.2 Deposits. Lender shall authorize the withdrawal from the Construction Account or the Revenue Account and transfer to the applicable Checking Account the amount specified in an approved Account Withdrawal Request. Notwithstanding anything to the contrary herein, Borrower shall not permit the aggregate amount of funds on deposit in the Checking Account at any time to exceed $1,000,000.

7.11.3 Withdrawals. Borrower shall be entitled to withdraw amounts from the Checking Account solely to (a) pay Project Costs or O&M Costs which have become due and payable or to become due and payable within the next month or (b) re-deposit such amounts in the Construction Account or Revenue Account.

7.11.4 Books of Accounts; Statements. Borrower shall request the Checking Account Bank to maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Checking Account and all investment transactions effected by the Checking Account Bank pursuant to the terms hereof and of the Control Agreement. Not later than the 15th day of each month, commencing with the first month to occur after the Checking Account is established, Borrower shall cause the Checking Account Bank to deliver or otherwise make available to Lender a statement setting forth the transactions in the Checking Account during the preceding month (including deposits, withdrawals and transfers from and to such Checking Account) and specifying the amounts held in the Checking Account at the close of business on the last Business Day of the preceding month. In addition, Borrower shall, and shall cause the Checking Account Bank to, promptly respond to requests by Lender for information regarding deposits, investments and transfers into, in respect of the Checking Account. Without limiting the generality of the foregoing, Borrower shall submit an accounting of disbursements from the Checking Account and reconciliation of advances provided in anticipation of future costs payable since the date of the prior delivery of Account Withdrawal Documents along with each submission of any Account Withdrawal Documents.

7.12 PROCEEDS AND ACCOUNTS. Borrower shall not have any rights or powers with respect to any monies or accounts (other than the Checking Account) or Account except to have funds on deposit therein applied in accordance with this Agreement and as set forth in the

Depositary Agreement. Lender is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any Section of this Article 7 or otherwise pursuant to the Credit Documents.

7.13 PERMITTED INVESTMENTS. Lender or Depositary, as applicable, shall invest all amounts held in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds only in Permitted Investments as directed by and at the expense and risk of Borrower.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

8.1.1 Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement any principal or interest on any Loan, any Mandatory Prepayment or any other amount due and payable to Lender within three Business Days of the date that such sum is due.

8.1.2 Non-Performance of Certain Covenants. Borrower shall default in (a) the due and timely performance or observance of any of its obligations under Sections 5.1 or 5.4.3, or in Article 6 or any of its obligations in Article 7 to deposit funds into specified accounts, in each case from and after the Initial Borrowing Date with respect to those covenants and obligations that are not applicable until the Initial Borrowing Date.

8.1.3 Bankruptcy; Insolvency. Any Bankruptcy Event shall occur with respect to Borrower or, on or after the Initial Borrowing Date, any Major Project Participant that shall have outstanding or unperformed obligations under a Major Project Document, unless Borrower obtains a Replacement Obligor for such Person within 60 days of the date such Bankruptcy Event began.

8.1.4 Defaults Under Other Debt. On or after the Initial Borrowing Date, Borrower shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any agreement or instrument involving Debt (other than the Debt hereunder) and the outstanding amount or amounts payable under any such agreement or instrument equals or exceeds $1,000,000 in the aggregate, or (b) in the observance or performance of any other agreement or condition relating to such Debt, the effect of which is to cause or permit such Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

8.1.5 Judgments. On or after the Initial Borrowing Date, there is entered against the Borrower (a) a final judgment or order for the payment of money in the amount of $1,000,000 or more individually (other than, in each case, a judgment or order which is fully covered (except for deductibles) by insurance and the insurer has been notified of, and has not disputed the claim made for the payment of, the amount of such judgment or order in any material respect), or (b) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment is not vacated, stayed, discharged or, if required for appeal, bonded pending such appeal, within 60 days after its entry or, in the case of a stayed and/or bonded judgment, the judgment is affirmed on appeal, or the execution of which is not effectively stayed within 60 days after its entry unless, after the entry of such stay, there shall be a period of more than 60 consecutive days during which the execution of such judgment is not effectively stayed.

8.1.6 ERISA. If any Credit Party or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event (under Section 4043(b) or (c) of ERISA for which notice to the PBGC is not waived) shall have occurred with respect to any ERISA Plan and, within 60 days after the reporting of such Reportable Event to Lender by Borrower (or Lender otherwise obtaining knowledge of such event) and the furnishing of such information as Lender may request with respect thereto, Lender shall have notified Borrower that (i) Lender has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the PBGC to ask for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred and, within 60 days after the reporting of any such occurrence to Lender by Borrower (or Lender otherwise obtaining knowledge of such event) and the furnishing of such information as Lender may request with respect thereto, Lender shall have notified Borrower that Lender has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided, that any of the events described in this Section 8.1.6 shall not result in a Default or Event of Default unless they result in joint liability to Borrower and all ERISA Affiliates in excess of $1,000,000.

8.1.7 Breach of Terms of Agreement. Borrower shall fail to perform or observe any of the agreements set forth herein or in any Credit Document not otherwise specifically provided for elsewhere in this Article 8 (from and after the Initial Borrowing Date with respect to those agreements and obligations that are not applicable until the Initial Borrowing Date)., and such failure shall continue unremedied for a period of 30 days; provided, that, if (i) such failure does not consist principally of the failure to pay money and cannot be cured within such 30-day period, (ii) such failure is susceptible of cure within 90 days, (iii) Borrower is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (v) Lender shall have received an officer’s certificate signed by a Responsible Officer of Borrower to the effect of clauses (i), (ii), (iii) and (iv) above have been satisfied and stating what action such Credit Party is taking to cure such failure, then such 30-day cure period shall be extended to such date, not to exceed 90 days, as shall be necessary for such Credit Party diligently to cure such failure.

8.1.8 Loss of Collateral. (a) All or a material part of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral or prepayment of Loans and to allow Borrower to continue satisfying its obligations hereunder and under the other Operative Documents, or (b) any Person other than Lender (or a Person acting on behalf of Lender) attaches or institutes proceedings to attach all or a material part of the Collateral, and any such proceeding or attachment or any judgment Lien against any such Collateral (other than Permitted Liens) (i) remains unlifted, unstayed or undischarged for a period of 60 days or (ii) is upheld in a final nonappealable judgment of a court of competent jurisdiction.

8.1.9 Commercial Operation. The Commercial Operation Date shall not have occurred by the Outside Date.

8.1.10 Abandonment.

(a) At any time prior to the Commercial Operation Date, Borrower shall announce that it is abandoning the Project or the Project shall be abandoned or work thereon shall cease for a period of more than 60 consecutive days for any reason (which period shall not include delays caused by any event of force majeure or actions of any Governmental Authority).

(b) At any time following the Commercial Operation Date, Borrower shall announce that (i) it is abandoning the Project or (ii) the Project shall be abandoned or operation thereof shall be suspended for a period of more than 60 consecutive days for any reason (other than force majeure); provided, that none of (A) scheduled maintenance of the Project, (B) repairs to the Project, whether or not scheduled, or (C) a forced outage or scheduled outage of the Project, shall constitute abandonment or suspension of the Project, so long as Borrower is diligently attempting to end such suspension.

8.1.11 Security. Once the Collateral Documents have been executed, delivered and, where applicable, recorded or filed, Lender shall fail in any material respect to have a first priority Lien and security interest (subject to Permitted Liens) in the Collateral.

8.1.12 Loss of or Failure to Obtain Applicable Permits.

(a) On or after the Initial Borrowing Date, Borrower shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to the Project, and such failure could reasonably be expected to have a Material Adverse Effect.

(b) On or after the Initial Borrowing Date, any Applicable Permit or Applicable Third Party Permit shall be revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction and within 60 days thereafter Borrower is not able to demonstrate to Lender’s satisfaction that such revocation, cancellation or nonrenewal of such Permit could not reasonably be expected to have a Material Adverse Effect.

8.1.13 Misstatements; Omissions. Any representation or warranty made or deemed made by Borrower in any Credit Document proves to have been untrue, false or misleading in any material respect as of the time made, deemed made, confirmed or furnished; provided, that, in respect of unintentional misrepresentations which are capable of being remedied and are made or deemed made after the Effective Date, any such unintentional misrepresentation shall not be deemed to be an Event of Default if such misrepresentation is corrected within 30 days (or if such misrepresentation could not reasonably be expected to have a Material Adverse Effect, within 90 days) of the occurrence thereof.

8.1.14 Project Documents.

(a) Borrower Defaults. On or after the Initial Borrowing Date, Borrower shall be in breach of or in default under a Major Project Document, such breach or default could reasonably be expected to have a Material Adverse Effect, is not otherwise waived in writing by the counterparty of such Major Project Document, and is not remediable or, if remediable, continues unremedied for such period of time (without giving effect to any extension given to Lender under any applicable Consent Agreement with respect thereto) under such Major Project Document as Borrower has available to it under such Major Project Document to remedy such breach or default.

(b) Third Party Defaults. On or after the Initial Borrowing Date, any Person other than Borrower or an Affiliate of Lender shall be in breach of or in default under a Major Project Document, such breach or default could reasonably be expected to have a Material Adverse Effect, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 60 days, provided, that any Event of Default under this Section 8.1.13(b) shall be deemed cured if Borrower obtains a Replacement Obligor for the affected Person by the end of such 60-day cure period.

8.1.15 Eminent Domain. There shall have occurred any act or series of acts attributable to any Governmental Authority which (a) in Lender’s judgment has the effect of depriving Lender of its fundamental rights as creditors in respect of the Credit Documents, or (b) confiscates, expropriates, nationalizes or otherwise compulsorily acquires ownership of all or any material part of the Project and such action has a Material Adverse Effect after taking into account prepayments and other adjustments made pursuant to Section 7.10.

8.2 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Lender may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that Lender may elect, in addition to such other rights or remedies as Lender may have under the Collateral Documents or at law or in equity:

8.2.1 No Further Loans. Declare all the Loan Commitment cancelled, refuse to make any additional Loans, or refuse to make any payments, or permit the making of payments, from any Account, or any Insurance Proceeds, or Eminent Domain Proceeds or other funds held by Lender or Depositary under the Credit Documents or on behalf of Borrower; provided, that in the case of an Event of Default occurring under Section 8.1.3 with respect to Borrower, the Loan Commitment shall be cancelled and terminated without further act of Lender.

8.2.2 Cure by Lender. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower or disburse amounts from the Construction Account or any other Account to cure (a) any Event of Default and (b) any default and render any performance under any Project Document as Lender may consider necessary or appropriate, whether to preserve and protect the Collateral or Lender’s interests therein or for any other reason. All sums so expended through new Loans, together with interest on such total amount at the Default Rate

(but in no event at a rate in excess of the maximum lawful rate), shall be repaid by Borrower to Lender on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Loan Commitment.

8.2.3 Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including Eurodollar Breakage Costs) and charges due under any Credit Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Lender an amount in immediately available funds equal to the aggregate amount of any outstanding Obligations; provided, that, in the event of an Event of Default occurring under Section 8.1.3 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Lender.

8.2.4 Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any Insurance Proceeds, Eminent Domain Proceeds, Cash Collateral, proceeds of foreclosing or otherwise realizing upon Collateral, in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral. Without limiting the foregoing, Lender shall have all rights and powers with respect to Insurance Proceeds, Eminent Domain Proceeds, Cash Collateral, the Accounts and the contents of the Accounts as it has with respect to any other Collateral .

8.2.5 Possession of Project. Enter into possession of the Project in accordance with applicable Legal Requirements and perform any and all work and labor necessary to complete the Project substantially according to the Plans and Specifications or to operate and maintain the Project, and all sums expended by Lender in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Lender upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Loan Commitment.

8.2.6 Remedies Under Credit Documents. Exercise any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

ARTICLE 9

SCOPE OF LIABILITY

Except as set forth in this Article 9, notwithstanding anything in any Credit Document to the contrary, Lender shall have no recourse or claims with respect to the transactions contemplated by the Operative Documents against Sponsor, Pledgor or any of their Affiliates (other than Borrower), shareholders, officers, directors or employees (collectively, the “Nonrecourse Persons”) and Lender’s recourse against Borrower and the Nonrecourse Persons shall be limited to the Collateral, the Project, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the Collateral Documents (which, for the avoidance of doubt, excludes the payments allowed to any Nonrecourse Person pursuant to the terms of any Credit Documents); provided, that the foregoing provision of this Article 9 shall not in any way (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of any Credit Document (and the same shall continue, but without personal liability to the Nonrecourse Persons, until fully paid, discharged, observed, or performed) or otherwise relieve any such Person from its obligations under the Credit Documents to which it is a party or shall preclude, restrict, reduce, limit or otherwise affect Lender’s rights, powers and remedies to enforce (or cause to be enforced) such obligations against such Person or such Person’s properties to the extent permitted by any Credit Document to which it is a party; (b) limit, reduce, restrict or otherwise affect Lender’s right to name Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 9; (c) limit, reduce, restrict or otherwise affect any of Lender’s rights and remedies with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to Lender towards any payment required under any other Credit Document; (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, representation, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document (or as security for the obligations of Borrower), including Pledgor’s obligations, covenants, representations and agreements under the Pledge Agreement; nor (e) limit the liability of any Person who is a party to any Project Document with respect to liability as may arise solely by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document). The limitations on recourse set forth in this Article 9 shall survive Termination.

ARTICLE 10

MISCELLANEOUS

10.1 NOTICES; SIGNATURES.

10.1.1 Notice Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Lender:	WM Organic Growth, Inc. 1001 Fannin Street, Suite 1000 Houston, TX 77002 Attention: General Counsel Fax: (713) 209-9710

If to Borrower:	Fulcrum Sierra BioFuels, LLC c/o Fulcrum BioEnergy, Inc. 4900 Hopyard Road, Suite 220 Pleasanton, CA 94588 Attention: Rick Barraza Fax: (925) 730-0157

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth above.

10.1.2 Means of Transmittal. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight courier service (including Federal Express, UPS and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by facsimile or email, with the original sent by other means set forth in this Section 10.1.2.

10.1.3 Effectiveness of Notices. Notices delivered in person or by overnight courier service, or mailed by registered or certified mail or sent by telecopier shall be deemed to have been given when received (except that, if not received during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient .

10.2 RIGHT TO SET-OFF. In addition to any rights and remedies (including other rights of set-off) now or hereafter granted to Lender under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default , regardless of the adequacy of any other collateral, Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) or other sums at any time held or owing by Lender to or for the credit or the account of

Borrower against and on account of the Obligations hereunder. Lender agrees to notify Borrower promptly after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off or application or the rights of Lender under this Section. Lender’s rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have hereunder or at law.

10.3 DELAY AND WAIVER.

10.3.1 No delay, failure or omission to exercise, and no course of dealing with respect to, any right, power, privilege or remedy accruing to Lender upon the occurrence of any Default, Event of Default or unsatisfied condition precedent under any Credit Document shall impair any such right, power, privilege or remedy of Lender, nor shall it be construed to be a waiver of any such Default, Event of Default or unsatisfied condition precedent, or an acquiescence therein, or of any similar Default, Event of Default or unsatisfied condition precedent thereafter occurring; nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right or power.

10.3.2 Upon effectiveness of any waiver of a Default or Event of Default, the parties shall be restored to their former position and rights under the Credit Documents, and such Default or Event of Default shall be deemed to be cured and not continuing; provided that any waiver of any single Default, Event of Default or unsatisfied condition precedent shall not be deemed a waiver of any other Default, Event of Default or other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by Lender of any Default, Event of Default or unsatisfied condition precedent under any Credit Document, or any waiver by Lender of any provision or condition of any Credit Document, must be in writing in accordance with Section 10.1.2 and shall be effective only to the extent specifically set forth in such writing.

10.3.3 Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.

10.4 COSTS, EXPENSES AND ATTORNEYS’ FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay or reimburse Lender:

(a) for (i) all reasonable fees and expenses of outside legal counsel in connection with the preparation, negotiation, execution and administration of this Agreement and the documents contemplated hereby and the satisfaction of the conditions precedent to each Credit Event; provided, however, that the total amount of such fees and expenses to be reimbursed for services performed through the Initial Borrowing Date shall not exceed $250,000 in the aggregate, whether paid before or after the Execution Date, and (ii) all costs and expenses incurred in connection with any filing, recording, registration or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein of creating, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and title insurance premiums; and

(b) for (i) all reasonable costs and expenses incurred by Lender, including the reasonable fees and expenses of outside legal counsel, in connection with any action, suit or other proceeding affecting the Collateral or any material part thereof, in which action, suit or proceeding the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of Lender to defend or uphold the Liens granted by the Collateral Documents, and (ii) all reasonable costs and expenses incurred by Lender (including the reasonable fees and expenses of outside legal counsel) and costs of settlement, incurred in connection with the enforcement or protection of its rights under the Credit Documents or in collecting any sum which becomes due under the Credit Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral)..

10.5 ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument attached hereto or expressly referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

10.6 GOVERNING LAW. THE CREDIT DOCUMENTS (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.7 SEVERABILITY. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof; and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

10.8 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Lender, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

10.9 HEADINGS. Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement or be given any substantive effect.

10.10 NO PARTNERSHIP, ETC. Lender and Borrower intend that the relationship between them under this Agreement and the other Credit Documents shall be solely that of creditor and debtor. Nothing contained in any of the Credit Documents, and no action taken by Lender pursuant hereto or thereto, shall be deemed or construed to create a partnership, an association, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Lender and Borrower or any other Person. Lender shall not responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Project. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project (if any) and to perform all obligations and other agreements and contracts relating to the Project shall be the sole responsibility of Borrower.

10.11 WAIVER OF JURY TRIAL. EACH OF THE SECURED PARTIES AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH SECURED PARTIES, BORROWER, OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that (i) this waiver is a material inducement to enter into a business relationship, (ii) it has already relied on this waiver in entering into this Agreement, and (iii) it will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.

10.12 CONSENT TO JURISDICTION. Lender and Borrower, for itself and in connection with its properties, hereby irrevocably and unconditionally, to the fullest extent it may legally and effectively do so:

(a) agrees that (i) any legal action or proceeding by or against Borrower or with respect to or arising out of any Credit Document, or for recognition or enforcement of any related judgment, may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, and in any appellate court from any thereof, and (ii) a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. By execution and delivery of this Agreement, the parties hereto accept, for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Nothing herein shall affect the right of Lender to bring any legal action or proceeding against Borrower with respect to or arising out of any Credit Document, including judicial or non-judicial foreclosure of the Deed of Trust, in any other competent jurisdiction. The parties further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by Lender on or under the Credit Documents is usurious;

(b)(i) waives, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding under or in connection with any or all of the Project, or any Credit Document in any court referred to in paragraph (a) of this Section, and (ii) waives any right to stay or dismiss any such action or proceeding brought before the foregoing courts on the basis of forum non-conveniens; and

(c) agrees that the provisions of this Section 10.12 relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under New York General Obligations Law Section 5-1402 or otherwise.

10.13 EFFECTIVENESS. This Agreement shall become effective as of the effective date hereof when it shall have been executed by all parties hereto.

10.14 SUCCESSORS AND ASSIGNS.

10.14.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor Lender may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party, except that (a) Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Credit Documents to secure Lender’s obligations to any Person(s) providing financing to Lender that enables it to make or maintain Loans, (b) during the Loan Availability Period, Lender may assign, delegate and transfer its rights and obligations hereunder and under the other Credit Documents, in whole but not in part, to a wholly-owned subsidiary of Waste Management, Inc. that has the financial ability to and accepts and assumes all of Lender’s obligations under this Agreement and the other Credit Documents by an instrument reasonably acceptable in form and substance to Borrower, and (c) after the Loan Availability Period, Lender may assign, delegate and transfer its rights and obligations hereunder and under the other Credit Documents, in whole but not in part, to any Person that (i) assumes Lender’s obligations under this Agreement and the other Credit Documents, (ii) is not, and whose Affiliates are not. a Competitor of Borrower, and (iii) has

reasonable experience in entering into and administering transactions similar to those described in this Agreement. From and after the date of an assignment and delegation under clause (b) or (c) of the prior sentence, Lender shall, to the extent of such assignment and delegation, be released of its obligations under this Agreement and the other Credit Documents, but shall continue to be entitled to the benefit of all indemnification or similar provisions in this Agreement and the other Credit Documents with respect to facts and circumstances occurring prior to the effectiveness of such assignment and delegation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.14.2 Change of Control. A Change of Control of Lender during the Loan Availability Period shall be considered an assignment by Lender for purposes of Section 10.14.1 and shall be subject to all of the requirements and limitations of that Section:

10.15 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

10.16 SURVIVAL. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, and without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower set forth in Section 5.10 shall survive Termination.

10.17 AMENDMENTS. Any provision of the Credit Documents may be amended, modified, supplemented or waived, or any consent thereunder granted, only by a written instrument signed by Lender, Borrower and/or any other affected parties.

10.18 SERVICE OF PROCESS.

10.18.1 Lender and Borrower hereby consent to the service of process made by registered or certified mail, return receipt requested, at its address provided for notices in Section 10.1.1 and agree that such service is sufficient to confer personal jurisdiction over it in any relevant proceeding in any relevant court, and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement or the other Operative Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

10.18.2 Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company (the “Process Agent”), with offices on the date hereof at 80 State

Street, 6th Floor, Albany, NY 12207, as agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Agreement or any other Credit Document. If for any reason such Process Agent shall cease to act as such, Borrower agrees to designate a new permitted designee, appointee and agent in the State of New York. Nothing in this Agreement or the other Operative Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

10.19 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by Lender.

10.20 CONFIDENTIALITY.

10.20.1 Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties and their respective officers, employees, agents and advisors that have a need to know such Information in connection with the administration of this Agreement (it being understood that the Persons to whom such disclosure is made will be instructed to keep such Information confidential), (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (c) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (d) subject to an agreement containing provisions substantially the same as those of this Section, to any permitted assignee of its rights or obligations under this Agreement, (e) with the consent of Borrower, or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower, Pledgor or Sponsor relating to Borrower, Pledgor, Sponsor or their respective businesses, including all information about Borrower’s process, strategy and intellectual property, other than any such information that is available to Lender on a nonconfidential basis.

10.20.2 Without limiting the generality of the foregoing, all Information shall also be subject to that certain Non-Disclosure Agreement dated as of May 2, 2011 by and between Sponsor and Lender, which is incorporated herein by this reference, substituting Borrower for Sponsor.

10.21 REINSTATEMENT. Each Credit Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of all or a portion of the obligations of any Credit Party under such Credit Document is rescinded or reduced in amount, or must otherwise be restored or returned by Lender for any reason (whether in connection with any bankruptcy, insolvency, as a result of any Governmental Rules, or otherwise). In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only to the extent of the amount paid and not so rescinded, restored or returned.

10.22 MARSHALLING; ASSETS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or Lender enforces any security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (and whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

10.23 CONSTRUCTION OF THE DOCUMENTS. Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of the Credit Documents, (b) it has had full and fair opportunity to review and revise the terms of the Credit Documents, (c) the Credit Documents have been negotiated and drafted jointly by all of the parties hereto, and (d) Lender does not have a fiduciary relationship with or duty to Borrower arising out of or in connection with any of the Credit Documents, and the relationship between Lender and Borrower in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that (i) the Credit Documents shall be deemed to be the work product of all parties hereto and thereto, (ii) the terms hereof and thereof shall not be construed against or in favor of any party, and (iii) no ambiguity in any Credit Document shall be construed in favor of or against any party solely as a result of such party having drafted or proposed the ambiguous provision.

10.24 PATRIOT ACT. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and any other money laundering or anti-terrorism law or regulation, it may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender in its judgment to identify Borrower in accordance with the Patriot Act and any other money laundering or anti-terrorism law or regulation.

10.25 NONLIABILITY OF LENDER; WAIVER OF CONSEQUENTIAL DAMAGES. LENDER SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH ANY INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL LENDER HAVE ANY LIABILITY WITH RESPECT TO,

AND EACH CREDIT PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE DATE HEREOF). EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL IN THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company

By:	/s/ E. James Macias
Name: E. James Macias
Title: President and Chief Executive Officer

WM ORGANIC GROWTH, INC., a Delaware corporation

By:	/s/ Carl Rush
Name: Carl Rush
Title: President

CREDIT AGREEMENT SIGNATURE PAGE

EXHIBIT A

to Credit Agreement

DEFINITIONS

Section, Article and Exhibit references used herein refer to sections and articles of and the exhibits to this Agreement, unless otherwise specified.

“Account Withdrawal Documents” means, collectively, any Account Withdrawal Request and the Account Withdrawal Instruction related thereto, properly completed by Borrower and delivered to Lender for approval and signature, in accordance with the applicable provisions of this Agreement and the Depositary Agreement.

“Account Withdrawal Instruction” means a certificate in the form of Exhibit J-2, delivered to Lender.

“Account Withdrawal Request” means a certificate in the form of Exhibit J-1, signed by a duly authorized representative of Borrower and delivered to Lender.

“Accounts” means the Construction Account, the Revenue Account, the Distribution Holding Account, the Distribution Suspense Account, the DSR Account, the Liquidity Reserve Account, the Insurance Proceeds Account, the Checking Account and each cash collateral account referred to in the Credit Documents, including any sub-accounts within such accounts.

“Additional Project Documents” means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Project entered into by Borrower and any other Person, or assigned to Borrower, subsequent to the Execution Date that provide for the payment by or to Borrower of more than $1,000,000 or the provision to Borrower of $1,000,000 or more in value of goods or services.

“Affiliate” of a specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agreement” has the meaning given in the preamble.

“ALTA” means American Land Title Association.

“Annual Operating Budget” means the budget required pursuant to Section 5.13.3.

“Anti-Terrorism Laws” has the meaning given in Section 4.22.

“Applicable Percentage” means (i) from the Commercial Operation Date until the aggregate principal amount of outstanding Loans is reduced to $45,000,000, 100%, (ii) from the date that the aggregate principal amount of outstanding Loans is reduced to $45,000,000 until the date that the aggregate principal amount of outstanding Loans is reduced to $35,000,000, 85%, (iii) from the date that the aggregate principal amount of outstanding Loans is reduced to $35,000,000 until the date that the aggregate principal amount of outstanding Loans is reduced to $25,000,000, 75%, (iv) from the date that the aggregate principal amount of outstanding Loans is reduced to $25,000,000 until the date that the aggregate principal amount of outstanding Loans is reduced to $15,000,000, 65%, and (v) thereafter, until the date the Loans are paid in full, 50%,

“Applicable Permit” means, at any time, any Permit that is necessary under applicable Legal Requirements or any of the Operative Documents to have been obtained by or on behalf of Borrower at such time in light of the stage of development, construction or operation of the Project to construct, test, operate, maintain, repair, lease, own or use the Project as contemplated by the Operative Documents, or for Borrower to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Applicable Third Party Permit” means, at any time, any Permit that is necessary to have been obtained by such time by any Person (other than Borrower) that is a party to a Major Project Document in order to perform such Person’s obligations thereunder (other than Permits necessary to conduct its business generally and maintain its existence and good standing), or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Available Construction Funds” means, at any time and without duplication, the sum of (a) amounts in the Construction Account, (b) the Available Loan Commitment, (c) undisbursed Insurance Proceeds or Eminent Domain Proceeds which are available for payment of Project Costs, (d) any delay liquidated damages which Borrower has received under the Construction Contract or any other contract for construction related to the Project and which are available for the payment of Project Costs, (e) any other liquidated damages which Borrower has received under the other Project Documents and which, by the terms of the Credit Documents, are available for the payment of Project Costs; and (f) equity contributions to Borrower that have not been applied to the payment of Project Costs .

“Available Financing” has the meaning given in Section 5.21.

“Available Loan Commitment” means (a) at any time and from time to time during the Loan Availability Period, the Loan Commitment at such time minus the sum of (i) the aggregate principal amount of all Loans outstanding at such time and (ii) the aggregate principal amount of all Loans that have been repaid prior to such time, and (b) at any time after the Loan Availability Period, zero.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if (a) that Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under the Bankruptcy Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other applicable law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (v) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its property shall have been entered; or (f) any other similar relief shall be granted against such Person under any applicable Bankruptcy Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Bankruptcy Law” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including state and federal) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

“Base Case Projections” means the projection of operating results showing at a minimum Borrower’s good faith estimates, as of the Initial Borrowing Date, of revenues, operating expenses and sources and uses over the forecast period, delivered by Borrower to Lender pursuant to Section 3.1.24.

“Base Equity Requirement” means cash equity funds equal to an amount that, as of the Initial Borrowing Date, together with the Loan Commitment will be sufficient to pay all Project Costs as reflected in the Project Budget delivered by Borrower to Lender pursuant to Section 3.1.24.

“Base Rate” means the greatest of (a) the prime commercial lending rate announced from time to time by Bank of America, n.a. (the “Prime Rate”), (b) the Federal Funds Rate plus 0.50% and (c) if Eurodollar Loans have not been suspended or terminated hereunder and there have been no material disruptions in the London interbank market or other markets where rates similar to the Eurodollar Rate are established, the Eurodollar Rate for a loan with a one-month Interest Period plus 1.00%. The Prime Rate may not necessarily be the highest or lowest rate of interest charged by Bank of America, n.a. to its commercial borrowers. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based upon the Base Rate as provided herein.

“Borrower” has the meaning given thereto in the Recitals.

“Borrowing” means a borrowing by Borrower of any Loans of the same Type made on the same day.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the Project Jurisdiction or the State of New York and, where such term is used in any respect relating to a Eurodollar Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Cash Grant” means the grant provided for in Section 1603 of Division B, Title 1 of the American Recovery and Reinvestment Act of 2009.

“Cash-Substitute LC” has the meaning given in Section 7.8.1.

“Casualty Event” means the loss, damage or destruction of any part of the Improvements or any personal property related to the Project.

“Change of Control” means, as to any Person, any transfer (whether in one transaction or cumulatively in one or more transactions) or change of ownership of more than fifty percent (50%) of the direct or indirect equity ownership or voting interests in such Person.

“Charges” has the meaning given in Section 10.19.

“Charter Document” shall mean, with respect to any Person, (i) the articles of incorporation, limited liability company agreement, partnership agreement, or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of capital stock of such Person, and (iv) any shareholder rights agreement or other similar agreement.

“Checking Account” means the checking account established by Borrower pursuant to Section 7.11.

“Checking Account Bank” has the meaning given in Section 7.11.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

“Collateral Documents” means the Deed of Trust, the Pledge Agreement, the Security Agreement, each Consent Agreement, the Control Agreement, and any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing.

“Commercial Operation” means the occurrence of all of the following: (i) all work under the Construction Contract has been substantially completed, and the Project is mechanically complete in all material respects (except for Punchlist items), (ii) all major equipment has been commissioned and tested, (iii) the Project as a whole has been commissioned and tested and has successfully completed all applicable Performance Tests, and (iv) the Project is producing biofuels in commercially useful quantities.

“Commercial Operation Date” means the date the Project achieves Commercial Operation.

“Competitor” means a Person engaged in substantially the same business or selling substantially the same products as Borrower in the markets in which Borrower does business or sells product.

“Completion” means that (a) all work under the applicable Construction Contract (other than Punchlist items) has been completed substantially in accordance with the Plans and Specifications and the requirements of all Applicable Permits, (b) the Performance Tests either (i) all have been successfully completed or (ii) performance liquidated damages have been paid in full, and (c) all other aspects of the Project have been constructed, other than items that could not reasonably be expected to materially affect the performance, integrity, safety, or reliability of the Project or the status or validity of any Applicable Permit.

“Completion Date” means the date on which Completion occurs.

“Consent Agreements” means the consents in substantially the form of Exhibit E (or as otherwise approved by Lender) from third parties to be delivered pursuant to this Agreement.

“Construction Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Construction Contractor” means Fluor Enterprises, Inc.

“Construction Contract” means that certain Engineering, Procurement and Construction Contract dated as of June 10, 2010 by and between Borrower and Contractor, together with all guaranties thereof and other credit support therefor.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement (including purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of collateral to support the obligations of another Person, keep-well agreements and take-or-pay or through-put arrangements) of such Person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Control Agreement” means an account control agreement providing Lender, among other things, “control” within the meaning of the UCC, over the Checking Account, and otherwise in form and substance satisfactory to Lender.

“Credit Documents” means this Agreement, any Notes, the Depositary Agreement and the Collateral Documents.

“Credit Event” means each Borrowing and resulting Loan, each continuation of a Eurodollar Loan and each conversion of a Base Rate Loan to a Eurodollar Loan.

“Credit Parties” means Borrower and Pledgor.

“Credit Rating” means, with respect to any Person, the rating then assigned to such Person’s secured or unsecured, as applicable, senior long-term debt obligations, or, if a Person does not have a rating assigned to its secured or unsecured senior long-term debt, the rating then assigned to such Person as an issuer rating, by S&P, Moody’s or Fitch.

“Debt” of any Person means, without duplication, (a) all obligations (including contingent obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would not be shown on the liability side of the balance sheet of such Person and not past due more than 90 days, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty, and (j) all net obligations of such Person in respect of Swap Contracts.

“Debt Service” means, for any period, the sum of (a) interest on Loans and other outstanding Debt of Borrower, (b) scheduled Loan principal payments and scheduled principal payments on other outstanding Debt of Borrower payable during such period, and (c) net payments, if any, payable during such period pursuant to Swap Contracts.

“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Operating Cash Available for Debt Service for such Test Period to (b) Debt Service for such Test Period.

“Debt Service Deficiency” has the meaning given in Section 7.4.2.

“Deed of Trust” means a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in substantially the form of Exhibit D-1, executed by Borrower for the benefit of Lender.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Default Rate” has the meaning given in Section 2.3.3.

“Depositary” means the Person designated by mutual agreement of Lender and Borrower to act as “Depositary Agent” under the Depositary Agreement, not in its individual capacity but solely as depositary agent, bank and securities intermediary under the Depositary Agreement.

“Depositary Agreement” means the Depositary Agreement, in substantially the form of Exhibit D-4, among Borrower, Lender and Depositary.

“Distribution Conditions” has the meaning given in Section 6.6.2.

“Distribution Holding Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Distribution Suspense Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Drawdown Certificate” means a certificate delivered to Lender substantially in the form of Exhibit C-4.

“Drawstop Funds” has the meaning given in Section 5.1.1(b).

“DSR Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“DSR Requirement” has the meaning given in Section 7.4.1.

“Easements” has the meaning given in clause (c) of the granting clause of the Deed of Trust.

“Embargoed Person” has the meaning given in Section 6.26.2.

“Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the Project Jurisdiction, the United States or another Governmental Authority having jurisdiction.

“Eminent Domain Proceeds” has the meaning given in Section 7.10.

“Environmental Claims” means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements or attorneys’ or consultants’ fees, relating in any way to (a) a violation or alleged violation of any Hazardous Substance Law or Permit issued under any Hazardous Substance Law, (b) a Release or threatened Release of Hazardous Substances, or (c) any legal or administrative proceedings relating to any of the above.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with Borrower within the meaning of Section 4001(a) of ERISA or that is treated as a single employer together with Borrower under Section 414 of the Code.

“ERISA Plan” means any employee benefit plan maintained by Borrower or any ERISA Affiliate, or to which any of them contributes, or is obligated to contribute for its employees or former employees, in each case, that is covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Eurodollar Breakage Costs” means costs, expenses, losses and liabilities incurred by Lender as a result of the repayment, prepayment or conversion of a Eurodollar Loan on a day other than the last day of the applicable Interest Period for such Loan or the failure to repay or convert a Eurodollar Loan on the last day of the applicable Interest Period for such Loan.

“Eurodollar Loan” means a Loan that bears interest based upon the Eurodollar Rate as provided herein.

“Eurodollar Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum as calculated by the British Bankers’ Association and obtained through a nationally recognized service such as the Dow Jones Market Service (Telerate) or Reuters (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), rounded upward, if necessary, to the nearest 1/100 of 1%, equal to the offered rate for deposits in Dollars in amounts greater than $1,000,000 for a period equal to such Interest Period, commencing on the first day of such Interest Period, at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date.

“Event of Default” has the meaning given in Article 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Execution Date” means November 16, 2011.

“Executive Order” has the meaning given in Section 4.22.

“Federal Funds Rate” means, for any day, the weighted average of the per annum rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the rate for the last day on which it was published).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Feedstock Supply Agreements” means the WMI Feedstock Supply Agreement and the Waste Connections Feedstock Supply Agreement.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fitch” means Fitch Ratings, Ltd.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and, in particular, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Governmental Authority” means (a) any nation or government (whether domestic or foreign), (b) any federal, state, provincial, regional, municipal, local, territorial, or other political, governmental or quasi-governmental subdivision thereof, including any central bank thereof and any comparable authority, (c) any other judicial, public, statutory or administrative agency, authority, board, body, bureau, commission, department, entity or instrumentality (including the SEC, the Comptroller of the Currency or the Federal Reserve Board) or any subdivision thereof, (d) any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or (e) any arbitrator with authority to bind a party at law.

“Governmental Rule” means any constitution, code, statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, treaty, judgment, policy or requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Hazardous Substances” means any and all substances or materials (i) defined as “hazardous substances,” “pollutants,” “contaminants,” “hazardous waste,” “hazardous materials,” “regulated substances,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “pesticide,” “herbicide,” “fungicide,” “rodenticide,” “source material,” “special nuclear material,” “by-product material,” “residual radioactive material,” “toxic materials,” “harmful physical agents,” “chemicals known to cause cancer or reproductive toxicity,” “hazardous waste constituents,” “toxic substances,” or similar terms, as such terms are defined under applicable Hazardous Substances Laws, or (ii) any other substances regulated for the protection of human health, welfare or the environment under applicable Hazardous Substances Laws, and in each case, also as the same are defined in or regulated under any regulations or enforceable guidance publications promulgated pursuant to such Hazardous Substances Laws, including without limitation any petroleum product (including byproducts or breakdown products of petroleum products), asbestos-containing material, naturally-occurring radioactive materials, polychlorinated biphenyls or urea formaldehyde foam insulation.

“Hazardous Substances Law” means any of:

(i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”);

(ii) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”);

(iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”);

(iv) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) (“AEA”);

(v) the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”);

(vi) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”);

(vii) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”);

(viii) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

(ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.) (“SDWA”);

(x) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Section 1201 et seq.) (“SMCRA”);

(xi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”);

(xii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) (“HMTA”);

(xiii) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) (“UMTRCA”);

(xiv) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”); and

(xv) all other Governmental Rules and Legal Requirements of the Project Jurisdiction regulating or imposing liability or standards of conduct concerning Hazardous Substances, as are now or may at any time hereafter be in effect, together with the regulations adopted and publications promulgated pursuant to all foregoing.

“Improvements” has the meaning given in the granting clause of the Deed of Trust.

“Indemnitees” has the meaning given in Section 5.10.1.

“Information” has the meaning given in Section 10.20.1.

“Initial Borrowing Date” has the meaning given in Section 3.1.

“Inspecting Architect” means the architect or engineer selected by Lender to monitor construction of the Project.

“Insurance Proceeds” has the meaning given in Section 7.9.1.

“Insurance Proceeds Account” has the meaning given in Section 7.9.1.

“Interest Payment Date” has the meaning given in Section 2.1.3(c).

“Interest Period” means, with respect to any Eurodollar Loan comprising part of the same Borrowing, initially, the time period selected by Borrower under Section 2.1.3(d) or otherwise provided for pursuant to this Agreement which commences on the first day of such Loan, or the effective date of any conversion (as the case may be) and ends on the last day of such time period, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower or provided for pursuant to this Agreement; provided that no single day shall be deemed to be a part of two Interest Periods.

“Interest Rate” means the Base Rate or the Eurodollar Rate, as the case may be.

“Interest Rate Determination Date” means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

“IP Agreements” means each agreement, license or contract under which rights to use patented technology and other intellectual property rights necessary for the construction or operation of the Project (other than agreements relating to intellectual property, such as computer software, that is commercially available) are conveyed to Borrower by Sponsor or any other Person.

“Legal Requirements” means, as to any Person, the Governing Documents of such Person, any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” has the meaning given thereto in the Recitals.

“Lender Financing” has the meaning given in Section 2.1.3(f).

“Leverage Ratio” means, at any time, the ratio of (a) the aggregate principal balance of Borrower’s Debt actually outstanding at the time of determination to (b) the aggregate amount of Project Costs incurred by Borrower up to and including the time of determination.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidity Reserve Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Loan Availability Period” means the period from the Execution Date to the earliest of (a) full utilization of the Loan Commitment, (b) the Commercial Operation Date, and (c) the third anniversary of the Execution Date.

“Loan Commitment” has the meaning given in Section 2.2.

“Loan Maturity Date” means the earliest of (a) the twelfth anniversary of the date Completion is achieved, (b) the date thirteen years and six months after the Initial Borrowing Date, and (c) the date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable under this Agreement.

“Loans” means loans requested by Borrower and made by Lender as provided in this Agreement.

“LRA Requirement” means $5,000,000.

“Major Equipment” means the equipment that is covered by the Major Equipment Agreements.

“Major Equipment Agreements” means that certain Purchase Order Contract and License dated as of May 1, 2009 by and between Borrower and InEnTec LLC and each other agreement or contract between a Major Equipment Vendor and Borrower or affiliate of Borrower for the purchase of equipment and related services in connection with the Project that provides for payments in the aggregate under all agreements or contracts entered into with such Major Equipment Vendor or an Affiliate of such Major Equipment Vendor of more than Five Hundred Thousand Dollars ($500,000).

“Major Equipment Vendors” means vendors providing the Major Equipment under the Major Equipment Agreements.

“Major Maintenance” means labor, materials and other direct expenses for any overhaul of, or major maintenance procedure for, the Project which requires significant disassembly or shutdown of the Project or any major improvement or remediation of the Project, (a) in accordance with Prudent Industry Practices, (b) pursuant to manufacturers’ requirements to avoid voiding any such manufacturer’s warranty or (c) pursuant to any applicable Legal Requirement.

“Major Project Documents” means the Construction Contract (until the Completion Date only), the Major Equipment Agreements (only until the later of (a) the Completion Date or (b) the expiration of warranties of the counterparty thereunder), the O&M Agreement, the Offtake Agreement, the Feedstock Supply Agreements, the IP Agreements, each Additional Project Document (from and after the date such Additional Project Contract is executed by all parties thereto) and any guaranty agreements related to the foregoing executed by Persons in favor of Borrower.

“Major Project Participants” means, without duplication, Pledgor, Construction Contractor (until the Completion Date only), Operator, each Offtaker, each Major Equipment Vendor (only until the later of (a) delivery of the respective Major Equipment to the Project Site, or (b) or the expiration of warranties of the counterparty thereunder), any Person that provides a guaranty agreement which is a Major Project Document, each Replacement Obligor that replaces any Major Project Participant, and to the extent not already included in this list, any counterparty to a Major Project Document.

“Mandatory Prepayment” has the meaning given in Section 2.1.8(c).

“Material Adverse Effect” means an event, circumstance, condition or occurrence of whatever nature that materially and adversely affects (a) the business, assets (including the Project), property, results of operation or financial condition of Borrower, (b) Borrower’s rights to the Project and the Project assets, (c) Borrower’s ability to perform its obligations under the Operative Documents, (d) the value, validity or priority of Lender’s security interests in the Collateral, (e) the validity or enforceability of any Operative Document (including Lender’s ability to enforce any of its remedies thereunder) or (f) commencement of Commercial Operation on or before the Outside Date.

“Maturity” or “maturity” means, with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrower under the Credit Documents, the date such Loan,

Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maximum Rate” has the meaning given in Section 10.19.

“Minimum Notice Period” means (a) prior to 11:00 a.m. at least four Business Days before the date of any Borrowing, continuation or conversion of a Type of Loan resulting in whole or in part in one or more Eurodollar Loans, and (b) prior to 11:00 a.m. at least two Business Days before any Borrowing or conversion of a Type of Loan resulting in only Base Rate Loans.

“Monthly Date” means the last Business Day of each month from and after the Commercial Operation Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” has the meaning given in the granting clause of the Deed of Trust.

“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute for its employees or under which Borrower or any ERISA Affiliate has any material obligations.

“Net Cash Flow” means all amounts remaining in the Revenue Account after the application of amounts pursuant to Waterfall Levels (1) through (8).

“Net Cash Proceeds” means, with respect to any proceeds of or under any insurance, indemnity or condemnation awards, in connection with the occurrence of any Eminent Domain or property insurance policy, the excess, if any, of (i) the sum of cash or cash equivalents received by or for the account of Borrower in connection with such Eminent Domain or insurance, minus (ii) the reasonable and customary out of pocket costs and expenses incurred by Borrower in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of the relevant proceeds to the extent such amounts were not deducted in determining the amount referred to in clause (i).

“Nonrecourse Persons” has the meaning given in Article 9.

“Note” has the meaning given in Section 2.1.4.

“Notice of Borrowing” means a notice in the form of Exhibit C-1, appropriately completed in accordance with the instructions contained in such form.

“Notice of Interest Terms” means a notice from Borrower to Lender, in substantially the form of Exhibit C-3, appropriately completed in accordance with the instructions contained in such form.

“O&M Agreement” means the agreement between Borrower and Operator providing for the operation and maintenance of the Project after it has been constructed, as the same may be amended, restated or modified from time to time.

“O&M Costs” means, for any period, cash amounts incurred and paid by Borrower (or paid by an Affiliate of Borrower; provided that satisfactory evidence of such payment is proved to Lender) for the operation and maintenance of the Project or any portion thereof and for the purchase of goods and services in connection therewith, including (a) premiums for insurance policies, (b) costs of obtaining any other materials, supplies, utilities or services for the Project, (c) costs of maintaining, renewing and amending Permits, (d) franchise, licensing, property, real estate, sales and excise taxes, (e) general and administrative expenses, (f) employee salaries, wages and other employment-related costs, (g) business management and administrative service fees, (h) costs required to be paid by the Project under any Project Document or Credit Document (other than scheduled Debt Service and Project Costs but including scheduled interest or lease payments in respect of other Permitted Debt) or to satisfy any Legal Requirement or obtain or maintain any Permit, (i) legal fees and other fees and costs payable to Lender (other than amounts constituting scheduled Debt Service), (j) necessary capital expenditures (other than capital expenditures made in connection with the repair or restoration of any casualty suffered by the Project to the extent funded with insurance or similar proceeds applied pursuant to Section 7.6.3 or infusions of equity pursuant to the Credit Documents), (k) all costs of Major Maintenance; and (l) all other fees and expenses necessary for the continued operation and maintenance of the Project and the conduct of the business of the Project, but exclusive in all cases of non-cash charges and also exclusive of all interest charges and charges for the payment or amortization of principal of the Loans.

“Obligations” means and includes all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Credit Parties (or, if such term is used by reference to any specific Person, by such Person) to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Documents, including (a) all interest, fees, charges, expenses, attorneys’ fees, repayment obligations, prepayment obligations, and reimbursement obligations payable by any Credit Party thereunder, (b) the performance of all covenants, agreements, obligations and liabilities of the Credit Parties to Lender under or pursuant to the Credit Documents, (c) any and all sums advanced by Lender to preserve the Collateral or preserve or perfect Liens in the Collateral, and (d) in the event of any proceeding for the collection or enforcement described herein, after an Event of Default has occurred and is continuing and unwaived in accordance with the provisions hereof, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lender of its rights under the Collateral Documents, together with reasonable attorney’s fees and court costs.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Offtake Agreements” means (i) the Tenaska BioFuels Offtake Agreement, and (ii) each Additional Project Document providing for the purchase of biofuels from the Project.

“Offtakers” means the counterparties to the Offtake Agreements other than Borrower.

“Operating Budget Category” means (a) individually, any line item category set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds, and (b) collectively, all line item categories set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds.

“Operating Cash Available for Debt Service” means, for any period, Project Revenues during such period minus O&M Costs during such period.

“Operative Documents” means, collectively, the Credit Documents and the Project Documents.

“Operator” means the Person designated by Borrower with the consent of Lender to operate and maintain the Project pursuant to the O&M Agreement.

“Outside Date” means September 1, 2014.

“Patriot Act” has the meaning given in Section 4.22(a).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Performance Tests” means the conduct of any “performance tests” or “acceptance tests” required under the Construction Contract or a Major Equipment Agreement and any other similar tests, of the Project or any material portion thereof.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permit Schedule” has the meaning given in Section 3.1.8(a).

“Permitted Debt” means (a) Debt incurred under the Credit Documents, (b) Debt pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith in accordance with Section 5.2.2, (c) Debt incurred in connection with any Swap Contracts, (d) Permitted Equipment Financings , (e) trade or other similar Debt incurred in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (f) the following contingent liabilities, to the extent otherwise constituting Debt: (i) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit that is not past due more than 90 days, (ii) the endorsement of negotiable instruments received in the normal course of its business, and (iii) contingent liabilities incurred with respect to any Applicable Permit or Operative Document, (g) purchase money obligations incurred to finance the purchase price of discrete items of equipment that extend only to the equipment being financed in an aggregate amount of secured principal and capital lease obligations not exceeding $500,000 at any one time outstanding, and (h) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $1,000,000 at any one time outstanding.

“Permitted Equipment Financings” means leases, sale-leasebacks and other arrangements for separately financing the purchase and/or installation of Major Equipment or other equipment, systems or facilities that are part of or used in connection with the Project that do not exceed Two Million Dollars ($2,000,000) in capitalized value in the aggregate and are otherwise on terms and conditions acceptable to Lender.

“Permitted Investments” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (b) interest-bearing deposit accounts, including time deposits and certificates of deposit, of any domestic commercial bank whose outstanding long-term debt is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s having capital and surplus in excess of $500,000,000 having a maturity not exceeding 90 days from the date of acquisition, (c) commercial paper issued by any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and, in each case, having a maturity not exceeding 90 days from the date of acquisition, (d) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above, (e) high-grade corporate bonds rated at least AA or the equivalent thereof by S&P or Fitch or at least Aa2 or the equivalent thereof by Moody’s having a maturity not exceeding 90 days from the date of acquisition, (f) banker’s acceptances drawn on and accepted by any domestic commercial bank whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s, (g) money market mutual funds whose investment criteria are substantially similar to items (a) through (f) of this definition, (h) instruments issued by an investment company rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s having a portfolio consisting of 95% or more of the securities described in items (a) through (g) of this definition, and (i) investment contracts pursuant to which moneys are deposited (to bear interest at an agreed rate) with a bank, insurance company or other financial institution whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s.

“Permitted Liens” means (a) the rights and interests of Lender as provided in the Credit Documents; (b) statutory Liens for any current tax, assessment or other governmental charge not yet due and payable, and Liens for taxes, assessments or governmental charges being contested in accordance with the requirements of Section 5.17; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business or in connection with the construction, operation or maintenance of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project and shall not interfere in any material respect with the use or disposition of the Project, (ii) a bond or other security acceptable to Lender has been posted or provided in such manner and amount as to assure Lender that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor; (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security acceptable to Lender have been provided or are fully covered by insurance; (e) the Title Exceptions; (f) Liens securing Swap Contracts or Permitted Equipment Financings; (g) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases; and (h) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Borrower or the value of such property or assets for the purposes of such business.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Plans and Specifications” means the plans and specifications for the construction and design of the Project as set forth in the Construction Contract, as updated from time to time, and any other similar design, engineering or technical documents referred to in such Construction Contract.

“Pledge Agreement” means, the Pledge and Security Agreement, in substantially the form of Exhibit D-3, among Pledgor, Borrower and Lender.

“Pledgor” means the Person organized as provided in Section 5.9.2 or, under the circumstances provided in Section 5.9.2, all of the current owners of Borrower, collectively.

“Process Agent” has the meaning given in Section 10.18.2.

“Project” means the Sierra BioFuels Plant, a municipal solid waste to ethanol facility being constructed by Borrower near Reno, Nevada.

“Project Budget” means the Project Budget attached hereto as Exhibit G-2, as the same may be updated by Borrower as provided in Section 3.1.24.

“Project Budget Category” means any line item category set forth in that portion of the then applicable Project Budget showing sources and uses of Project funds.

“Project Costs” means all costs associated with the development, design, engineering, construction, testing, installation, equipping, assembly, inspection, completion, and start-up of the Project, including: (a) all amounts payable under the Project Documents, including liquidated damages payable thereunder, and any state taxes on equipment, site acquisition and preparation costs, (b) financing, advisory, legal and other fees; (c) all other Project-related costs and other development costs (including all Project Site related costs payable to any Person, including landowners or any Governmental Authority), insurance costs, management services fees and expenses and expenses to complete the development, design, construction and financing of the Project; (d) contingency funds, start-up costs and initial working capital costs; (e) O&M Costs due and payable prior to the Commercial Operation Date; (f) interest and fees incurred on or in respect of any Loan; (g) payments and fees under Swap Contracts, if any, payable prior to the Commercial Operation Date; and (j) amounts to be deposited into the DSR Account or the Liquidity Reserve Account at any time on or before the Commercial Operation Date.

“Project Document Modification” has the meaning given in Section 6.12.1.

“Project Documents” means, without duplication, the Major Project Documents, the Real Property Documents and any other agreement or document relating to the development, construction or operation of the Project to which Borrower is a party.

“Project Jurisdiction” means the State of Nevada.

“Project Revenues” means, without duplication, all income and cash receipts of Borrower derived from the ownership or operation of the Project, including payments received by Borrower under any Offtake Contract, performance and delay liquidated damages received under the Construction Contract or a Major Equipment Contract, proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Borrower), other income derived from the sale of biofuels produced by the Project, receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, as determined in conformity with cash accounting principles, investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding (a) net payments, if any, received by Borrower under Swap Contracts, as determined in accordance with cash accounting principles, (b) proceeds of casualty insurance, and (c) the proceeds of any condemnation awards relating to the Project .

“Project Schedule” means the schedule for construction and completion of the Project delivered by Borrower pursuant to Section 3.1.24.

“Project Site” has the meaning given to such term in the Deed of Trust (as amended from time to time).

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by biofuels production facilities in the region and of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electric generation facility, with commensurate standards of safety, performance, dependability, efficiency and economy. “Prudent Industry Practices” does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Punchlist” means work under the Construction Contract, the failure of which to be completed does not, whether individually or in the aggregate, have, or otherwise cause, a Material Adverse Effect, including those “Punch List Items” compiled pursuant to Section         of the Construction Contract.

“Qualified Letter of Credit” means one or more unconditional, irrevocable letters of credit on terms and conditions, and in form and substance, satisfactory to Lender and shall (a) name Depositary as the beneficiary thereof, (b) have an aggregate amount available to be drawn at all times greater than or equal to the amount being secured by such letter of credit, (c) be issued from a bank, banks, trust company or trust companies each of which shall have a combined capital and surplus of at least $1,000,000,000 and each of whose long-term senior unsecured indebtedness is rated at least A- by S&P or Fitch or A3 by Moody’s, (d) not be secured by any of the Collateral, and (e) not impose on Borrower any obligation to make any payments relating to or reimburse drawing payments thereunder; provided that such letter of credit shall provide that it shall (i) have an initial expiration date of at least one year after issuance (and any renewal or extension shall also be for at least one year), and (ii) have a stated amount equal from time to time to (or, to the extent of cash deposited, less than) amounts required to be issued as set forth in the Credit Documents.

“Rate Margin” means, for all Eurodollar Loans, the applicable rate set forth below per annum, and for all Base Rate Loans, such rate per annum minus 0.75% per annum:

(a) Through the Commercial Operation Date: 7.75%.

(b) After the Commercial Operation Date: 8.25%.

“Real Property” had the meaning given in the Deed of Trust.

“Real Property Documents” means any documents, agreements or instruments pursuant to which Borrower has rights in Real Property, all easements, sub-easements, leases, subleases, licenses and other agreements with landowners and any deeds pursuant to which Borrower owns a fee interest in real property.

“Register” has the meaning given in Section 2.4.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing or the like, or Hazardous Substances, into or upon any land or water or air, or otherwise entering into the environment.

“Repayment Dates” means (a) each March 31, June 30, September 30 and December 31 following the Commercial Operation Date and (b) the Loan Maturity Date.

“Repayment Period” means the three month period commencing on a Repayment Date and ending on the next Repayment Date.

“Replacement Obligor” means either (a) a Person (including any guarantor of such Person’s obligations) (i) having, on the date of such replacement, credit (or acceptable credit support), capability to perform, and experience equal to or greater than that of the party to the Major Project Document (including any guarantor thereof) being replaced and (ii) entering into a contract with Borrower with economic terms at least as favorable to Borrower in all material respects as those in the Major Project Document (including any guaranty thereof) being replaced, or (b) a Person acceptable to Lender and such Person enters into a contract with Borrower on terms and conditions acceptable to Lender; provided that in each case, such Person enters into a Consent Agreement, in substantially the form of Exhibit E to this Agreement, on the date such replacement contract is entered into.

“Reportable Event” means any of the events set forth in Section 4043(b) or (c) of ERISA for which notice to the PBGC has not been waived.

“Responsible Officer” means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any natural Person who is a managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to any such managing general partner, manager or managing member).

“Revenue Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means the Security Agreement, in substantially the form of Exhibit D-2, between Borrower and Lender.

“Sponsor” means Fulcrum BioEnergy, Inc., a Delaware corporation.

“Subject Claims” has the meaning given in Section 5.10.1(a).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which such Person: (a) owns 50% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of a Person.

“Swap Contracts” means any “swap agreement”, “hedging agreement” or similar agreement or transaction that is intended to provide protection against fluctuations in interest or currency exchange rates or commodity prices, but only to the extent such agreement or transaction (a) is entered into in the ordinary course of a Person’s business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (b) does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

“Tax Distributions” means, with respect to any calendar year, an amount equal to the product of (i) the total taxable income produced by Borrower during such calendar year, times (ii) 40%.

“Tenaska BioFuels Offtake Agreement” means that certain Ethanol Purcahse and Sale Agreement dated as of April 16, 2010 by and between Borrower and Tenaska BioFuels, LLC.

“Termination” means payment in full in cash of the Obligations (other than those contingent Obligations that are intended to survive the termination of the applicable Credit Documents), and expiration or termination of the Commitment.

“Test Period” means a period of four consecutive Fiscal Quarters ending on the last day of each March 31, June 30, September 30 and December 31.

“Title Exception” means the exceptions to title set forth in the Title Policy.

“Title Insurer” means First American Title Company of Nevada.

“Title Policy” means the policy of the title insurance issued by the Title Insurer dated as of the Initial Borrowing Date, as provided in Section 3.1.14, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Type” means the type of Loan, whether a Base Rate Loan or Eurodollar Loan.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Credit Documents relating to such perfection or priority and for purposes of definitions related to such provisions.

“Waste Connections Feedstock Supply Agreement” means that certain Resource Recovery Supply Agreement dated as of November 14, 2008 by and between Borrower and Waste Connections of California, Inc., as amended by that certain Scheduling Protocol Adoption Amendment dated March 11, 2010 and that certain letter agreement dated May 5, 2010.

“Waterfall Level x”, where “x” means any of the numbers 1 through 12, means, in the case of each such number, the application of amounts on deposit in the Revenue Account in accordance with the clause of Section 7.3.2 numbered from (1) through (12) which corresponds with such number.

“WMI Feedstock Supply Agreement” means that certain Feedstock Supply Agreement dated as of September 3, 2010 by and between Borrower and Waste Management of Nevada, Inc.

RULES OF INTERPRETATION

1. The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

2. The word “or” is not exclusive.

3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule (including any successor Governmental Rules and Section references to such Governmental Rule shall be construed to refer to any successor sections), and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4. A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

5. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

6. The words “include,” “includes” and “including” are not limiting.

7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

9. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10. References to “days” shall mean calendar days, unless the term “Business Days” shall be used.

11. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” has the same meaning and effect as the word “shall.”

12. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

13. A reference to a time of day refers to the prevailing time in New York City.

14. If, at any time after the Execution Date, Moody’s, S&P or Fitch shall change its respective system of classifications, then any Moody’s, S&P or Fitch “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

Exhibit B

to the Credit Agreement

FORM OF NOTE

$70,000,000.00	[ ], [ ]
[ ], [ ]

FOR VALUE RECEIVED, the undersigned, FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of WM ORGANIC GROWTH, INC., a Delaware corporation (“Lender”), at the office of Lender, located at 1001 Fannin Street, Suite 1000, Houston, TX 77002, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVENTY MILLION DOLLARS AND NO CENTS ($70,000,000.00) or, if less, the aggregate unpaid and outstanding principal amount of the Loans advanced by Lender to Borrower pursuant to that certain Credit Agreement, dated as of November __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower and Lender, and all other amounts owed by Borrower to Lender hereunder.

This Note is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall have been repaid in full at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay all other fees and costs owed to Lender under the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the preceding or next succeeding Business Day, in either case in accordance with the terms of the Credit Agreement.

Upon the occurrence and during the continuation of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and the other Credit Documents. Borrower hereby waives notice of presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note except as specifically provided for in the Credit Agreement.

Borrower agrees to pay costs and expenses of Lender, including reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit C-1

to the Credit Agreement

FORM OF NOTICE OF BORROWING

[INSERT LETTERHEAD OF BORROWER]

Date:             ,

WM Organic Growth, Inc.,

as Lender

1001 Fannin Street, Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-9710

Re:	Fulcrum Sierra BioFuels, LLC – Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.1.2 of the Credit Agreement, dated as of [            ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”) and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

This Notice of Borrowing is being delivered to you in connection with the Drawdown Certificate, dated [            ] (the “Drawdown Certificate”). Amounts requested under this Notice of Borrowing correspond to amounts requested under the Drawdown Certificate.

Borrower hereby gives you notice in accordance with Section 2.1.2 of the Credit Agreement that Borrower requests the Lender to advance to Borrower certain Loans as described below (the “Proposed Borrowing”):

The requested date of the Proposed Borrowing is             ,         , which is a Business Day.

The Proposed Borrowing shall consist of an aggregate principal amount of Loans equal to $            .

The Proposed Borrowing shall consist of [$            in Base Rate Loans][and][$            in Eurodollar Loans with an initial Interest Period as set forth below].

[Amount Requested	Initial Interest Period
$	month(s)
$	month(s)
$	month(s)]

Borrower hereby certifies to Lender that as of the date hereof, and as of the date of the Proposed Borrowing:

A. The statements certified to by Borrower in the Drawdown Certificate with respect to the Proposed Borrowing are true and correct.

B. The amount of the Proposed Borrowing does not exceed the Available Loan Commitment determined as of the date of the Proposed Borrowing.

C. Each of the conditions precedent set forth in Section[s 3.1 and]1 3.2 of the Credit Agreement has been satisfied or waived with respect to the Proposed Borrowing in accordance with the terms thereof.

[Signature page follows.]

[1]	Reference to be included only for first Credit Event.

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered by an authorized officer of Borrower as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company,

By:
Name:
Title:

Exhibit C-3

to the Credit Agreement

FORM OF NOTICE OF INTEREST TERMS

[LETTERHEAD OF BORROWER]

Date:             ,

WM Organic Growth, Inc.,

as Lender

1001 Fannin Street, Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-9710

Re:	Fulcrum Sierra BioFuels, LLC – Notice of Interest Terms

Ladies and Gentlemen:

This Notice of Interest Terms is delivered to you pursuant to Section 2.1.7 of the Credit Agreement, dated as of [            ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”) and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

(Borrower to check the appropriate box)

☐    This Notice of Interest Terms, delivered pursuant to Section 2.1.7 of the Credit Agreement, [confirms our [telephonic/electronic] notice of even date herewith relating][relates] to the following Eurodollar Loans:

Amount	Last Rollover Date or Initial Funding Date (as applicable)	Last Date of Current Interest Period

Total:

This Notice of Interest Terms constitutes a confirmation that effective             ,             (which date is the first day after the last day of the applicable Interest Period), the requested Interest Period for each of the above referenced Eurodollar Loans (which Eurodollar Loans, to the extent that they each have the same rollover date and the same Interest Period selection, shall hereafter be considered a single Eurodollar Loan for all purposes under the Credit Agreement) shall be              month(s) (the “Interest Period Selection”) [Borrower to modify as necessary if more than one Interest Period is being selected for such Eurodollar Loans].

☐     Borrower hereby requests in accordance with Section 2.1.6 of the Credit Agreement that certain Loans be converted from one Type of Loan to another Type of Loan, as more particularly described below (the “Proposed Loan Conversion”):

(a) Borrower hereby requests that $            ,            ,000 of Loans be converted from [Base Rate Loans] [Eurodollar Loans] to [Base Rate Loans] [Eurodollar Loans].

(b) [If such Loans are to be converted from Base Rate Loans into Eurodollar Loans, then insert the following: Borrower hereby requests that such Base Rate Loans be converted to Eurodollar Loans with an initial Interest Period of             month(s).] [Borrower to modify as necessary if more than one Interest Period is selected]

(c) The proposed date of the Proposed Loan Conversion is             ,             (which date is a Business Day [If converting from Eurodollar Loans into Base Rate Loans, then insert the following: and is the first day after the last day of an Interest Period for such Eurodollar Loans]).

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Notice of Interest Terms to be duly executed and delivered by an authorized officer of Borrower as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company,

By:
Name:
Title:

Exhibit C-4

to the Credit Agreement

FORM OF DRAWDOWN CERTIFICATE

[LETTERHEAD OF BORROWER]

Date:             ,         1

Funding Date:             ,

WM Organic Growth, Inc.,

as Lender

1001 Fannin Street, Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-9710

Re:	Fulcrum Sierra BioFuels, LLC – Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate is delivered to you pursuant to Section 3.2.5 of the Credit Agreement, dated as of [            ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”) and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

I, on behalf of Borrower, solely in my capacity as a Responsible Officer of Borrower and not in my personal capacity, do hereby certify to Lender that as of the date hereof and as of the Credit Event to which this Drawdown Certificate relates (the “Funding Date”), except as waived in writing by Lender:

1) The aggregate Project Costs incurred, but not yet paid, through the date of the requested Credit Event are anticipated to be $            .

2) All proceeds of all Loans and other amounts deposited into, or credited to, the Construction Account on or prior to the date hereof[, except for funds remaining in the Construction Account and the Checking Account since the last Funding Date (in

[1]	Certificate must be submitted to Lender at least 7 Business Days prior to the submission of a Notice of Borrowing for the proposed Credit Event.

which case a reconciliation of such amounts is attached hereto),]1 have been expended and have been applied to Project Costs.

3) The Project Costs to be paid with the funds requested in connection with this Drawdown Certificate are to be paid with proceeds of the Loans in the amounts shown on Appendix I hereto.

4) The currently estimated aggregate Project Costs necessary to achieve Completion are as described and segregated in Appendix I hereto. Such amount is consistent with the current Project Budget (as amended, allocated, re-allocated or modified from time to time in accordance with Section 6.19 of the Credit Agreement) or has otherwise been approved or permitted pursuant to the Credit Agreement.

5) [The variances in estimated Project Costs (from the Closing Date to the proposed Funding Date) are summarized in Appendix I hereto and such variances are described in the current or past construction progress reports delivered pursuant to Section 5.8.1 of the Credit Agreement.]2

6) Attached in Appendix II hereto are the previously paid or due and payable invoices, purchase orders or other documents evidencing the Project Costs that are to be reimbursed or paid with the funds requested in connection with this Drawdown Certificate.

7) After taking into consideration the making of the Credit Event hereby requested, Available Construction Funds are not less than the aggregate unpaid amount required to cause Completion to occur in accordance with the Construction Contract and the Credit Documents as set forth on Appendix III attached hereto.

8) Attached in Appendix IV are duly executed Lien waivers required to be delivered to Lender pursuant to Section 3.2.7 of the Credit Agreement relating to mechanics’ and materialmen’s Liens from each contractor, subcontractor, materialman or vendor (other than contractors, subcontractors, materialmen or vendors having contracts that do not exceed [$500,000] in value [revise amount if necessary to obtain the title insurance coverage described in Section 3.2.6 of the Credit Agreement])performing work at the Project Site or having a statutory right to file a mechanics’ and/or materialmen’s Lien, as the case may be, for all work, services and materials, for which the related Project Costs have been or will be paid, from the proceeds of the requested Borrowing.

9) Borrower’s representations and warranties in the Credit Agreement are true and correct in all material respects on and as of the date of the Funding Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date (in which event, such representation and warranty was

[1]	Delete for first Credit Event.
[2]	Delete for first Credit Event.

true and correct in all material respects as of such earlier date or shall have been waived by Lender in writing (or, with respect to unintentional misrepresentations made or deemed made after the Effective Date, such misrepresentation has been corrected).

10) No Default or Event of Default has occurred and is continuing or will result from the funding of the Credit Event hereby requested.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be duly executed and delivered on behalf of Borrower as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC,
a Delaware limited liability company,

By:
Name:
Title:

APPENDIX I

to Drawdown Certificate

Currently Estimated Aggregate Project Costs

Project Cost	Amount
$
$
$
$
$
Total: $

Summary of Variances in Estimated Project Costs (from Closing Date to Proposed Funding Date)

APPENDIX II

to Drawdown Certificate

Invoices

APPENDIX III

to Drawdown Certificate

Sources and Uses of Available Construction Funds

Sources		Uses

Total:	$	Total:	$

APPENDIX IV

to Drawdown Certificate

Lien Waivers

Exhibit D-1

to the Credit Agreement

FORM OF DEED OF TRUST

[See attached.]

RECORDING REQUESTED BY

AND WHEN RECORDED, RETURN TO:

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2900

Kansas City, MO 64106-2150

Attention: Mark Hargrave, Esq.

Assessor’s Parcel No. 005-071-29

CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

dated as of                     , 2011

Please complete Affirmation Statement Below:

I, the undersigned, hereby affirm that the attached document, including exhibits, hereby submitted for recording does not contain the personal information (as defined in NRS Section 603A.040) of any person or persons (per NRS Section 239B.030).

WM Organic Growth, Inc.

Signature	Date

Typed Name

Title

ATTENTION: COUNTY CLERK—THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH CHAPTER 104.9502 OF THE NEVADA REVISED STATUTES (“NRS”).

This page is added to provide additional information required by NRS 111.312 Sections 1-2 and NRS Section 239B.030.

-i-

TABLE OF CONTENTS

(continued)

-ii-

CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of                     , 2011 (this “Deed of Trust”) is executed by FULCRUM SIERRA BIOFUELS, LLC, a limited liability company formed and existing under the laws of the State of Delaware (“Trustor”), whose address is c/o Fulcrum BioEnergy, Inc., 4900 Hopyard Road, Suite 220, Pleasanton, California 94588, Attention: Rick Barraza, to FIRST AMERICAN TITLE COMPANY OF NEVADA, as trustee (“Trustee”), whose address is 5310 Kietzke Lane, Suite 100, Reno, Nevada 89511, for the use and benefit of WM ORGANIC GROWTH, INC., a corporation formed and existing under the laws of the State of Delaware (together with its successors, designees and assigns, “Beneficiary”), whose address is 1001 Fannin Street, Suite 1000, Houston, Texas 77002, Attention:                     . Trustor requests that a copy of any notice of sale be mailed to it at the address set forth above.

Recitals

A. Trustor intends to develop, construct, install, test, own, operate, maintain and use a municipal solid waste to ethanol facility located in Storey County, Nevada (the “Project”).

B. In order to finance the construction, operation, maintenance and use of the Project and for other uses described more fully in the Credit Agreement (as defined below), Trustor has entered into that certain Credit Agreement, dated as of                     , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trustor and Beneficiary, pursuant to which, among other things, Beneficiary has extended commitments to make loans in the original principal amount of up to Seventy Million Dollars ($70,000,000) to, and for the benefit of, Trustor.

C. This Deed of Trust is intended to secure the payment and performance of all of Trustor’s obligations under the Credit Agreement.

D. As more fully set forth below, Trustor intends to secure the payment and performance of its obligations under the Credit Agreement with the Mortgaged Property (as defined below), along with various other items of personal and real property owned by Trustor.

Agreement

NOW, THEREFORE, to secure the prompt and complete payment and performance when and as required, due and/or payable of all of the covenants, obligations and liabilities of Trustor to Beneficiary by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the Promissory Note and under this Deed of Trust (the “Secured Obligations”), and in consideration of the covenants set forth in the Credit Agreement, Trustor, intending to be legally bound, does hereby irrevocably grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Trustee in trust for Beneficiary as set forth in this Deed of Trust, for the benefit of Beneficiary, with power of sale and with right of entry and possession, all of Trustor’s estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights (herein collectively called the “Mortgaged Property”):

(a) the lands and premises more particularly described in Exhibit A hereto (the “Project Site”);

(b) any and all easements, leases, licenses, option rights, rights-of-way and other rights appurtenant to or used in connection with the Project Site or as a means of access thereto, including, without limitation, all easements, leases, licenses, option rights, rights-of-way and other rights for ingress, egress, water, transmission lines, telephone lines, natural gas and sewage pipelines, and all other such rights running in favor of Trustor or appurtenant to the Project Site, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith, together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same (including, without limitation, the easements, leases, licenses option rights, rights-of-way and other rights and instruments described in Exhibit B hereto) (collectively, the “Easements”; and the Project Site and the Easements collectively referred to herein as the “Real Property”);

(c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property (collectively, the “Improvements”);

(d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Trustor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the “Equipment”);

(e) any and all other property used in connection with or appurtenant to the Real Property, Improvements or Equipment that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, being hereby assigned to Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Trustor, as fully as if such property were now owned by Trustor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and each of Trustee and Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder; and all the remainders, reversions, rents, revenues, issues, profits, royalties, income, Proceeds (as defined below) and other benefits derived from any of the foregoing, all of which are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

TO HAVE AND TO HOLD the said Mortgaged Property, whether now owned or held or hereafter acquired, unto Trustee, its successors and assigns, for the benefit of Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

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IT IS HEREBY COVENANTED, DECLARED AND AGREED (a) that the lien, security interest or estate created by this Deed of Trust to secure the payment and performance of the Secured Obligations, both present and future, shall be first, prior and superior to any Lien (as defined below), security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by Trustor, or any of its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to or provided by law as being senior to the lien, security interest or estate created by this Deed of Trust, and (b) that the Mortgaged Property is to be held, dealt with and disposed of by Beneficiary and Trustee, for the benefit of Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust.

PROVIDED ALWAYS, that upon the payment and performance in full of the Secured Obligations (other than any unasserted contingent obligations that by their terms survive termination of the Credit Documents) in accordance with the terms and provisions hereof and of the Credit Agreement and the observance and performance by Trustor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby granted shall, at Trustor’s request and expense, be reconveyed as provided herein below.

ARTICLE 1 – DEFINITIONS

1.1 Defined Terms. Capitalized terms used in this Deed of Trust and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

“Beneficiary” has the meaning ascribed to it in the Preamble.

“Credit Agreement” has the meaning ascribed to it in Recital B.

“Deed of Trust” has the meaning ascribed to it in the Preamble.

“Easements” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Equipment” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Governmental Authority” has the meaning ascribed to it in the Credit Agreement.

“Improvements” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Leases” has the meaning ascribed to it in Section 2.6.

“Mortgaged Property” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

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“Proceeds” has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty, guaranty or condemnation awards payable from time to time with respect to any of the Mortgaged Property; and (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Mortgaged Property and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder.

“Project” has the meaning ascribed to it in Recital A.

“Project Site” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Real Property” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Rents” has the meaning ascribed to it in Section 2.6.

“Secured Obligations” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Security Agreement” has the meaning ascribed to it in Section 2.12.2.

“Project Site” has the meaning ascribed to it in the granting clauses of this Deed of Trust.

“Title Exceptions” shall mean all of those certain exceptions from coverage specifically described in Schedule B Part 1 of the Title Policy and any Permitted Liens.

“Trustee” has the meaning ascribed to it in the Preamble.

“Trustor” has the meaning ascribed to it in the Preamble.

“UCC” has the meaning ascribed to it in Section 2.12.1.

“UCC Collateral” has the meaning ascribed to it in Section 2.12.1.

1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under generally accepted accounting principles in the United States of America.

1.3 The Rules of Interpretation. The rules of interpretation as set forth in the Credit Agreement shall govern the terms, conditions and provisions hereof. In the event of any conflict

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between those set forth in this Deed of Trust and the Credit Agreement, the latter shall be deemed controlling and shall preempt the former.

ARTICLE 2 – GENERAL COVENANTS AND PROVISIONS

2.1 Trustor Performance of Credit Documents. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision applicable to Trustor contained in the Credit Agreement, and shall promptly pay to Beneficiary, when payment shall become due under any Credit Document, the principal with interest thereon and all other sums required to be paid by Trustor under the Credit Agreement or hereunder at the time and in the manner provided in the Credit Documents.

2.2 Future Advances. This Deed of Trust is governed by NRS Sections 106.300 to 106.400, or any successor statute, and secures future advances as provided in such Sections. The maximum amount of principal (as defined in NRS Section 106.345) secured hereby shall not exceed SEVENTY MILLION DOLLARS ($70,000,000), which amount shall not be reduced by (a) repayments from time to time of outstanding amounts under the Credit Agreement or (b) repayments by Trustor from any funding source. This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Property given priority by law. Notwithstanding anything to the contrary contained in any other Credit Document executed in connection herewith, Beneficiary shall have no obligation to make any future advance in the event Trustor exercises its election to terminate pursuant to NRS Section 106.380. Funds disbursed that, in the reasonable exercise of Beneficiary’s judgment, are needed to protect Beneficiary’s security interest in the Mortgaged Property are to be deemed obligatory advances hereunder and will be added to the Secured Obligations and secured by this Deed of Trust and the Secured Obligations shall be deemed increased accordingly.

2.3 General Representations, Covenants and Warranties. Trustor represents, covenants and warrants that as of the date hereof: (a) Trustor has good and marketable fee simple title to the Project Site, free and clear of all liens and encumbrances other than the Title Exceptions; (b) Trustor has good and valid title to all Mortgaged Property, free and clear of all liens and encumbrances other than the Title Exceptions; (c) Trustor has the right to hold, occupy and enjoy its interest in the Mortgaged Property, and has good right, full power and lawful authority to mortgage and pledge the same as provided herein, and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property; (d) the Project Site has adequate access for ingress and egress to dedicated public street(s); and (e) no material part of the Mortgaged Property has been damaged, destroyed, condemned or abandoned.

2.4 Compliance with Governmental Rules. Trustor shall comply in all material respects with all Governmental Rules relating to its use and occupancy of the Mortgaged Property, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Mortgaged Property (except as permitted (including permitted contests) in the Credit Documents).

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2.5 Insurance. Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Mortgaged Property and liability insurance policies, all in accordance with the requirements of Section 5.16 of the Credit Agreement. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Deed of Trust or any other transfer of the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Trustor in and to all casualty insurance policies, and renewals thereof then in force, shall pass to the purchaser or grantee in connection therewith.

2.6 Assignment of Rents. Trustor unconditionally and absolutely assigns to Beneficiary all of Trustor’s right, title and interest in and to the following: all existing and future leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof (collectively, the “Leases”); and all rents, issues, profits, income and proceeds due or to become due from the parties under the Leases, including rentals and all other payments of any kind under any Leases now existing or hereafter entered into, together with all deposits (including security deposits) of any parties thereunder (collectively, the “Rents”). In the event that any Person establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Mortgaged Property, any sums that may become due and payable to Trustor as bonus or royalty payments, and any damages or other compensation payable to Trustor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Section 2.6. This is an absolute assignment to Beneficiary and not an assignment as security for the performance of the obligations under the Credit Documents, or any other indebtedness. Subject to the provisions below, Beneficiary shall have the right, power and authority to: notify any person that the Leases have been assigned to Beneficiary and that all Rents and other obligations are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; enter upon, take possession of and operate the Mortgaged Property; lease all or any part of the Mortgaged Property; perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of Trustor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver; and/or while any Event of Default exists, exercise any or all remedies provided in Article 3 hereof, including the right to have a receiver appointed. At Beneficiary’s request, Trustor shall deliver a copy of this Deed of Trust to each tenant under a Lease. Trustor irrevocably directs any tenant, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Section 2.6 and to turn over to Beneficiary on demand all Rents which it now or hereafter owes under a Lease. Beneficiary shall have the right, but not the obligation, to use and apply all Rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the Credit Documents. Notwithstanding that this is an absolute assignment of the Rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, Beneficiary grants to Trustor a revocable license to collect and receive the Rents and to retain,

6

use and enjoy such Rents. Such license may be revoked by Beneficiary only upon the occurrence of any Event of Default, in which case Trustor shall immediately, without any further act or request on the part of Beneficiary, turn over to Beneficiary all Rents which it receives. Trustor shall apply any Rents which it receives to the payment due under the Secured Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Mortgaged Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose. Upon repayment and performance in full of the Secured Obligations, Beneficiary will, at Trustor’s request and expense, unconditionally and absolutely reassign to Trustor its right, title and interest in and to the Leases and Rents.

2.7 Beneficiary Assumes No Secured Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, except as may otherwise be provided in the Credit Documents, Trustor shall remain obligated under all agreements which are included in the definition of “Mortgaged Property,” and Beneficiary shall not have any obligation or liability with respect to Trustor’s obligations thereunder, nor shall Beneficiary be required or obligated in any manner to perform or fulfill any obligations or duties of Trustor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which Beneficiary may be entitled at any time or times.

2.8 Further Assurances. Trustor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Trustee or Beneficiary may reasonably request, in order to perfect, continue and protect the lien and security interest granted hereby. Trustor shall keep the Mortgaged Property free and clear of all Liens other than Permitted Liens. Without limiting the generality of the foregoing, Trustor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Beneficiary or Trustee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Trustor hereby authorizes Beneficiary to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Trustor where permitted by Governmental Rule.

2.9 After-Acquired Property. Any and all of the Mortgaged Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Trustor or Beneficiary, become and be subject to the lien and security interest of this Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section 2.9 shall be deemed to modify or change the obligations of Trustor under Section 2.8 hereof.

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2.10 Mortgaged Property.

2.10.1 Trustor shall observe all applicable covenants, easements and other restrictions of record with respect to the Project Site, the Easements or to any other part of the Mortgaged Property, in all material respects.

2.10.2 Trustor shall cause the Mortgaged Property to be maintained in accordance with Section 5.13 of the Credit Agreement. Except as permitted by the Credit Agreement, the Improvements shall not be removed from the Project Site, demolished or materially altered (except for normal replacement of the Equipment), without the consent of Beneficiary, such consent not to be unreasonably withheld or delayed. Except for Permitted Liens, Trustor will not, without obtaining the prior consent of Beneficiary, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

2.10.3 Except for Permitted Liens or otherwise in accordance with the Credit Documents, no part of the Mortgaged Property shall be further encumbered, sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed, in each case without the prior written consent of Beneficiary. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Beneficiary has consented to or waived its rights hereunder with respect to any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

2.10.4 Trustor shall permit Beneficiary, and Beneficiary’s agents, representatives and employees, upon reasonable prior notice to Trustor (except following an Event of Default or in the case of any emergency, in such instances no prior notice shall be required), to inspect the Mortgaged Property in accordance with the Credit Documents.

2.11 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to adversely affect Beneficiary’s interest hereunder in the Mortgaged Property or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the obligation that gave rise to such Event of Default, in whole or in part, and with such modifications as Beneficiary reasonably shall deem advisable. All sums, including, without limitation, reasonable attorneys’ fees, so expended or incurred by Beneficiary by reason of an Event of Default of Trustor, or by reason of the bankruptcy or insolvency of Trustor, including, without limitation, sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Secured Obligations, or for repairs, maintenance, alterations, replacements or improvements to the Mortgaged Property or for the protection of the Mortgaged Property, or for real estate taxes or other governmental assessments or charges against any part of the Mortgaged Property, or premiums for insurance of the Mortgaged Property, shall be entitled to the benefit of the lien on the Mortgaged Property as of the date of the recording of this Deed of Trust, shall be deemed

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to be added to and be part of the Secured Obligations secured hereby, and shall be repaid by Trustor as provided in the Credit Documents.

2.12 Security Agreement.

2.12.1 This Deed of Trust shall also be a security agreement between Trustor and Beneficiary covering that portion of the Mortgaged Property that constitutes personal property or fixtures (hereinafter collectively called “UCC Collateral”) governed by the Nevada Uniform Commercial Code (the “UCC”), and as further security for the payment and performance of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in such portion of the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC. In addition to Beneficiary’s other rights hereunder, Beneficiary shall have all rights of a secured party under the UCC. Trustor hereby authorizes the filing of all financing statements and such further assurances that may be reasonably required by Beneficiary to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Beneficiary’s security interests, and Trustor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Credit Documents, if Beneficiary should dispose of any of the Mortgaged Property comprising the UCC Collateral pursuant to the UCC, ten (10) Days’ prior written notice by Beneficiary to Trustor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may from time to time execute, deliver and/or file at Trustor’s expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Trustor and Beneficiary. Except as otherwise provided in the Credit Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by Governmental Rule, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of such UCC Collateral and (b) upon request or demand of Beneficiary, Trustor shall at its expense assemble the UCC Collateral and make it available to Beneficiary at a convenient place reasonably acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys’ fees and disbursements incurred or paid by Beneficiary in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

2.12.2 This Deed of Trust shall constitute a fixture filing pursuant to NRS Section 104.9502, as amended and recodified from time to time. Some or all of the UCC Collateral may be or become a fixture in which Beneficiary has a security interest under the security agreement set forth in Section 2.12.1 above (the “Security Agreement”). However, nothing herein shall, or shall be deemed to, create any lien or interest in favor of the Trustee in any UCC Collateral which is not a fixture. The rights, remedies and interests of Beneficiary under this Deed of Trust and the Security Agreement are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Security Agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests

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under either or both this Deed of Trust or the Security Agreement as Beneficiary may from time to time deem appropriate.

2.12.3 Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Trustor shall make an express written election of said remedy under NRS Section 104.9620, or other applicable law. Trustor agrees that Beneficiary shall have no obligation to process or prepare any UCC Collateral for sale or other disposition.

ARTICLE 3 – REMEDIES

3.1 Acceleration of Maturity. If an Event of Default occurs and is continuing, Beneficiary may in accordance with Section 8.2.3 of the Credit Agreement (except that such acceleration shall be automatic if the Event of Default is caused by a Bankruptcy Event of Trustor), declare the Secured Obligations to be due and payable immediately, and upon such declaration such Secured Obligations, shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).

3.2 Protective Advances. If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary’s other rights or remedies, waiving or releasing any of Trustor’s obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such Event of Default. All such advances shall constitute “Protective Advances.” No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of, any Event of Default.

3.3 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Beneficiary may institute an action, suit or proceeding in equity for specific performance of this Deed of Trust or any other Credit Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

3.4 Beneficiary’s Power of Enforcement.

3.4.1 If an Event of Default occurs and is continuing, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of such Event of Default and demand for sale and written notice of breach and election to sell (or other statutory notice) to cause the Mortgaged Property to be sold to satisfy the secured obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

3.4.2 If an Event of Default occurs and is continuing, and to the extent required by Governmental Rule, after the lapse of such time as may then be required by Governmental Rule following the recordation of said notice of breach and election to sell, and notice of sale having been given as then required by Governmental Rule, Trustee without demand on Trustor, shall sell the Mortgaged Property or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order and in such manner as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale, it being expressly understood and agreed that the right of sale arising

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out of any Event of Default shall not be exhausted by any one or more sales. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement; provided that Trustee shall give Trustor notice of such postponement to the extent required by Governmental Rule. Trustee shall execute and deliver to the purchaser its deed, bill of sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

3.4.3 After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys’ fees of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate from the Event of Default, then to the payment of all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

3.4.4 If any Event of Default occurs and is continuing, Beneficiary may, to the extent permitted by Governmental Rule, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any other Event of Default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Secured Obligations, to the extent permitted by Governmental Rule, or the performance of any term hereof or any other right; (b) to foreclose this Deed of Trust in any manner provided by Governmental Rule for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property or any portion thereof pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys’ fees in such amount as shall be awarded by the court; (c) to exercise any or all of the rights and remedies available to it under the Credit Documents; and (d) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

3.4.5 If an Event of Default occurs and is continuing, the remedies described in this Article 3 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof. If an Event of Default occurs and is continuing, Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. If an Event of Default occurs and is continuing, Trustor agrees that Beneficiary’s inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

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3.5 Beneficiary’s Right to Enter and Take Possession, Operate and Apply Income.

3.5.1 If an Event of Default occurs and is continuing, Trustor, upon appointment of a receiver provided below, shall forthwith surrender to such receiver the actual possession of the Mortgaged Property, and such receiver may have joint access with Trustor to the books, papers and accounts of Trustor.

3.5.2 If an Event of Default occurs and is continuing, upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

(a) make all necessary and proper maintenance, repairs, renewals and replacements (including, the completion of any construction or development) thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon, and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

(b) insure or keep the Mortgaged Property insured;

(c) manage and operate the Mortgaged Property and exercise all the rights and powers of Trustor in its name or otherwise with respect to the same;

(d) enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and apply the monies so received by Beneficiary or Trustee in such priority as provided by the Credit Documents to (i) the payment of interest and principal due and payable to Beneficiary, (ii) the deposits for taxes and assessments and insurance premiums due, (iii) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof, (iv) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee as allowed under this Deed of Trust, and (v) any other charges or costs required to be paid by Trustor under the terms of the Credit Documents; and/or

(e) rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Deed of Trust.

3.5.3 Without limiting the generality of the foregoing, Trustor agrees that Beneficiary shall have the same right, power and authority to enter and inspect the Mortgaged Property as is granted to a secured lender under NRS Section 40.507, and that Beneficiary will have the right to appoint a receiver to enforce the right to enter and inspect the Mortgaged Property to the extent such authority is provided under Nevada law, including, without limitation, the authority granted to a secured lender under NRS Section 32.015.

3.6 Receiver. If an Event of Default occurs and is continuing, Beneficiary, to the extent permitted by Governmental Rule, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by

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Beneficiary. If an Event of Default occurs and is continuing, to the extent permitted by Governmental Rule, Beneficiary may have a receiver appointed with the minimum notice to Trustor or any third party required by law, and Beneficiary may waive any requirement that the receiver post a bond. If an Event of Default occurs and is continuing, to the extent permitted by Governmental Rule, Beneficiary shall have the power to negotiate the terms and conditions under which the receiver shall serve. The reasonable expenses, including receiver’s fees, reasonable attorneys’ fees, costs and agents’ compensation, incurred pursuant to the powers herein contained shall be the obligation of Trustor and shall be secured by this Deed of Trust. If an Event of Default occurs and is continuing, the right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts as provided herein shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the other Credit Documents or otherwise available to Beneficiary at law or in equity and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Credit Documents. Beneficiary shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as the secured party under the Security Agreement to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

3.7 Suits to Protect the Mortgaged Property. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Deed of Trust or the Credit Agreement, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation or other Governmental Rule that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such legislation or other Governmental Rule might impair the security hereunder or be prejudicial to Beneficiary’s interest.

3.8 Proofs of Claim. In the case of any receivership, insolvency, Bankruptcy Event, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor or any guarantor, co-maker or endorser of any of Trustor’s obligations, its creditors or its property, Beneficiary, to the extent permitted by Governmental Rule, shall be entitled to file such proofs of claim or other documents as it may deem necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Credit Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

3.9 Delay or Omission; No Waiver. No delay or omission of Beneficiary to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Credit Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary. The exercise of the

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privileges granted in this Deed of Trust or in any other agreement to perform Trustor’s obligations under the agreements which constitute the Mortgaged Property shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Secured Obligations to be immediately due and payable.

3.10 No Waiver of One Event of Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. No act or omission by Beneficiary shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Credit Document, (i) in the case of any non-monetary Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

3.11 Discontinuance of Proceedings; Position of Parties Restored. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as provided herein.

3.12 Remedies Cumulative. Subject to the provisions of Section 5.11 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Secured Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Credit Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Credit Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

3.13 Interest after Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Credit Documents, including this Deed of Trust, shall, at Beneficiary’s option, bear interest at the Default Rate until such Event of Default has been cured. Trustor’s obligation to pay such sums and interest shall be secured by this Deed of Trust.

3.14 Foreclosure; Expenses of Litigation. If an Event of Default occurs and is continuing and Trustee forecloses, reasonable attorneys’ fees for services in the supervision of

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said foreclosure proceeding shall be allowed to Trustee and Beneficiary as part of the foreclosure costs. If an Event of Default occurs and is continuing, in the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Mortgaged Property or any portion thereof, shall be immediately due and payable by Trustor, with interest thereon at the Default Rate (if an Event of Default occurs and is continuing), and shall be secured by this Deed of Trust.

3.15 Deficiency Judgments. To the extent permitted by Governmental Rule and subject to Article 9 of the Credit Agreement, if after foreclosure of this Deed of Trust or Trustee’s sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Credit Agreement, including hereunder, or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. To the extent permitted by Governmental Rule and subject to Article 9 of the Credit Agreement, Trustor waives any defense to Beneficiary’s recovery against Trustor of any deficiency after any foreclosure sale of the Mortgaged Property. To the extent permitted by Governmental Rule and subject to Article 9 of the Credit Agreement, Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys’ fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.14 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.

3.16 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BENEFICIARY AND TRUSTOR EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF OR RELATED TO THIS DEED OF TRUST. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

3.17 Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed

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or construed to make Beneficiary a “mortgagee in possession”; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Mortgaged Property, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

3.18 Limitations. Beneficiary’s rights and remedies under this Deed of Trust shall be subject to NRS Section 107.080.

ARTICLE 4 – RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE

Notwithstanding anything to the contrary in this Deed of Trust, Trustor agrees as follows.

4.1 Exercise of Remedies by Trustee. To the extent that this Deed of Trust and applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Article 3 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Nevada) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary’s behalf in accordance with applicable law of the State of Nevada. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any of Beneficiary’s remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary’s request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary’s remedies at Beneficiary’s request, and in accordance with Beneficiary’s directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary’s request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

4.2 Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary’s liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor’s attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor’s behalf without joinder or confirmation by the other.

4.3 Resignation or Replacement of Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary’s sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, and, if preferred, several

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substitute trustees in succession, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of Nevada. The law of the State of Nevada shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the Secured Obligations have been paid in full or the Mortgaged Property has been sold hereunder or released in accordance with the provisions of the Credit Documents. Beneficiary’s written appointment and designation of any Trustee shall be full evidence of Beneficiary’s right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

4.4 Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary’s behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

4.5 Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee’s entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

4.6 Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

4.7 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for, in each case, Trustee’s gross negligence, willful misconduct or knowing violation of law or breach of its obligations under this Deed of Trust or any of the other Credit Documents. Trustee shall not be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted it, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee

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shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Trustee shall be under no liability for interest on any moneys received by it hereunder.

4.8 Endorsement and Execution of Documents. Upon Beneficiary’s written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in accordance with or necessary to effectuate the purposes of the Credit Documents. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor’s behalf and in Trustor’s name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

4.9 Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

4.10 No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in its opinion such action will be likely to involve it in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom.

4.11 Terms of Trustee’s Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

4.11.1 Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

4.11.2 Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

4.11.3 Trustor shall reimburse Trustee, as part of the Secured Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee’s administering and executing the trust created by this Deed of Trust and performing Trustee’s duties and exercising Trustee’s powers under this Deed of Trust.

ARTICLE 5 – GENERAL

5.1 Discharge. When all of the Secured Obligations (other than any unasserted contingent obligations that by their terms survive the termination of the Credit Documents) shall have been paid and performed in full, then (a) this Deed of Trust and the lien and security

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interest created hereby shall be of no further force and effect, Trustor shall be released from the covenants, agreements and obligations of Trustor contained in this Deed of Trust and all right, title and interest in and to the Mortgaged Property shall revert to Trustor, and (b) Beneficiary and Trustee, at the request and the expense of Trustor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Trustor to evidence the discharge and satisfaction of this Deed of Trust and the release of Trustor from its obligations hereunder.

5.2 Extension, Rearrangement or Renewal of Secured Obligations. It is expressly agreed that any of the Secured Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Trustor rearranged or renewed, and that any part of the security herein described, or any other security for the Secured Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust shall continue as a prior lien and security interest on all of the Mortgaged Property not expressly so released, until the Secured Obligations are fully paid and performed and this Deed of Trust is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Secured Obligations or any part thereof or the performance of any obligation or liability of Trustor whatever shall in any manner impair or affect the security given by this Deed of Trust; and all security for the payment of the Secured Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

5.3 Forcible Detainer. Trustor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Trustor shall hold possession of the Mortgaged Property or any part thereof, Trustor or the Persons so holding possession shall be guilty of trespass; and any such Person (including Trustor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Beneficiary or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

5.4 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Trustor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in Section 10.1 of the Credit Agreement. All notices to Trustee required or permitted hereunder shall be deemed given when given in the manner prescribed in Section 10.1 of the Credit Agreement to the following address:

First American Title Company of Nevada

5310 Kietzke Lane, Suite 100

Reno, NV 89511

5.5 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be

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held to be in conflict, with the laws of the State of Nevada or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

5.6 Application of Payments. In the event that any part of the Secured Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Secured Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then all payments on the Secured Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Secured Obligations which is not secured by this Deed of Trust and the unsecured portion of the Secured Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Secured Obligations.

5.7 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

5.8 Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE HEREOF, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.9 Amendments. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Trustor and Beneficiary.

5.10 Successors and Assigns. All terms of this Deed of Trust shall run with the land and bind each of Trustor and Beneficiary and their respective successors and assigns, and all Persons claiming under or through Trustor or Beneficiary, as the case may be, or any such successor or assign, and shall inure to the benefit of Beneficiary and Trustor, and their respective successors and assigns.

5.11 Compliance with Usury Law. It is expressly stipulated and agreed to be the intent of Trustor and Beneficiary at all times to comply with the applicable Nevada law governing the maximum rate or amount of interest payable on or in connection with the Secured Obligations (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Nevada law). If the applicable Governmental Rule is ever judicially interpreted so as to render usurious any amount called for under the Credit Documents, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced by the Credit Documents or if acceleration of the maturity of the Secured Obligations or if any prepayment by Trustor results in Trustor having paid any interest in excess of that permitted by Governmental Rule, then it is Trustor’s and Beneficiary’s express intent that all excess amounts theretofore collected by Beneficiary be credited on the principal balance due under the Credit Documents (or, if the Credit Documents

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have been or would thereby be paid in full, refunded to Trustor), and the provisions of the Credit Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Governmental Rule, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of Secured Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Secured Obligations shall, to the extent permitted by applicable Governmental Rule, be amortized, prorated, allocated and spread throughout the full term of the Secured Obligations until payment in full so that the rate or amount of interest on account of the Secured Obligations does not exceed the applicable usury

5.12 Liability. Notwithstanding any provision in this Deed of Trust to the contrary, recourse against Trustor under this Deed of Trust shall be limited to the extent provided in Article 9 of the Credit Agreement.

5.13 Waiver. To the extent permitted by Governmental Rule, Trustor waives and releases any rights or defenses which Trustor might otherwise have (a) under any Governmental Rule of any applicable jurisdiction which might otherwise limit or condition Beneficiary’s exercise of certain of Beneficiary’s rights and remedies in connection with the enforcement of obligations secured by a lien on real property or (b) under any Governmental Rules now existing or hereafter enacted providing for any appraisal before sale of a portion of the Mortgaged Property and (c) to all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or to declare due the Secured Obligations and marshalling in the event of the foreclosure of the liens created under this Deed of Trust or the exercise of the power of sale granted hereunder. To the extent, if any, which such Governmental Rules may be applicable and to the extent permitted by Governmental Rule, Trustor waives and releases any right or defense which Trustor might otherwise have under such provisions and under any other Governmental Rule of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of Trustor’s waivers or releases hereunder.

5.14 Release of Collateral.

5.14.1 The Mortgaged Property or any part thereof may be released from the security interest created hereunder in accordance with the provisions of Section 6.4 of the Credit Agreement. Upon satisfaction of such requirements, an officer of Beneficiary shall instruct Trustee to promptly execute, deliver and acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Mortgaged Property permitted to be released pursuant to this Deed of Trust.

5.14.2 Beneficiary may instruct Trustee to release Mortgaged Property from the security interest created hereunder upon the sale or disposition of such Mortgaged Property pursuant to Beneficiary’s powers, rights and duties with respect to remedies provided herein.

5.15 Credit Agreement Controls. In the event of any conflict between any terms and provisions set forth in this Deed of Trust and those set forth in the Credit Agreement, the terms

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and provisions of the Credit Agreement shall supersede and control the terms and provisions of this Deed of Trust.

5.16 Time of the Essence. Trustor acknowledges that time is of the essence in performing all of Trustor’s obligations set forth herein.

5.17 Counterpart Execution. This Deed of Trust may be executed by the parties hereto in any number of counterparts (and by each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

FULCRUM SIERRA BIOFUELS, LLC
a Delaware limited liability company

By:
Name:
Title:

[INSERT APPROPRIATE NOTARY BLOCK]

STATE OF CALIFORNIA      )

                                                   ) ss.

COUNTY OF                           )

On                     , before me,                     , [here insert name and title of the officer], personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS MY HAND AND OFFICIAL SEAL.

Notary Public in and for said County and State

EXHIBIT A

DESCRIPTION OF PROJECT SITE

PARCEL 1:

PARCEL 2009-3 OF RECORD OF SURVEY MAP NO. 110832, FILED IN THE OFFICE OF THE COUNTY RECORDER OF STOREY COUNTY, STATE OF NEVADA ON MARCH 6, 2009, AS FILE NO. 110832, OF OFFICIAL RECORDS DESCRIBED AS FOLLOWS:

DESCRIPTION OF A PORTION OF PARCEL 2008-13 AS SHOWN ON RECORD OF SURVEY FOR TAHOE-RENO INDUSTRIAL CENTER, LLC RECORDED AS FILE NO. 108827 APRIL 15, 2008, IN THE OFFICIAL RECORDS OF STOREY COUNTY, NEVADA, SAID PARCEL OF LAND BEING LOCATED IN SECTIONS 10 AND 11, TOWNSHIP 19 NORTH, RANGE 22 EAST, MOUNT DIABLO MERIDIAN AND MORE FULLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH QUARTER CORNER OF SAID SECTION 10 FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 10 BEARS SOUTH 89°20’05” EAST A DISTANCE OF 2638.11 FEET;

THENCE NORTH 39°28’59” EAST A DISTANCE OF 2902.42 FEET TO THE NORTHWESTERLY CORNER OF SAID PARCEL 2008-13, A FOUND 5/8” REBAR CAPPED PLS 10836 AS SHOWN ON SAID RECORD OF SURVEY;

THENCE ALONG THE NORTH BOUNDARY LINE OF SAID PARCEL 2008-13, SOUTH 70°13’20 EAST A DISTANCE OF 1020.46 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID NORTH BOUNDARY LINE, SOUTH 70°13’20” EAST A DISTANCE OF 900.17 FEET TO A FOUND 5/8” REBAR CAPPED PLS 10836;

THENCE CONTINUING ALONG SAID NORTH BOUNDARY LINE ALONG A TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 605.00 FEET, THROUGH A CENTRAL ANGLE OF 21°52’09”, THE CHORD OF WHICH BEARS SOUTH 81°09’24” EAST A DISTANCE OF 229.52 FEET FOR AN ARC LENGTH OF 230.92 FEET TO A FOUND 5/8” REBAR CAPPED PLS 10836, SAID POINT BEING ON THE WEST RIGHT OF WAY LINE OF PERU DRIVE AS SHOWN ON SAID RECORD OF SURVEY;

THENCE ALONG SAID WEST RIGHT OF WAY LINE, SOUTH 10°38’47” EAST A DISTANCE OF 571.63 FEET TO A FOUND 5/8” REBAR CAPPED PLS 10836;

THENCE DEPARTING SAID WEST RIGHT OF WAY LINE, ALONG THE SOUTH BOUNDARY LINE OF SAID PARCEL 2008-13, SOUTH 79°21’13” WEST A DISTANCE OF 70.45 FEET;

THENCE CONTINUING ALONG SAID SOUTH BOUNDARY LINE, ALONG A TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 580.00 FEET, THROUGH A CENTRAL ANGLE OF 30°25’27”, THE CHORD OF WHICH BEARS NORTH 85°26’03” WEST A

DISTANCE OF 304.38 FEET FOR AN ARC LENGTH OF 307.98 FEET TO A FOUND 5/8” REBAR CAPPED PLS 10836;

THENCE CONTINUING ALONG SAID SOUTH BOUNDARY LINE, NORTH 70°13’20” WEST A DISTANCE OF 1060.54 FEET;

THENCE DEPARTING SAID BOUNDARY LINE, NORTH 19°46’40” EAST A DISTANCE OF 564.92 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JULY 2, 2009 AS DOCUMENT NO. 0111483 OF OFFICIAL RECORDS.

EXHIBIT B

DESCRIPTION OF EASEMENTS

PARCEL 2:

AN EASEMENT FOR ACCESS AND UTILITY PURPOSES OVER PERU DRIVE SHOWN AS PARCELS 2008-41 AND 2008-42 ON RECORD OF SURVEY MAP NO. 109607, FILED IN THE OFFICE OF THE COUNTY RECORDER OF STOREY COUNTY, STATE OF NEVADA ON AUGUST 12, 2008, AS FILE NO. 109607, OF OFFICIAL RECORDS, AND CONVEYED BY DOCUMENT RECORDED JANUARY 3, 2007, IN BOOK 229, PAGE 940, AS DOCUMENT NO. 105666 OF OFFICIAL RECORDS.

PARCEL 3:

AN EASEMENT FOR ACCESS AND UTILITY PURPOSES AS SET FORTH IN ACCESS AND UTILITY EASEMENT RECORDED APRIL 10, 2008 IN BOOK 248, PAGE 155, AS DOCUMENT NO. 108826 OF OFFICIAL RECORDS.

Exhibit D-2

to the Credit Agreement

FORM OF SECURITY AGREEMENT

[See attached.]

SECURITY AGREEMENT

between

FULCRUM SIERRA BIOFUELS, LLC,

a Delaware limited liability company,

as Grantor

and

WM ORGANIC GROWTH, INC.,

as Lender

Dated as of [                    ], 2011

i

6.16	Submission to Jurisdiction	14
6.17	WAIVER OF JURY TRIAL	14
6.18	Scope of Liability	14
6.19	Third Party Rights	14

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of [                    ], 2011 (this “Agreement”), is entered into by and between FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company (“Grantor”), and WM ORGANIC GROWTH, INC., a Delaware corporation, as lender (“Lender”).

RECITALS

A. Grantor intends to develop, construct, install, finance, own, operate and maintain a municipal solid waste to ethanol facility near McCarran, Nevada (the “Project”).

B. In order to finance the development and construction of the Project, Grantor and Lender have entered into that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lender has extended a commitment to make loans to, and for the benefit of, Grantor.

C. It is a condition precedent to the effectiveness of the Credit Agreement and the other Credit Documents, and the making of the advances of credit and other credit accommodations contemplated thereby, that Grantor shall have executed and delivered this Agreement to Lender, and Grantor wishes to grant security interests in favor of Lender as herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Lender as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Assigned Agreement” and “Assigned Agreements” have the meanings given in Section 2.1(a).

“Collateral” has the meaning given in Section 2.1.

“Credit Agreement” has the meaning given in the recitals to this Agreement.

“Grantor” has the meaning given in the preamble to this Agreement.

“Lender” has the meaning given in the preamble to this Agreement.

“Product” means any ethanol, other biofuel or other product produced by the Project.

“Project” has the meaning given in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Credit Agreement and UCC Definitions. Unless otherwise defined herein, (i) all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Credit Agreement or, if not defined therein, the UCC, and (ii) all terms defined in the UCC and used herein shall have the same definitions herein as specified therein. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Credit Agreement shall apply to this Agreement, including its preamble and recitals, and are incorporated herein by reference, mutatis mutandis.

ARTICLE 2

PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment and performance of the Obligations by Grantor, Grantor does hereby assign, grant and pledge to, and subject to a continuing security interest in favor of, Lender, for the benefit of Lender, all the estate, right, title and interest of Grantor in, to and under the following assets of Grantor, whether now owned or hereafter existing or acquired (collectively, the “Collateral”):

(a) all contracts, agreements and documents to which Grantor is a party including the following contracts, agreements and documents, as amended, amended and restated, supplemental or otherwise modified from time to time (individually, an “Assigned Agreement” and collectively, the “Assigned Agreements”) and all of Grantor’s rights thereunder:

(i) the Major Project Documents listed on Exhibit A hereto;

(ii) all other Major Project Documents not listed on Exhibit A hereto to which the Grantor is a party;

(iii) the insurance policies maintained or required to be maintained by Grantor or any other Person under the Credit Documents or any Project Document, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Project and all proceeds and other amounts payable to Grantor thereunder, and all Eminent Domain Proceeds;

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(iv) all vendor warranties and guaranties running to Grantor or assigned to Grantor, relating to the construction, operation or maintenance, of the Project or any part thereof;

(v) each Additional Project Document to which Grantor is or becomes a party; and

(vi) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements;

(b) to the extent permitted by applicable Legal Requirements, all Applicable Permits, including those described on the Permit Schedule;

(c) all rents, profits, income, royalties and revenues derived in any other manner by Grantor as a result of its ownership of the Project or any part thereof and the operation of the Project or any part thereof, including all revenues from the sale of Product or other goods or services;

(d) all tangible personal property and fixtures constituting part of or necessary for the construction, operation or maintenance of the Project, including all machinery, equipment, tools, engines, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, supplies, spare parts, goods and property covered by any warehouse receipts, bills of lading or other such documents, and any replacements, renewals or substitutions for any of the foregoing hereafter acquired by Grantor;

(e) all goods, including feedstock, inventory, equipment, tools and any accessions thereto, constituting part of or necessary for the construction, operation or maintenance of the Project, and any replacements, renewals or substitutions for any of the foregoing hereafter acquired by Grantor;

(f) all maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents prepared in connection with the the construction, operation or maintenance of the Project, and any replacements, renewals or substitutions for any of the foregoing hereafter acquired by Grantor;

(g) all rights under the IP Agreements [description of additional IP rights held by Borrower to be added if there are any],

(h) all of the Accounts, including the Construction Account, the Revenue Account, the Distribution Holding Account, the Distribution Suspense Account, the DSR Account, the Liquidity Reserve Account, the Insurance Proceeds Account and, the Checking Account, and all securities and all other investment property, security entitlements, investment property and financial assets therein;

(i) all rights under payment and performance bonds, chattel paper (whether tangible or electronic), letter of credit rights, commercial tort claims and supporting obligations;

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(j) all payment intangibles related to the construction, operation or maintenance of the Project;

(k) to the extent not already included in the foregoing, and whether or not relating to the Project, all personal property of Grantor, including all inventory, equipment, other goods, accounts (including health-care-insurance receivables), chattel paper, commercial tort claims identified on Exhibit B hereto, instruments (including promissory notes), investment property, documents, deposit accounts, letter-of-credit rights, and general intangibles;

(l) any and all additions and accessions to any of the foregoing; and

(m) the proceeds of all of the foregoing collateral, whether cash or non-cash, including (i) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (ii) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (iii) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (iv) all rights of Grantor to payment for goods or other property sold or leased or services performed by Grantor, and (v) all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily;

provided, that any of the foregoing Collateral that by its terms or by operation of applicable Legal Requirements would become void, voidable, terminable or revocable, or in respect of which Grantor would be deemed to be in breach or default thereunder, if a security interest therein were granted hereunder (except where (a) such term was agreed with the intent to undermine the security interest granted herein, (b) all required Persons have consented to such security interest therein or waived such term or applicable Legal Requirement or (c) such term or applicable Legal Requirement is rendered ineffective by other applicable Legal Requirements (including Sections 9-406 through 9-409 of the applicable UCC) are expressly excepted and excluded from the Collateral and any Lien and/or obligations under this Agreement, in each case only to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default and only for long as such term or applicable Legal Requirement is in effect; provided further that “Collateral” shall not include any distributions by Grantor permitted under the Credit Agreement.

2.2 Continuing Liability under Assigned Agreements and Applicable Permits. Notwithstanding anything herein contained to the contrary and except as permitted under the Credit Documents, Grantor shall remain liable under each of the Assigned Agreements and the Applicable Permits and shall perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Lender shall have no obligation or liability under any of the Assigned Agreements or Applicable Permits by reason of or arising out of this Agreement or any other document related thereto, nor shall Lender be required or obligated in any manner to perform or fulfill any obligations of the Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at

4

any time or times; provided that nothing in this Section 2.3 shall be deemed a waiver of any claims by Grantor under the relevant Credit Documents.

2.3 Defaults under Assigned Agreements. If any default by Grantor under any of the Assigned Agreements shall occur and be continuing and the cure periods for curing such default have lapsed pursuant to Section 8.1.14 of the Credit Agreement, Lender may (but shall not be obligated to), at its option and without limiting any of Lender’s rights under any Consent, remedy any such default by giving at least 10 days’ prior written notice of such intent to Grantor and to the parties to such Assigned Agreement in default; provided, that neither the giving of such notice nor any efforts by Lender to remedy any such default shall act to prevent or otherwise impair Grantor’s right to remedy such default. Any curing by Lender of Grantor’s default under any of the Assigned Agreements shall not be construed as an assumption by Lender of any obligations, covenants or agreements of Grantor under such Assigned Agreements, and Lender shall not incur any liability to Grantor or any other Person as a result of any actions undertaken by Lender in curing or attempting to cure any such default, other than liability resulting from the gross negligence or willful misconduct of Lender.

2.4 Destruction of Collateral. No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve Grantor of any of its obligations hereunder or any of the Obligations under the Credit Agreement or any other Credit Document to which it is a party.

2.5 Retention of Certain Rights. So long as Lender has not exercised remedies with respect to the Collateral under this Agreement or any other Credit Document upon the occurrence and during the continuance of an Event of Default, Grantor reserves all rights with respect to the Collateral (except as limited by the Credit Documents), including all rights to use, apply, modify, dispose of or otherwise deal with such Collateral, except as limited by the Credit Documents.

2.6 Distributions. Notwithstanding any other provision of this Agreement to the contrary, Lender hereby acknowledges and agrees that the Liens granted herein on cash which is distributed by Lender to any Person in accordance with the terms of the Credit Agreement shall be automatically released at the time and in the amount of such distribution.

ARTICLE 3

OBLIGATIONS SECURED

This Agreement and all of the Collateral secure the payment and performance when due of all Obligations of Borrower to Lender pursuant to the Credit Documents.

ARTICLE 4

EVENTS OF DEFAULT

The occurrence and continuation of an Event of Default under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement.

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ARTICLE 5

REMEDIES UPON AN EVENT OF DEFAULT

5.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, at its election, but not the obligation, to do any of the following:

(a) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

(b) cause all revenues hereby pledged as security and all other moneys and other property pledged hereunder to be paid and/or delivered into the appropriate Accounts, and demand, sue for, collect and receive any such moneys and property;

(c) cause an action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Obligations, or rights hereunder or included in the Collateral, or for specific enforcement of any covenant or agreement contained herein or in any of the Assigned Agreements, or in aid of the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law, subject in each case to the provisions and requirements thereof;

(d) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations are issued or secured;

(e) incur expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(f) perform any obligation of Grantor under any Assigned Agreement, make payments, submit drawing certificates under any letter of credit, purchase, contest or compromise any Lien, pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(g) foreclose upon and take possession of the Collateral and of any and all books of account and records of Grantor relating to any of the Collateral in the manner provided by law, and render the Collateral usable and repair and renovate the same without, however, any obligation to do so, and enter upon, or authorize its designated agent to enter upon, the Project Site or any other location where the same may be located for that purpose (including the right of Lender to exclude Grantor and all Persons claiming access through Grantor from any access to the Collateral or to any part thereof), control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse Lender for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of the Grantor’s obligations hereunder or under any of the Credit Documents, and apply the balance to the Obligations of Grantor as provided for in the Credit Agreement and any remaining excess balance to whomever is legally entitled thereto;

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(h) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less;

(i) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(j) take possession of and endorse in the name of Grantor or in the name of Lender, for the account of Grantor, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting part of the Collateral or received as interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(k) appoint another Person (who may be an employee, officer or other representative of Lender) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, Lender;

(l) execute (in the name, place and stead of Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(m) take any other action which Lender reasonably deems necessary to protect or realize upon its security interest in the Collateral or any part thereof;

(n) require Grantor to assemble the Collateral or any part thereof and to make the same (to the extent the same is reasonably moveable) available to Lender at the Project Site or another location that is reasonably convenient to Grantor and Lender; or

(o) exercise any other or additional rights or remedies granted to Lender under any other provision of this Agreement or any Credit Document, or exercisable by a secured party under the UCC or under any other applicable Legal Requirement.

5.2 Minimum Notice Period. If, pursuant to applicable Legal Requirements, prior notice of any action described in Section 5.1 is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable Legal Requirements, or, if no minimum time is specified, 10 days, shall be deemed a reasonable notice period.

5.3 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Lender may, to the extent permitted by applicable Legal Requirements, arrange for and conduct the sale of the Collateral at a public or private sale in a commercially reasonable manner and in accordance with applicable Legal Requirements, which sale may be conducted by an employee or representative of Lender

7

in accordance with this Section 5.3. Lender agrees to provide at least 10 days’ prior written notice to Grantor specifying the time and place of any public sale or the time after which any private sale is to be made (unless a longer notice period shall be required by applicable Legal Requirements or the provisions of any contract or other item of Collateral). Lender may release, temporarily or otherwise, to Grantor any item of Collateral of which Lender has taken possession pursuant to any right granted to Lender by this Agreement without waiving any rights granted to Lender under this Agreement or the other Credit Documents. To the extent permitted by applicable law, Grantor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. If Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and Grantor shall be credited with the proceeds of the resale. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Legal Requirements or this Agreement or any other Credit Document, Lender may bid all or less than the amount of the Obligations.

5.4 Collection; Power of Attorney. So long as any Event of Default is in effect, Grantor shall be deemed to have irrevocably appointed Lender as Grantor’s attorney-in-fact to periodically execute and deliver such documents and take such actions as Lender deems necessary or appropriate to preserve and protect the Collateral, and whether acting in Lender’s name or Grantor’s name, to (a) exercise any of Lender’s rights and remedies under this Agreement or otherwise available to Lender, and (b) to exercise any of Grantor’s rights and remedies with respect to any Collateral or any person obligated on otherwise liable with respect to any Collateral, in each case, to the extent necessary to preserve or protect the Collateral. Without limiting the generality of the foregoing, so long as any Event of Default is in effect, Lender may adjust, compromise or otherwise settle any Collateral, including, file and settle any insurance claims relating to any Collateral, and any insurer shall be entitled to rely conclusively on Lender’s rights and the power-of-attorney granted to it by Grantor under this Agreement. All powers-of-attorney granted by Grantor to Lender under this Agreement shall be deemed coupled with an interest and therefore irrevocable until the Obligations have been indefeasibly paid in full and Lender has no duty to extend credit to or for the benefit of Grantor.

5.5 Costs and Expenses. All reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with any actions taken under Article 5, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate or the maximum rate permitted by law, whichever is less, from the date due to the date of payment thereof, shall be added to the indebtedness secured by this Agreement and shall be paid by Grantor to Lender within 10 days after written demand.

5.6 Private Sales. Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Article 5 conducted in a commercially reasonable manner and in accordance with applicable Legal Requirements. Grantor hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations;

8

provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Legal Requirements.

5.7 Compliance With Limitations and Restrictions. Grantor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirements, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Grantor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.8 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral may be applied as follows: (a) first, to Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender for collection, removal, storage, processing, protection, insurance, demonstration, sale or delivery of the Collateral, and for any other Obligations constituting costs or expenses; (b) second, to Lender, for any Obligations constituting interest; (c) third, to Lender in accordance with Section 2.3.4 of the Credit Agreement, for any Obligations constituting principal; (d) fourth, to Lender, for any Obligations not included in (a) through (c) above; and (e) fifth and finally, to any other Person, to the extent it is lawfully entitled to any remaining proceeds.

5.9 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable under the proper circumstances for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to

9

provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender could be considered commercially reasonable under the UCC or other law of any other relevant jurisdiction in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE 6

MISCELLANEOUS

6.1 Remedies Cumulative; Delay Not Waiver.

6.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Lender hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right, power and remedy given hereunder, now or hereafter existing, at law or in equity. To the extent permitted by applicable law, the assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or exercise of any other appropriate right or remedy. To the extent permitted by applicable law, resort to any or all security now or hereafter held by Lender, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Lender may, under applicable law, proceed to realize its benefits under this Agreement or any other Credit Document giving Lender a Lien upon any Collateral, whether owned by Grantor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Lender under this Agreement.

6.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Event of Default, or of or in any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Credit Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by Grantor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

6.2 Perfection; Further Assurances; Certain Waivers.

6.2.1 Perfection. Grantor agrees that from time to time, at the expense of Grantor, Grantor shall promptly execute and deliver all further instruments and documents, and

10

take all further action, that may be reasonably necessary, or that Lender may reasonably request, in order to perfect and to ensure the continued perfection of the security interest granted or intended to be granted hereby. Without limiting the generality of the foregoing, Grantor shall: (a) if any Collateral shall be evidenced by a promissory note, tangible chattel paper or other instrument in excess of $100,000, deliver and pledge to Lender such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender; and (b) authorize, execute and file such financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements or notices as Lender may reasonably request or as required by applicable Legal Requirements, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

6.2.2 Filing of Financing and Continuation Statements. Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Lender may reasonably determine are necessary or advisable to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral (a) in the same manner as described herein, (b) in a manner that may be broader and/or less specific than the description of Collateral contained herein and which may describe the Collateral as “all assets” or “all personal property” or (c) in any another manner if reasonably necessary to ensure the perfection of the security interest in the Collateral granted to Lender herein, but no such description, if different than the description herein, shall alter the Collateral in which a security interest is granted hereunder or alter the rights and obligations of Grantor and Lender hereunder. Grantor agrees to furnish any such information to Lender promptly upon reasonable request therefor. Copies of any such financing statements shall promptly be delivered to Grantor.

6.2.3 Commercial Tort Claims. Grantor will give notice to Lender promptly, and in no event more than 10 Business Days, after the initiation of any commercial tort claim in excess of $50,000 before any Governmental Authority by or in favor of Grantor and will promptly execute and deliver such statements, documents and notices and do and cause to be done all such things as Lender may reasonably deem necessary, appropriate or convenient, or as are required by Legal Requiremetns, to create, perfect and maintain Lender’s security interest in any commercial tort claim.

6.2.4 Waiver. Grantor hereby waives, to the maximum extent permitted by applicable Legal Requirements, (a) all rights under any law to require Lender to pursue any Person other than Grantor, any security which Lender may hold, or any other remedy before proceeding against Grantor; (b) all rights of reimbursement or subrogation and all rights to participate in any security held by Lender until the Obligations have been paid and performed in full (other than any unasserted contingent obligations that by their terms survive termination of the Credit Documents); (c) all rights to require Lender to give any notices of any kind, including without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or as expressly provided in the Credit Agreement or other Credit Documents; (d) all rights to assert the bankruptcy or insolvency of Grantor as a defense hereunder or as the basis for rescission hereof; (e) subject to Section 6.5, all rights under any law purporting to reduce Grantor’s obligations hereunder if the Obligations are reduced (other than as a result of payment

11

of such Obligations); and (f) all defenses based on the disability or lack of authority of Grantor, the repudiation of the Credit Documents by Grantor, the failure by Lender to enforce any claim against Grantor, or the unenforceability in whole or in part of any Credit Documents.

6.3 Continuing Assignment and Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment and performance in full of the Obligations (other than any unasserted contingent obligations that by their terms survive the termination of the Credit Documents); (b) be binding upon Grantor and its successors and assigns; and (c) inure, together with the rights and remedies of Lender, to the benefit of Lender and its permitted successors and assigns. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Lender to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

6.4 Termination of Security Interest. Upon the payment and performance in full of all Obligations (other than any unasserted contingent obligations that by their terms survive the termination of the Credit Documents), this Agreement and the security interest and all other rights granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Lender shall, at Grantor’s expense and upon its written direction, execute and deliver to Grantor such documents (including UCC-3 termination statements) as Grantor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof or under applicable law to Grantor.

6.5 Limitation on Duty of Lender with Respect to the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Lender or any of its designated agents to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies actually received by it hereunder, and except to the extent of any duties imposed by applicable law which have not been waived hereunder, Lender shall have no duty with respect to any Collateral and no provision of this Agreement shall be interpreted as giving rise to any implied duties or obligations on the part of Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Lender shall have no responsibility for (a) taking any necessary steps to preserve rights against any Persons with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Lender may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

6.6 Amendments; Waivers; Consents. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 10.17 of the Credit Agreement.

6.7 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall become effective upon delivery in

12

accordance with Section 12.1 of the Credit Agreement. Notices to Grantor or Lender may be given at the addresses set forth in Section 10.1.1 of the Credit Agreement.

6.8 Reinstatement. This Agreement shall automatically be reinstated if at any time any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Grantor or any other Person or as a result of any settlement or compromise with any Person (including Grantor) in respect of such payment, and Grantor shall pay Lender on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

6.9 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not affect any other clause or provision of this Agreement.

6.10 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Except as otherwise provided in this Agreement or implied by law, the agreements, representations and warranties of Grantor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder terminate as provided in Section 6.4.

6.11 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the permitted successors or assigns of Lender and Grantor.

6.12 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.13 Entire Agreement. This Agreement, together with the Credit Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

6.14 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

6.15 Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the Lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity, perfection or priority of

13

the Lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

6.16 Submission to Jurisdiction. Lender and Grantor agree that any legal action or proceeding by or against Grantor or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Lender may elect. By execution and delivery of this Agreement, Lender and Grantor accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Lender and Grantor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Lender to bring legal action or proceedings in any other competent jurisdiction. Lender and Grantor hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

6.17 WAIVER OF JURY TRIAL. GRANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG EACH PLEDGE PARTY AND LENDER THAT IS BEING ESTABLISHED. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

6.18 Scope of Liability. Recourse under this Agreement against Grantor and the other Nonrecourse Persons shall be limited to the extent provided in Article 9 of the Credit Agreement, which Article 9 is hereby incorporated into this Agreement by reference, mutatis mutandis, as if fully set forth herein.

6.19 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Grantor and Lender, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof. This Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Grantor and Lender.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Security Agreement to be duly executed as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC,
a Delaware limited liability company, as Grantor

By:
Name:
Title:

WM ORGANIC GROWTH, INC., a Delaware corporation, as Lender

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

Certain Project Documents

[To be updated/confirmed by Fulcrum.]

1.	Construction Contract (until the Completion Date only)

2.	Major Equipment Agreements (until the Completion Date only)

3.	O&M Agreement

4.	Offtake Agreement

5.	WMI Feedstock Supply Agreement

6.	Waste Connections Feedstock Supply Agreement

7.	[ ]

1

EXHIBIT B

Commercial Tort Claims

[To be updated/confirmed by Fulcrum.]

[None.]

2

Exhibit D-3

to the Credit Agreement

FORM OF PLEDGE AGREEMENT

[See attached.]

PLEDGE AGREEMENT

among

[                         ],

a [                    ],

as Pledgor

and

FULCRUM SIERRA BIOFUELS, LLC,

a Delaware limited liability company,

as Borrower

and

WM ORGANIC GROWTH, INC.,

as Lender

Dated as of [                    ], 201

i

7.1	Remedies Upon an Event of Default	8
7.2	Minimum Notice Period	8
7.3	Sale of Collateral	8
7.4	Lender Appointed Attorney-in-Fact	9
7.5	Costs and Expenses	9
7.6	Compliance With Limitations and Restrictions	9
7.7	Application of Proceeds	10
7.8	Standards for Exercising Rights and Remedies	10

ARTICLE 8 MISCELLANEOUS		11

8.1	Remedies Cumulative; Delay Not Waiver	11
8.2	Borrower’s Consent	13
8.3	Conflicting Provisions	14
8.4	Perfection; Further Assurances	14
8.5	Continuing Assignment and Security Interest	15
8.6	Termination of Security Interest	15
8.7	Limitation on Duty of Lender with Respect to the Collateral	15
8.8	Amendments; Waivers; Consents	15
8.9	Notices	15
8.10	Reinstatement	16
8.11	Severability	16
8.12	Survival of Provisions	16
8.13	Successors and Assigns	16
8.14	Headings Descriptive	16
8.15	Entire Agreement	16
8.16	Counterparts	16
8.17	Governing Law	17
8.18	Submission to Jurisdiction	17
8.19	WAIVER OF JURY TRIAL	17
8.20	Scope of Liability	17
8.21	Third Party Rights	17

ii

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of [                    ], 201_ (this “Agreement”), is entered into by and among [                    ], a [                    ] (“Pledgor”), FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company (“Borrower” and, together with Pledgor, the “Pledge Parties”) and WM ORGANIC GROWTH, INC., a Delaware corporation, as lender (“Lender”).

RECITALS

A. Pledgor owns 100% of the equity interests of Borrower.

B. Borrower intends to develop, construct, install, finance, own, operate and maintain a municipal solid waste to ethanol facility near McCarran, Nevada (the “Project”).

C. In order to finance the development and construction of the Project, Borrower and Lender have entered into that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lender has extended a commitment to make loans to and for the benefit of the Borrower.

D. It is a condition precedent to the effectiveness of the Credit Agreement and the other Credit Documents and the making of the advances of credit and all other credit accommodations contemplated thereby that the Pledge Parties shall have executed and delivered this Agreement to Lender, and Pledgor wishes to pledge and grant security interests in favor of Lender as herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledge Parties hereby agree with Lender as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Borrower” has the meaning given in the preamble to this Agreement.

“Collateral” has the meaning given in Section 2.1 of this Agreement.

“Credit Agreement” has the meaning given in Recital C to this Agreement.

“Disposition” has the meaning given in Section 5.4 of this Agreement.

“Governing Documents” means, collectively, (i) the Certificate of Formation of Borrower, dated February 7, 2008, and (ii) the Amended and Restated Limited Liability Company Agreement of Borrower, dated as of April 1, 2008, as amended by that certain First Amendment to the Amended and Restated Limited Liability Company Agreement of Borrower, dated as of February 23, 2009, and that certain Second Amendment to the Amended and Restated Limited Liability Company Agreement of Borrower, dated as of May 1, 2009.

“Lender” has the meaning given in the preamble to this Agreement.

“Pledge Parties” has the meaning given in the preamble to this Agreement.

“Pledged Equity Interests” has the meaning given in Section 2.1 of this Agreement.

“Pledgor” has the meaning given in the preamble to this Agreement.

“Project” has the meaning given in Recital B to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Credit Agreement and UCC Definitions . Unless otherwise defined herein, (i) all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Credit Agreement or, if not defined therein, the UCC, and (ii) all terms defined in the UCC and used herein shall have the same definitions herein as specified therein. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

1.3 Rules of Interpretation . Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Credit Agreement shall apply to this Agreement, including its preamble and recitals and are incorporated herein by reference, mutatis mutandis.

ARTICLE 2

PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment and performance of the Obligations by Borrower, Pledgor hereby assigns, grants and pledges to Lender a continuing security interest in all the estate, right, title and interest of Pledgor, now owned or hereafter existing or acquired, in, to and under any and all of the following (collectively, the “Collateral”):

(a) Any and all of Pledgor’s right, title and interest, whether now owned or hereafter existing or acquired, in the Borrower, and all limited liability company interests of the Borrower related thereto (the “Pledged Equity Interests”);

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(b) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(c) all of Pledgor’s capital or ownership interest, including capital accounts, in the Borrower, and all accounts, deposits or credits of any kind with the Borrower;

(d) all of Pledgor’s rights, title and interest, as the sole member of the Borrower, in or to Borrower’s assets or properties;

(e) all other rights, title and interest in or to the Borrower derived from the Pledged Equity Interests;

(f) all certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof, and all options, warrants or other rights to acquire additional interests in Borrower; and

(g) to the extent not included in any of the foregoing, all proceeds of the foregoing Collateral, whether cash or non-cash;

provided, however, that “Collateral” shall not include (i) any distribution to Pledgor permitted pursuant to the terms of the Credit Agreement or (ii) any right of Pledgor to receive or distribute any such distribution referred to in the foregoing clause (i).

2.2 Retention of Certain Rights . So long as Lender has not exercised remedies with respect to the Collateral under this Agreement upon the occurrence and during the continuance of an Event of Default, Pledgor reserves the right to exercise all voting and other rights with respect to any part of the Collateral as to which Lender has not exercised remedies (except as limited by the Credit Agreement and this Agreement) and to receive all income, dividends and other distributions from the Collateral (except as limited by the Credit Documents).

2.3 Distributions . Notwithstanding any other provision of this Agreement to the contrary, Lender hereby acknowledges and agrees that the Liens granted herein on cash which is distributed by Lender to any Person in accordance with the terms of the Credit Agreement shall be automatically released at the time and in the amount of such distribution.

ARTICLE 3

OBLIGATIONS SECURED

This Agreement and all of the Collateral secure the payment and performance when due of all Obligations of Borrower to Lender under the Credit Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor represents and warrants to and in favor of Lender, as of the date hereof, as follows:

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4.1 Ownership. Pledgor, a Delaware limited liability company, is a member of, and owns 100% of the membership interests of, Borrower.

4.2 Organization. Each Pledge Party is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly qualified as a foreign limited liability company and in good standing, in each jurisdiction in which such qualification is required by law, and (iii) duly qualified as a foreign limited liability company and in good standing in each jurisdiction in which such qualification is necessary for such Pledge Party to execute, deliver and perform this Agreement

4.3 Power and Authorization; Enforceable Obligations.

(a) Each Pledge Party has full limited liability company power and authority to execute, deliver and perform this Agreement and to take all action as may be necessary to complete the transactions contemplated hereunder. Each Pledge Party has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement by such Pledge Party and to complete the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by each Pledge Party and constitutes a legal, valid and binding obligation of such Pledge Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

4.4 No Legal Bar. The execution, delivery and performance by each Pledge Party of this Agreement and the consummation of the transactions contemplated hereby (including the granting of security interests hereunder) do not or will not violate any applicable law and do not or will not violate any contractual obligation of such Pledge Party and do not or will not result in, or require, the creation or imposition of any Lien (other than the Liens created pursuant to this Agreement and the Permitted Liens described in clauses (a) and (b) of the definition thereof) on any of the properties or revenues of Pledgor pursuant to any applicable law or any such contractual obligation.

4.5 Beneficial Ownership; Pledged Equity Interests. Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under the rights and interests comprising the Collateral, subject to no Liens (other than the Liens created pursuant to this Agreement and the Permitted Liens described in clause (a) of the definition thereof). The Pledged Equity Interests (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable, (c) constitute all of the outstanding membership interests of the Borrower and (d) were not issued in violation of any preemptive rights, the Securities Act of 1933, as amended, or any other Legal Requirement.

4.6 No Prior Assignment. Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral.

4.7 No Other Financing Documents. Pledgor has not executed and is not aware of any effective financing statement, security agreement or other similar instrument in effect

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covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Credit Documents.

4.8 Compliance with Law. Each Pledge Party is in compliance with all applicable laws, except noncompliance which could not reasonably be expected to have a Material Adverse Effect, and no written notices of any material violation of any applicable law relating to the Project have been received by such Pledge Party.

4.9 No Litigation. No action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending or, to Pledgor’s knowledge, threatened in writing with respect to the Collateral or against any Pledge Party which (i) purports to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a material adverse effect on the Collateral.

4.10 Taxes. All federal, state, local and foreign tax returns, information statements and reports that are required be filed by or with respect to Pledgor have been timely filed and taxes due have been timely paid(other than those taxes that it is contesting in good faith by appropriate proceedings and (a) for which cash reserves have been established in accordance with GAAP, or other adequate provision for the payment thereof has been made(b) enforcement of the contested tax is effectively stayed for the entire duration of such contest, and (c) non-payment of such tax, assessment or other charge pending the resolution of such contest could not reasonably be expected to have a material adverse effect on the Collateral or the Project).

4.11 Investment Company Act. Pledgor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.12 Name; Organizational Number.

(a) The name of Pledgor is “[                    ]” as indicated in the public records of the State of Delaware. Pledgor’s federal employee identification number is [                    ] and its Delaware organizational number is [                    ].

(b) The name of the Borrower is “FULCRUM SIERRA BIOFUELS, LLC” as indicated in the public records of the State of Delaware. The Borrower’s federal employee identification number is [                    ] and its Delaware organizational number is 4501818.

4.13 Borrower Information. Pledgor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial or otherwise) of the Borrower and its respective properties on a continuing basis, and Pledgor is completely familiar with the business, operations and condition (financial or otherwise) of the Borrower and its respective properties. Pledgor hereby agrees that Lender shall not have any duty to advise Pledgor of information known to Lender regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event Lender, in its discretion, undertakes at any time or from time to time to provide any such information to Pledgor, Lender shall not be under any obligation (a) to undertake any

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investigation not a part of its regular business routine, or reasonable commercial practices, or (b) to make any other disclosure of such information to Pledgor.

4.14 Perfection of Security Interest. The security interest granted to Lender pursuant to this Agreement constitutes as to personal property included in the Collateral a valid security interest in such portion of the Collateral in which a security interest may be created under Article 9 of the UCC. The security interest granted to Lender pursuant to this Agreement in the Collateral consisting of personal property will be perfected (a) with respect to any property that can be perfected by filing, upon the filing of financing statements in the proper filing offices and (b) with respect to any property, if any, that can be perfected by possession, upon Lender receiving possession thereof.

4.15 No Authorizations, Approvals, Consents, Notice or Filings. No authorization, approval, consent or other action by, and no notice to or filing with, any Person is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of, or performance of its obligations under, this Agreement by the Pledgor or (ii) for the exercise by Lender of any of its rights and remedies provided for in this Agreement or by applicable law, except for (A) any such authorization, approval, consent, action, notice or filing which has been obtained or made, as the case may be, and which is currently in effect and (B) compliance with any applicable federal and state securities laws in connection with the disposition of any Collateral constituting securities under such laws.

ARTICLE 5

COVENANTS OF PLEDGOR

So long as any Loan or other Obligation under the Credit Agreement (other than any unasserted contingent Obligations that by their terms survive the termination of the Credit Documents) shall remain unpaid or unsatisfied, Pledgor covenants to Lender as follows:

5.1 Compliance with Obligations. Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

5.2 Defense of Collateral. Pledgor shall, until the Borrower’s payment in full in cash and performance in full of all Obligations and the termination of all the Commitments and all other obligations to Lender under the Credit Documents (other than any unasserted contingent Obligations that by their terms survive the termination of the Credit Documents), defend its title to the Collateral and the interest of Lender in the Collateral pledged hereunder against the claims and demands of all Persons.

5.3 Limitation of Liens. Pledgor shall not directly or indirectly sell or create, incur, assume, permit, or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than the Lien created by this Agreement). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such non-permitted Liens.

5.4 No Liens. Except as otherwise permitted by this Agreement or the other Credit Documents, Pledgor shall not cause, suffer or permit the imposition of any Lien on any portion of the Collateral except for Permitted Liens.

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5.5 Distributions. If Pledgor in its capacity as owner of the Borrower receives any income, dividend or other distribution of money or property of any kind from the Borrower (other than as permitted by the Credit Documents), Pledgor shall hold such income or distribution as trustee for, and shall promptly deliver the same to, Lender; provided, however, that Pledgor shall not be obligated to hold in trust or deliver to Lender (i) any distribution to Pledgor permitted pursuant to the terms of the Credit Agreement or any other Credit Document or (ii) any right of Pledgor to receive or distribute any such distribution referred to in the foregoing clause (i).

5.6 Maintenance of Records. Pledgor shall, at all times, keep accurate and complete records of the Collateral in the ordinary course of business. Pledgor shall permit representatives of Lender, upon reasonable prior written notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Lender’s written request, Pledgor shall promptly deliver copies of any and all such records to Lender.

5.7 Name; Jurisdiction of Organization. Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business, or its organizational identification number without notice to Lender at least 30 days prior to such change. In the event of such change, Pledgor shall at its expense execute and deliver such instruments and documents as may be reasonably required by Lender or applicable law to maintain a prior perfected security interest in the Collateral.

5.8 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Credit Documents, Pledgor shall not terminate the Governing Documents, or amend, supplement or modify the Governing Documents in a manner that could reasonably be expected to have a material adverse effect on Lender’s rights in the Collateral, without the prior written consent of Lender.

5.9 Proceeds of Collateral. Pledgor shall, at all times, keep pledged to Lender pursuant hereto all Collateral and shall not permit the Borrower to issue any partnership interests, membership interests or other interests, as applicable, unless at the time of such issuance such interests are duly pledged to Lender hereunder on a first priority perfected basis.

5.10 Collateral Secured by Possession. Prior to or concurrently with the execution of this Agreement, Pledgor shall (i) deliver any certificates representing Pledged Equity Interests, accompanied by undated endorsements duly executed in blank by the Pledgor, or such other instrument of transfer as is acceptable to the Lender, and (ii) file or cause to be filed such financing statements or other documents in such offices, and deliver such instruments and take such other actions as are necessary or as the Lender may reasonably request to perfect the Liens granted hereunder. Pledgor shall, if requested by Lender, properly deliver or cause to be delivered to Lender all Collateral in which the Lien and security interest granted therein under this Agreement may be or is required to be perfected by possession.

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ARTICLE 6

EVENTS OF DEFAULT

The occurrence and continuation of an Event of Default under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement.

ARTICLE 7

REMEDIES UPON AN EVENT OF DEFAULT

7.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender, shall have the right, at its election, but not the obligation, to do any of the following:

(a) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral;

(b) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable law;

(c) incur expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(d) exercise any other or additional rights or remedies granted to Lender under any other provision of this Agreement or any other Credit Document, or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law;

(e) take any other action permitted by law which Lender deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; or

(f) appoint another Person (who may be an employee, officer or other representative of Lender) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, Lender.

7.2 Minimum Notice Period. If, pursuant to applicable Legal Requirements, prior notice of any action described in Section 7.1 is required to be given to any Pledge Party, the Pledge Parties hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, 10 days, shall be deemed a reasonable notice period.

7.3 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Lender may, to the extent permitted by applicable Legal Requirements, arrange for and conduct the sale of the Collateral at a public or private sale in any commercially reasonable manner and in accordance with applicable Legal Requirements, which sale may be conducted by an employee or representative

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of Lender in accordance with this Section 7.3. Lender agrees to provide at least 10 days’ prior written notice to Pledgor specifying the time and place of any public sale or the time after which any private sale is to be made (unless a longer notice period shall be required by applicable Legal Requirements or the provisions of any contract or other item of Collateral). Lender may release, temporarily or otherwise, to Pledgor any item of Collateral of which Lender has taken possession pursuant to any right granted to Lender by this Agreement without waiving any rights granted to Lender under this Agreement or the other Credit Documents. To the extent permitted by applicable law, Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. If Lender sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and Pledgor shall be credited with the proceeds of the resale. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Legal Requirements or this Agreement or any other Credit Document, Lender may bid all or less than the amount of the Obligations.

7.4 Lender Appointed Attorney-in-Fact. Pledgor irrevocably designates, makes, constitutes and appoints Lender, and all Persons designated by Lender, as Pledgor’s true and lawful attorney and agent-in-fact (such power of attorney and agency being coupled with an interest and therefore irrevocable until the Obligations and all other amounts payable under this Agreement have been paid in full (other than those contingent Obligations that are intended to survive the termination of the applicable Credit Documents) and Lender has no duty to extend credit to or for the benefit of the Borrower), with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, so long as an Event of Default exists, to take any action and to execute any instrument which Lender may deem necessary to preserve and protect the Collateral (including to receive, indorse and collect all instruments made payable to Pledgor representing any distribution or other payment in respect of the Collateral or any part thereof and to give full discharge for the same and to exercise any voting and other rights available to Lender under this Agreement to the extent necessary to preserve or protect the Collateral).

7.5 Costs and Expenses. All reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with exercising any actions taken under Article 7, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate or the maximum rate permitted by law, whichever is less, from the date due to the date of payment thereof, shall be added to the indebtedness secured by this Agreement and shall be paid by Pledgor to Lender within 10 Business Days after written demand.

7.6 Compliance With Limitations and Restrictions. Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as Lender may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirements, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Pledgor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Pledgor for any

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discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.7 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral may be applied as follows: (a) first, to Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender for collection, removal, storage, processing, protection, insurance, demonstration, sale or delivery of the Collateral, and for any other Obligations constituting costs or expenses; (b) second, to Lender, for any Obligations constituting interest; (c) third, to Lender in accordance with Section 2.3.4 of the Credit Agreement, for any Obligations constituting principal; (d) fourth, to Lender, for any Obligations not included in (a) through (c) above; and (e) fifth and finally, to the Person or Persons lawfully entitled to any remaining proceeds.

7.8 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees that it is not commercially unreasonable under the proper circumstances for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Pledgor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender could be considered commercially reasonable under the UCC or other law of any other relevant jurisdiction in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to Pledgor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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ARTICLE 8

MISCELLANEOUS

8.1 Remedies Cumulative; Delay Not Waiver.

8.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right, power and remedy given hereunder, now or hereafter existing at law or in equity. To the extent permitted by applicable law, the assertion or exercise of any right or remedy hereunder shall not prevent the concurrent assertion or exercise of any other appropriate right or remedy. To the extent permitted by applicable law, resort to any or all security now or hereafter held by Lender may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Lender may, under applicable law, proceed to realize its benefits under this Agreement or any other Credit Document giving Lender a Lien upon any Collateral, whether owned by Pledgor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Lender under this Agreement.

8.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Event of Default or of any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Credit Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by Pledgor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

8.1.3 Certain Waivers. Pledgor hereby waives and relinquishes, to the maximum extent permitted by applicable law, all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including:

(a) any right to require Lender to proceed against the Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Pledgor;

(b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Pledge Parties or any other Person or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Pledge Parties or any other Person;

(c) any right to enforce any remedy that Lender may have against the Borrower or any other Person and any right to participate in any security held by Lender until the

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Obligations have been paid and the covenants of the Credit Documents have been performed in full;

(d) except for notices expressly provided for herein or in any other Credit Document, any right to require Lender to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Credit Agreement or any of the Credit Documents;

(e) any right to assert the bankruptcy or insolvency of Pledgor, the Borrower or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(f) any right under any law purporting to reduce Pledgor’s obligations hereunder if the Obligations are reduced other than as a result of payment or performance of such Obligations;

(g) any defense based on the repudiation of the Credit Documents by the Pledge Parties or any other Person, the failure by Lender to enforce any claim arising out of an alleged breach of any Credit Document against the Pledge Parties or any other Person or the unenforceability in whole or in part of any Credit Documents;

(h) all suretyship and guarantor’s defenses generally (other than full payment and performance of the Obligations);

(i) any right to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Lender of, this Agreement;

(j) any requirement on the part of Lender to mitigate the damages resulting from any default;

(k) any defense based upon an election of remedies by Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the right of Pledgor to proceed against the Borrower or another Person for reimbursement, or both;

(l) any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever;

(m) any defense whatsoever on the part of any Pledge Party based on any act, failure to act, delay, omission or failure to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents;

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(n) any defense, setoff or counterclaim which may at any time be available to or asserted by any Pledge Party or any of their respective Affiliates against Lender or any other Person under the Credit Documents; provided that nothing in this clause (n) shall be deemed a waiver of any claim by a Pledge Party under the Credit Documents;

(o) any duty on the part of Lender to disclose to Pledgor any facts Lender may now or hereafter know about any Pledge Party or any of their respective Affiliates, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or has reason to believe that such facts are unknown to Pledgor, or has a reasonable opportunity to communicate such facts to Pledgor; and

(p) any defense based on (i) any change in the time, manner or place of any payment under the Credit Documents, (ii) any increase in the Obligations under the Credit Documents, or (iii) any modification, amendment, renewal, extension, acceleration, compromise, waiver of, consent to or any other departure from the terms of the Credit Documents.

8.1.4 Waiver of Rights of Subrogation. Until the payment and performance in full of the Obligations (other than any unasserted contingent Obligations that by their terms survive the termination of the Credit Documents), Pledgor (a) shall not have any right of subrogation and waives all rights to enforce any remedy which Lender now has or may hereafter have against Borrower, (b) waives the benefit of and all rights to participate in any security now or hereafter held by Lender from the Borrower, and (c) waives any claim, right or remedy which Pledgor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by Pledgor hereunder, including any right of reimbursement, contribution, indemnification. Any amount paid to Pledgor on account of any such subrogation or other rights prior to the payment and performance in full of the Obligations (other than unasserted, contingent Obligations that by their terms survive the termination of the Credit Documents) shall be held in trust for the benefit of Lender and shall promptly thereafter be paid to Lender.

8.2 Borrower’s Consent. Borrower hereby (a) consents to the assignment of and grant of a security interest in the Collateral to Lender and to the exercise by Lender of all rights and powers assigned or delegated to Lender by Pledgor hereunder, and (b) represents and warrants to Lender that (i) all representations and warranties made by Pledgor in Sections 4.1, and 4.5 of this Agreement are accurate and complete and are not misleading in any material respect, (ii) Pledgor is the sole holder of the Pledged Equity Interests according to Borrower’s records and (iii) Borrower has not received any notice of any competing Lien or other claim with respect to the Pledged Equity Interests. Borrower consents to Lender now or hereafter exercising any of its rights or remedies described in this Agreement or available at law or in equity including Lender’s exercise of any of its voting or other rights described in this Agreement and Lender’s foreclosure or other disposition of any Collateral to any Person, and agrees that such Person may succeed to and enjoy all economic, voting and other rights and benefits in the Collateral held by Pledgor prior to its foreclosure or other disposition. Borrower agrees to comply with Lender’s instructions relating to such rights and remedies without further consent of Pledgor or any other Person. Borrower further agrees that the Pledged Equity Interests do not constitute a “security” for purposes of Article 8 of the Delaware Uniform Commercial Code and that, so long as any Obligations are outstanding or Lender has any duty to extend credit to or for

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the benefit of Borrower, Borrower will not take or acquiesce in any action whereby the Pledged Equity Interests do constitute a “security” as provided above.

8.3 Conflicting Provisions. Borrower and Pledgor, the sole holder of any equity interests of Borrower, agree that the provisions of this Agreement regarding Lender’s rights and remedies with respect to the Pledged Collateral shall prevail over any conflicting provisions of Borrower’s Governing Documents or any other agreement between or among Borrower and Pledgor. Without limiting the foregoing, Borrower and Pledgor agree that (a) they have consented to, or shall be deemed to have consented to, the grant of the security interest under and all other provisions of this Agreement; (b) none of the grant of any Liens to Lender pursuant to this Agreement, any sale or other realization of any Collateral pursuant to this Agreement, or any purchase or other acquisition of any Collateral pursuant to or in lieu of foreclosure shall be subject to any right of first refusal, purchase option, purchase right, drag-along right, tag-along right or any other right of Borrower, Pledgor or any other Person contained in Borrower’s Governing Documents or otherwise, nor shall any such grant, sale, other realization, purchase or other acquisition be subject to any transfer restriction or other restriction or requirement contained in the Borrower’s Governing Documents or otherwise and (c) any purchaser of any Pledged Equity Interests pursuant to or in lieu of foreclosure shall have full voting rights, management participation rights and similar rights with respect to such Pledged Equity Interests, and, without limiting the foregoing, shall be deemed to be a member under Borrower’s Governing Documents merely by executing and delivering to Borrower a written acceptance and adoption of the provisions of Borrower’s Governing Documents, and without the need to comply with any other requirement or provision contained in Borrower’s Governing Documents or any other agreement.

8.4 Perfection; Further Assurances .

8.4.1 Perfection. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that Lender may reasonably request, in order to perfect and to ensure the continued perfection of the security interest granted or intended to be granted hereby. Without limiting the generality of the foregoing, Pledgor shall (a) deliver the Collateral or any part thereof to Lender, as Lender may reasonably request in accordance with this Agreement, accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably acceptable to Lender, and (b) authorize, execute and file such financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

8.4.2 Filing of Financing and Continuation Statements. Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Lender may reasonably determine are necessary or advisable to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in another manner if reasonably necessary to ensure the perfection of the

14

security interest in the Collateral granted to Lender herein. Copies of any such financing statements shall promptly be delivered to Pledgor.

8.5 Continuing Assignment and Security Interest. This Agreement shall create a continuing pledge of the Collateral and shall (a) remain in full force and effect until the payment and performance in full of the Obligations (other than unasserted, contingent Obligations that by their terms survive the termination of the Credit Documents); (b) be binding upon each Pledge Party and its respective successors and assigns; and (c) inure to the benefit of Lender and its permitted successors and assigns. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Lender to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

8.6 Termination of Security Interest. Upon the payment and performance in full of all Obligations (other than unasserted, contingent Obligations that by their terms survive the termination of the Credit Documents), this Agreement and the security interest and all other rights granted hereby shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender will return all certificates previously delivered, if any, to Lender representing the Pledged Equity Interests and, at the expense and upon Pledgor’s written direction, execute and deliver to Pledgor such documents (including UCC-3 termination statements) as Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof or under applicable law to Pledgor.

8.7 Limitation on Duty of Lender with Respect to the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Lender or any of its designated agents to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies actually received by it hereunder, and except to the extent of any duties imposed under this Agreement or by applicable law which have not been waived hereunder, Lender shall have no duty with respect to any Collateral and no provision of this Agreement shall be interpreted as giving rise to any implied duties or obligations on the part of Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Lender shall have no responsibility for (a) taking any necessary steps to preserve rights against any Persons with respect to any Collateral, or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Lender may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

8.8 Amendments; Waivers; Consents. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 10.17 of the Credit Agreement.

8.9 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall become effective upon delivery in accordance with Section 10.1 of the Credit Agreement. Notices to Borrower or Lender may be given at the

15

address set forth in Section 10.1 of the Credit Agreement. Notices to the Pledgor may be given at the following address (or such other addresses as notified by the Pledgor to Lender):

Pledgor:	[ ]
c/o Fulcrum BioEnergy, Inc. 4900 Hopyard Road, Suite 220 Pleasanton, CA 94588 Attention: [ ] Telephone: [ ]

8.10 Reinstatement. This Agreement shall be automatically reinstated if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Pledgor or any other Person or as a result of any settlement or compromise with any Person (including Pledgor) in respect of such payment, and Pledgor shall pay Lender on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

8.11 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not affect any other clause or provision of this Agreement.

8.12 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Except as otherwise provided in this Agreement or implied by law, the agreements, representations and warranties of Pledgor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder terminate as provided in Section 8.5.

8.13 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the permitted successors or assigns of Lender and the Pledge Parties.

8.14 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.15 Entire Agreement. This Agreement, together with the Credit Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

8.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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8.17 Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the Lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity, perfection or priority of the Lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

8.18 Submission to Jurisdiction. Lender and each Pledge Party agree that any legal action or proceeding by or against such Pledge Party or with respect to or arising out of this Agreement or any other Credit Document may be brought in or removed to the courts of the State of New York, the County of New York, or the United States of America in the Southern District of New York, as Lender may elect. By execution and delivery of this Agreement, Lender, each Pledge Party accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Lender and each Pledge Party irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Lender to bring legal action or proceedings in any other competent jurisdiction. Lender and each Pledge Party hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

8.19 WAIVER OF JURY TRIAL. EACH PLEDGE PARTY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG EACH PLEDGE PARTY AND LENDER THAT IS BEING ESTABLISHED. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

8.20 Scope of Liability. Recourse under this Agreement against the Pledge Parties, their respective Affiliates and the other Nonrecourse Persons shall be limited to the extent provided in Article 9 of the Credit Agreement, which Article 9 is incorporated by reference herein, mutatis mutandis, as if fully set forth.

8.21 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than each Pledge Party and the Lender any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof. This Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of each Pledge Party and Lender.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Pledge Agreement as of the date first above written.

[ ],
a Delaware limited liability company, as Pledgor

By:
Name:
Title:

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company, as Borrower

By:
Name:
Title:

WM ORGANIC GROWTH, INC., a Delaware corporation, as Lender

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

Exhibit D-4

to the Credit Agreement

FORM OF DEPOSITARY AGREEMENT

[See attached.]

DEPOSITARY AGREEMENT

among

FULCRUM SIERRA BIOFUELS, LLC,

a Delaware limited liability company

as Borrower

and

WM ORGANIC GROWTH, INC.,

as Lender

and

[                                         ],

as Depositary Agent

Dated as of [            ], 201

-i-

TABLE OF CONTENTS

(continued)

		Page

6.13	Survival of Agreements	22
6.14	Limitation on Damages	22
6.15	Counterparts	23

-ii-

EXHIBITS

Exhibit A-1	Form of Account Withdrawal Request

Exhibit A-2	Form of Account Withdrawal Instruction

Exhibit B	Rules of Interpretation

iii

DEPOSITARY AGREEMENT

This DEPOSITARY AGREEMENT, dated as of [            ], 201   (this “Agreement”), is entered into by and among FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company (“Borrower”), WM ORGANIC GROWTH, INC., a Delaware corporation, as lender (“Lender”), and [                                ], as depositary agent, bank and securities intermediary (in such capacities, “Depositary Agent”).

RECITALS

A. Borrower intends to develop, construct, install, finance, own, operate and maintain a municipal solid waste to ethanol facility near McCarran, Nevada (the “Project”).

B. In order to finance the development and construction of the Project, Borrower and Lender have entered into that certain Credit Agreement, dated as of November     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lender has extended a commitment to make loans to, and for the benefit of, Borrower.

C. In order to further secure and support Borrower’s obligations to Lender under the Credit Agreement, Borrower is entering into this Agreement, pursuant to which, among other things, Borrower will grant to Lender a perfected first priority security interest in the Accounts and in all financial assets held therein or credited thereto and all proceeds thereof.

D. Depositary Agent has agreed to act as depositary agent, bank and securities intermediary pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Depositary Agent and Lender as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Accounts” has the meaning set forth in Section 2.1.

“Account Withdrawal Documents” means documents substantially in the form of Exhibit A-1 and/or Exhibit A-2 hereto, as applicable.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or

1

more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Authorized Signatory” has the meaning given in Section 4.6.10.

“Borrower” has the meaning given in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the Project Jurisdiction or the State of New York.

“Checking_ Account” means the account number [                    ] established by Borrower at [                                ].

“Collateral” means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

“Collateral Documents” has the meaning given in the Credit Agreement.

“Construction Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“Corporate Trust Office” means the office of Depositary Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is listed in Section 6.1, or such other address as Depositary Agent may designate from time to time by notice to the Borrower and Lender, or the principal corporate trust office of any successor Depositary Agent (or such other address as such successor Depositary Agent may designate from time to time by notice to the Borrower and Lender).

“Credit Agreement” has the meaning given in Recital B to this Agreement.

“Credit Documents” has the meaning given in the Credit Agreement.

“Distribution Holding Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“Distribution Suspense Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“DSR Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“Depositary Agent” has the meaning given in the preamble to this Agreement.

“Indemnified Person” has the meaning given in Section 4.6.7(a).

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“Insurance Proceeds Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“Lender” has the meaning given in the preamble to this Agreement.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidity Reserve Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Permitted Investments” means [(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (b) interest-bearing deposit accounts, including time deposits and certificates of deposit, of any domestic commercial bank whose outstanding long-term debt is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s having capital and surplus in excess of $500,000,000 having a maturity not exceeding 90 days from the date of acquisition, (c) commercial paper issued by any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and, in each case, having a maturity not exceeding 90 days from the date of acquisition, (d) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above, (e) high-grade corporate bonds rated at least AA or the equivalent thereof by S&P or Fitch or at least Aa2 or the equivalent thereof by Moody’s having a maturity not exceeding 90 days from the date of acquisition, (f) banker’s acceptances drawn on and accepted by any domestic commercial bank whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s, (g) money market mutual funds whose investment criteria are substantially similar to items (a) through (f) of this definition, (h) instruments issued by an investment company rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s having a portfolio consisting of 95% or more of the securities described in items (a) through (g) of this definition, and (i) investment contracts pursuant to which moneys are deposited (to bear interest at an agreed rate) with a bank, insurance company or other financial institution whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or Fitch or at least A2 or the equivalent thereof by Moody’s].

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

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“Project” has the meaning given in Recital A to this Agreement.

“Project Jurisdiction” means the State of Nevada.

“Responsible Officer” has the meaning assigned to such term in the Credit Agreement and, when used with respect to Depositary Agent, means [                    ], who shall have direct responsibility for the administration of this Agreement.

“Revenue Account” means the account designated by that name established by Depositary Agent pursuant to Section 2.1.

“S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 UCC Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings provided in the UCC.

1.3 Rules of Interpretation. The rules of interpretation set forth in Exhibit B shall apply to this Agreement.

ARTICLE 2

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

2.1 Establishment of Accounts with Depositary Agent.

(a) Borrower hereby directs Depositary Agent to establish on or prior to the date hereof and maintain until the termination of this Agreement in accordance with Article 5 or as otherwise expressly set forth herein, at its Corporate Trust Office, the following separate accounts (each to be referred to herein by the defined term provided, and collectively the “Accounts”), in the name of Borrower (as the securities entitlement holder), but under the exclusive dominion and control of Lender:

Name of Account at Depositary Agent	Account Number	Defined Term for Account

[ ]	[ ]	“Construction Account”

[ ]	[ ]	“Revenue Account”

[ ]	[ ]	“Distribution Holding Account”

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Name of Account at Depositary Agent	Account Number	Defined Term for Account

[ ]	[ ]	“Distribution Suspense Account”

[ ]	[ ]	“DSR Account”

[ ]	[ ]	“Liquidity Reserve Account”

[ ]	[ ]	“Insurance Proceeds Account”

[ ]	[ ]	“Checking Account”

The complete wire instructions for each of the Accounts are as follows:

ABA # [                    ]

Credit Trust G/L # [                    ]

Further Credit A/C #: [insert appropriate Account number]

Attn: [                    ]

(b) Depositary Agent shall send copies of all statements and confirmations for the Accounts simultaneously to Borrower and Lender.

2.2 Permitted Investments

2.2.1 Directing the Making of Investments. Any cash held in Accounts maintained hereunder shall be invested and reinvested in Permitted Investments from time to time by Depositary Agent at the expense and risk of Borrower (a) as directed by Borrower, (i) so long as Lender has not notified a Responsible Officer of Depositary Agent that an “Event of Default” under the Credit Agreement has occurred and is continuing and that Lender intends to direct the making of investments or (ii) after Lender has notified Depositary Agent that any such Event of Default no longer exists, and (b) in [specify money market account], if Lender has notified a Responsible Officer of Depositary Agent that an Event of Default has occurred and is continuing and that it is electing to have such funds invested in [money market account], until such time, if ever, as Lender notifies Depositary Agent that any such Event of Default no longer exists; provided, that, Depositary Agent’s obligation to invest such amounts is conditioned upon receipt by Depositary Agent of a valid Form W-9 of the Internal Revenue Service of the United States from Borrower in accordance with Section 2.2.3. The right to direct the manner of investment includes, but is not limited to, the right (i) to direct Depositary Agent to sell any Permitted Investment or hold it until maturity and (ii) upon any sale at maturity of any Permitted Investment, to direct Depositary Agent to reinvest the proceeds thereof, plus any interest received by Depositary Agent thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement. Depositary Agent shall have no

5

liability for any loss resulting from any such investment other than any such loss caused solely by Depositary Agent’s willful misconduct or gross negligence. Except as otherwise provided in this Section 2.2, any balances in the Accounts shall remain uninvested.

2.2.2 Application of Permitted Investments. Permitted Investments purchased as provided in Section 2.2.1 of this Agreement by Depositary Agent shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to such Account, and the income or interest earned and gains realized in excess of losses incurred by an Account due to the investment of funds deposited therein shall be credited and retained in the particular Account in respect of which the Permitted Investment was purchased, except as expressly provided by the terms hereof.

2.2.3 Earnings.

(a) For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be credited to Borrower for tax reporting purposes. Depositary Agent does not have any interest in the property deposited hereunder but is serving as deposit holder only and having only possession thereof. The Borrower shall pay or reimburse Depositary Agent upon request for any transfer taxes or other taxes relating to the Collateral in the Accounts incurred in connection herewith and shall indemnify and hold harmless Depositary Agent for any amounts that it is obligated to pay in the way of such taxes. Depositary Agent shall provide to Borrower a statement with respect to all interest earned on any Account as of the close of each calendar year for which income is earned on the Accounts. Borrower shall provide Depositary Agent with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. The Form W-9 shall, to the extent necessary, be renewed as required by the Internal Revenue Service of the United States and provided to Depositary Agent. It is understood that Depositary Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Collateral in the Accounts and is not responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of Depositary Agent.

(b) Any interest, gain or other earnings on, or proceeds of, investments credited to any Account that may be received by Depositary Agent shall be deposited in such Account.

2.2.4 Liquidation of Investments for Distributions. Any direction of an Authorized Signatory of Borrower, with respect to the investment or reinvestment of monies held in any Account shall direct investment or reinvestment only in Permitted Investments that shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of transfers into and from such Accounts; provided, that Borrower may, and is hereby authorized to direct Depositary Agent to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity date) whenever necessary in order to make or cause to be made any deposit, transfer or distribution. Neither Lender nor Depositary Agent shall in any event be liable or responsible for any loss,

6

penalty or gain resulting from any investment made hereunder in accordance with the terms of this Agreement.

2.2.5 Value of Permitted Investments. For purposes of this Agreement (including determination of the balance in, or the aggregate amount on deposit in and credited to, any Account), the value of any investment shall be the fair market value thereof.

2.2.6 Security Interest. Whenever Depositary Agent purchases a Permitted Investment not represented or evidenced by certificates or instruments capable of possession, Depositary Agent shall notify Lender of such purchase and, upon the request of Lender, deliver such information to Lender as may be reasonably necessary to enable Lender to take all necessary action, including giving confirmations and notices to record Lender’s interest therein, as required by the UCC to perfect a first priority security interest for the benefit of Lender. Without limiting the foregoing, whenever Depositary Agent purchases a Permitted Investment which is a certificate of deposit, Depositary Agent shall simultaneously or promptly thereafter notify the issuer of the certificate of deposit as follows: WM Organic Growth, Inc., as Lender, has a security interest and pledge in the certificate(s) of deposit being purchased this day by [                    ], as Depositary Agent and bailee on behalf of Lender.

2.3 Books of Account; Statements; Etc. Depositary Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by Depositary Agent pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. Not later than the 10th Business Day of each month, commencing with the first month to occur after the date hereof, Depositary Agent shall deliver to Borrower a statement setting forth the transactions in each Account during the preceding month, including deposits, withdrawals and transfers from and to any Account, and specifying any equity contributions, loan proceeds, liquidated damage payments, Permitted Investments and other amounts held in each Account at the close of business on the last Business Day of the preceding month. In addition, Depositary Agent shall promptly respond during normal business hours to requests by Lender or Borrower for information regarding deposits, investments and transfers into, in respect of and among the Accounts.

2.4 Adequate Instruction; Sufficiency of Funds.

(a) In the event that Depositary Agent receives any monies in respect of Borrower without adequate instruction as to the Account into which such monies are to be deposited, Depositary Agent shall immediately deposit such monies (i) until the Commercial Operation Date, into the Construction Account, and (ii) after the Commercial Operation Date, into the Revenue Account, keeping such records as may be necessary to adequately distinguish such monies from other funds held in such Account, and shall immediately thereafter notify Borrower and Lender of the receipt of such monies. At any time that Depositary Agent subsequently receives written instructions from Borrower and Lender jointly (unless an Event of Default exists and Lender has notified Depositary Agent that it intends to invest funds in the Accounts in [money market fund] pursuant to Section 2.2.1), specifying the Account into which any such monies should be deposited, Depositary Agent shall transfer such monies, within one

7

Business Day of receiving such notice, from the Construction Account into the Account(s) that Borrower and Lender specified in such subsequent instructions.

(b) To the extent that there are insufficient funds in the relevant Account to make a transfer or withdrawal directed by an Account Withdrawal Instruction, Depositary Agent shall (i) immediately notify Borrower and Lender of such deficiency and (ii) thereafter, unless it promptly receives contrary joint instructions from Lender and Borrower, make such withdrawal or transfer to the extent of the available funds.

2.5 Interest. Depositary Agent shall credit to each Account all receipts of interest and other income received in respect of the funds held in such Account.

2.6 Cash-Substitute LCs. To the extent that Borrower elects to replace any amounts on deposit in or credited to an Account with funds available to be drawn under a Cash-Substitute LC pursuant to Section 7.8 of the Credit Agreement, Depositary shall provide prompt written notice to Lender in the event that any such Cash-Substitute LC is not extended or replaced in accordance with the terms of Section 7.8.4 of the Credit Agreement.

ARTICLE 3

APPLICATION OF FUNDS

3.1 Withdrawals and Transfers. Upon receipt before 12:00 p.m. on a Business Day by Depositary Agent of Account Withdrawal Documents pursuant to which Lender consents to or directs the withdrawal of funds from any Account, Depositary Agent shall make such withdrawals within [two (2)] Business Days thereafter and shall apply such funds to the uses and in the amounts specified in such Account Withdrawal Documents as soon as reasonably practicable, and in any event within [two (2)] Business Days after receipt of such Account Withdrawal Documents.

ARTICLE 4

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

4.1 Securities Accounts; Deposit Accounts. Depositary Agent hereby agrees and confirms that Depositary Agent has established the Accounts as set forth and defined in this Agreement. The parties hereto hereby agree that:

(a) each Account is and will be maintained as a “securities account” (as defined in Section 8-501(a) of the UCC);

(b) Depositary Agent is acting in the capacity of “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) with respect to the Accounts and financial assets deposited therein or credited thereto;

(c) each item of property (whether cash, cash equivalents, instruments, investments, investment property or any other property, including Permitted Investments) credited to the Accounts shall be treated as a “financial asset” within the meaning of Section 8102(a)(9) of the UCC;

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(d) Borrower is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the “financial assets” (as defined in Section 8-102(a)(9) of the UCC) credited to the Accounts, and Borrower is the “customer” (as defined in Article 9 of the UCC) with respect to any deposit account;

(e) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) shall be the State of New York, and the “bank’s jurisdiction” for purposes of Section 9-304 of the UCC shall be the State of New York;

(f) all securities and other property constituting financial assets credited to the Accounts shall be registered in the name of Depositary Agent or endorsed to Depositary Agent or in blank;

(g) if there is any conflict between this Agreement and any other agreement relating to the Accounts, the provisions of this Agreement shall control;

(h) Depositary Agent shall not change the name of or account number for any Account without the prior written consent of Borrower and Lender;

(i) in the event any Account is determined not to qualify as a “securities account” (within the meaning of Section 8-501(a) of the UCC), such Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which Borrower shall maintain with the Depositary Agent acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC); and

(j) Depositary shall comply with (a) all “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) relating to the Accounts or the financial assets in the Accounts originated by Lender without further consent by Borrower and (b) all instructions originated by Lender directing disposition of the funds in the Accounts without further consent by Borrower, so that in all cases Lender will have “control” (within the meaning of Sections 8-106(d) and 9-104(a) of the UCC) of the Accounts and all financial assets and funds in the Accounts.

4.2 Certain Rights and Powers in Respect of Accounts and Funds.

4.2.1 Rights to Accounts. Until this Agreement is terminated pursuant to Article 5, Borrower shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, Accounts, except to have amounts credited thereto applied in accordance with this Agreement, the Credit Agreement and the other Credit Documents; provided, that the parties hereto acknowledge and agree that the foregoing provisions of this Section 4.2.1 shall not be deemed to divest Borrower of its respective interest as an “entitlement holder” under the UCC, as provided in this Agreement.

4.2.2 Certain Additional Powers of Lender and Depositary Agent. Lender and, where appropriate, Depositary Agent shall have the right, but not the obligation, to: (a) refuse any item for credit to any Account except as required by the terms of this Agreement; and (b) refuse to honor any request for transfer on any Account which is not consistent with this

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Agreement. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, at its election, but not the obligation, to do any of the following:

(i) to demand, sue for, collect and receive moneys due and to become due under or in respect of any of the Accounts or the proceeds of financial assets held therein or credited thereto;

(ii) take possession of and endorse in the name of Borrower or in the name of Lender, for the account of Borrower, any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

(iii) cause an action at law or suit in equity or other proceeding to be instituted and prosecuted which Lender may deem necessary or desirable for the collection of any of the Accounts or the proceeds of financial assets held therein or credited thereto or otherwise to enforce the rights of Lender with respect to any of the Accounts or the proceeds of financial assets held therein or credited thereto; and

(iv) take such other actions as may reasonably be necessary to preserve the funds in the Accounts;

provided that, all funds realized or recovered pursuant to clauses (i) through (iv) above shall be applied as provided in this Agreement.

The powers conferred on Lender hereunder are solely to protect its interest in the Accounts and the proceeds of financial assets held therein or credited thereto and shall not impose any duty on Lender to exercise any such powers. Except for the reasonable care of any Account in its possession or under its control, as the case may be, the performance of its respective obligations hereunder, and the accounting for moneys actually received by it hereunder, neither Depositary Agent nor Lender shall have any duty as to any Account or the proceeds of financial assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Account or proceeds. Each of Depositary Agent and Lender is required to exercise reasonable care in the custody and preservation of any Account in its possession or under its control (as the case may be); provided, however, that Depositary Agent in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Borrower or, upon the occurrence and during the continuance of any Event of Default, Lender reasonably requests, but, notwithstanding the foregoing, the failure of Depositary Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

4.3 Security Interest; Grant Pursuant to Security Agreement. Pursuant to the Security Agreement, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations (as such term is defined in the Credit Agreement) to Lender pursuant to the Credit Documents.

4.3.1 Acknowledgment. Depositary Agent hereby acknowledges the security interest granted by Borrower to Lender in all of Borrower’s security entitlements to the Accounts and all financial assets held therein or credited thereto and all proceeds thereof, and Depositary

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Agent will so indicate on the records maintained by Depositary Agent with respect to Accounts. Depositary Agent agrees to hold all such security entitlements and financial assets in its custody and in trust for the purposes of, and on the terms set forth in, this Agreement.

4.4 Perfection; Further Assurances. Borrower agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary in order to perfect the assignment and security interest granted or intended to be granted hereby with respect to the Accounts, all financial assets held therein or credited thereto and all proceeds thereof. Without limiting the generality of the foregoing, Borrower hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and shall execute or deliver such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Lender may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

4.5 Other Liens; Adverse Claim. (a) Borrower represents and warrants, as of the date hereof, that:

(i) it has not assigned any of its rights under any Accounts except as permitted by the Credit Agreement;

(ii) it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Accounts, except those in favor of the Lender; and

(iii) it has full power and authority to grant a security interest in and assign its right, title and interest in the Accounts and all financial assets held therein or credited thereto and all proceeds thereof hereunder.

(b) Depositary Agent, to the best of its knowledge without any independent investigation, represents and warrants that it has no knowledge of any Lien on any of the Accounts other than the claims and interest of the parties as provided herein. To the extent that a Responsible Officer of Depositary Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any security entitlement credited thereto, Depositary Agent hereby subordinates to the security interest in the Accounts of Lender all property credited thereto, all security entitlements with respect to such property and any and all statutory, regulatory, contractual or other rights now or hereafter existing in its favor over or with respect to the Accounts.

(c) The financial assets credited to the Accounts shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Lender or as expressly provided herein.

4.6 Duties and Certain Rights of Depositary Agent.

4.6.1 General. The duties of Depositary Agent shall be determined solely by the express provisions of this Agreement and no implied duties, covenants or obligations shall be read into this Agreement against Depositary Agent.

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4.6.2 Appointment. Lender hereby designates and appoints Depositary Agent to act on its behalf as depositary agent and securities intermediary under this Agreement, and authorizes Depositary Agent to execute, deliver and perform this Agreement and to take such actions on behalf of Lender under the provisions hereof and to exercise such powers and authority and perform such duties as are expressly delegated to Depositary Agent by the terms of this Agreement, together with such other powers and authority as are reasonably incidental thereto. Depositary Agent hereby agrees to act as depositary agent and securities intermediary with respect to the Accounts and pursuant to this Agreement. The other parties hereto hereby acknowledge that Depositary Agent shall act as depositary agent, securities intermediary (as defined in Section 8-102(a)(14)(ii) of the UCC) and, if applicable, as a bank (as defined in Section 9-102(a)(8) of the UCC) with respect to the Accounts and pursuant to this Agreement.

4.6.3 Negative Pledge. Depositary Agent hereby agrees that it shall not grant, subject to the terms of this Agreement, any security interests in the financial assets that it is obligated to maintain under this Agreement. Depositary Agent hereby waives, to the fullest extent permitted by law, any Lien it may now have or subsequently acquire in respect of any Collateral, any right to apply any Collateral in satisfaction of any claims other than the claims of Lender in respect of the Liens granted under the Collateral Documents, and any right to set off claims against Collateral other than claims of Lender under the Collateral Documents; provided, however, that (i) Depositary Agent may set off all amounts due to Depositary Agent in respect of its customary fees and expenses for the routine maintenance and operation of the Accounts, including overdraft fees, and the face amount of any checks or other items which have been credited to the Accounts but are subsequently returned unpaid and (ii) if any advance of funds is made by Depositary Agent to purchase, or to make payment on or against delivery of, any investment property to be held in the Accounts, Depositary Agent shall have a continuing unsubordinated security interest in and right of setoff against such investment property and the proceeds thereof, until such time as Depositary Agent is repaid the amount of such advance.

4.6.4 Instructions Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, and until such time as Depositary Agent receives notice from Lender that such Event of Default no longer exists, without limiting Lender’s rights or remedies herein or under any of the Collateral Documents, (i) Lender shall have the right, but not the obligation, to deliver to Depositary Agent an entitlement order or other directions instructing Depositary Agent with respect to the Accounts and/or the financial assets or funds in the Accounts, including to invest such funds in [money market account], and, upon the exercise of such right, Depositary Agent shall comply with any such entitlement order or other directions from Lender without the further consent of Borrower or any other Person, (ii) Depositary Agent shall not accept any instructions or certificates from Borrower with respect to the withdrawal or transfer of amounts in the Accounts or otherwise unless directed to do so by Lender and (iii) Depositary Agent shall execute and deliver (or cause to be executed and delivered) to Lender all proxies and other instruments as Lender may reasonably request for the purpose of enabling Lender to exercise any voting or other consensual rights pertaining to the Accounts and the funds and investments therein. The parties hereto agree that until Depositary Agent’s obligations under this Agreement shall terminate in accordance with the terms hereof, Lender shall have control of each of Borrower’s security entitlements with respect to the financial assets credited to the Accounts and all funds in any Accounts. Depositary Agent hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter

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into any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with entitlement orders, other orders or instructions made by such Person.

4.6.5 Degree of Care. Depositary Agent shall exercise at least the level of care it exercises with respect to its own funds and, in all events, reasonable care, in administering and accounting for amounts credited to the Accounts and the Permitted Investments purchased with such amounts.

4.6.6 Action Upon Notices; Exercise of Judgment. Depositary Agent may rely on Lender or Borrower in determining whether a Default or Event of Default under the Credit Agreement has occurred, it being acknowledged and agreed by the parties hereto that if Depositary Agent receives any conflicting notices, entitlement orders, requests, waivers, consents, receipts or other papers or documents hereunder after the occurrence and during the continuation of an Event of Default, the applicable notice from Lender shall control. Lender and Depositary Agent shall each be permitted to conclusively rely and act or refrain from acting, as the case may be, upon any notice, entitlement order, request, waiver, consent, receipt or other paper or document (whether in its original or facsimile form, including portable document format (.pdf)) reasonably believed by it to be signed by Lender or Depositary Agent, as applicable, Borrower or any other authorized Person.

4.6.7 Indemnification and Liability.

(a) In consideration of the appointment of Depositary Agent, Borrower agrees fully to indemnify and hold Depositary Agent and its directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including reasonable legal fees and expenses) incurred by the Indemnified Person by reason of or resulting from this Agreement (including Depositary Agent having accepted such appointment or by reason of its carrying out of any of the terms of this Agreement), and agrees to reimburse the Indemnified Person for all of its expenses, including reasonable fees and expenses of counsel and court costs, incurred by reason of any position or action taken by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions this Agreement or any part thereof, except to the extent that any such claim, loss, liability, damage, cost or expense results from the Indemnified Person’s own gross negligence or willful misconduct. The above indemnification provision shall survive any termination of this Agreement including any termination under any bankruptcy or similar law or the earlier resignation or removal of Depositary Agent.

(b) The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Each of the parties to this Agreement (for itself and any Person claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue any Indemnified Person for any action taken or omitted under this Agreement except to the extent caused by such Indemnified Person’s gross negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, in no event shall Depositary Agent be liable to Borrower or to Lender for special, exemplary,

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incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits) arising out of this Agreement and the transactions contemplated hereby, even if Depositary Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) Except for actions expressly required hereunder for which indemnification is provided pursuant to Section 4.6.7(a), each Indemnified Person shall be fully justified in refusing to take or continuing to take any action hereunder unless a confirmation was given satisfactory to Depositary Agent that the indemnities theretofore provided to Depositary Agent remain in effect or that a new indemnity substantially similar to the indemnities provided under the Credit Agreement has been provided. Any Indemnified Person may consult with legal counsel of its own selection in the event of any dispute or question as to the construction of this Agreement or the Indemnified Person’s duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the advice, written opinion and instructions of such counsel.

4.6.8 Court Orders. Depositary Agent is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by Depositary Agent. Depositary Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of Depositary Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

4.6.9 Resignation and Termination.

(a) Depositary Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Agent as provided below. Lender and Borrower may remove Depositary Agent by mutual agreement at any time by giving notice to Depositary Agent, such removal to be effective upon the appointment of a successor Depositary Agent as provided below.

(b) In the event of any resignation or removal of Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than $250,000,000, shall be appointed by mutual agreement of Borrower and Lender or, if an Event of Default has occurred and is continuing, by Lender. If a successor Depositary Agent shall not have been appointed and accepted its appointment as Depositary Agent within 45 days after such notice of resignation of Depositary Agent or such notice of removal of Depositary Agent, Depositary Agent, Lender or Borrower may apply (at the sole cost and expense of Borrower) to any court of competent jurisdiction to appoint a successor Depositary Agent to act until such time, if any, as a successor Depositary Agent shall have accepted its appointment as provided above. A successor Depositary Agent so appointed by such court shall immediately and without further act be superseded by any successor Depositary Agent appointed as provided above. Any such successor Depositary Agent shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) and

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shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor Depositary Agent shall succeed to all the rights and duties of Depositary Agent under this Agreement and shall be entitled to receive the Accounts from the predecessor Depositary Agent.

(c) Upon the replacement of Depositary Agent hereunder, all investments and other amounts held by it or credited to Accounts pursuant to this Agreement shall be transferred to such successor account holder. In the event of the resignation or termination of Depositary Agent, Depositary Agent shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation or termination becomes effective in accordance with this Section 4.6.9.

4.6.10 Directions and Instructions to Depositary Agent. Except for the obligations of Depositary Agent expressly required to be performed by it hereunder, Depositary Agent shall not be required to take or omit to take any action, or to give any consent, hereunder unless it shall have been directed to do so by Borrower and/or Lender, as provided herein. All directions or instructions required or permitted to be given by any party to another party hereunder, including any Account Withdrawal Documents, shall be given in writing and shall be effective only if given in writing. All such directions and instructions given by Borrower and Lender to Depositary Agent pursuant to this Agreement shall be executed by an authorized signatory (each, an “Authorized Signatory”) of Borrower or Lender, as applicable. No person shall be deemed to be an Authorized Signatory of Borrower or Lender unless such person is named on a certificate of incumbency delivered to Depositary Agent on the date hereof or is otherwise named in a notice signed by an Authorized Signatory and delivered by Borrower or Lender, as applicable, to Depositary Agent at any time subsequent to the date hereof.

4.6.11 Individual Capacity. [                    ] may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Depositary Agent hereunder.

4.6.12 Duties. Depositary Agent shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence, willful misconduct or bad faith. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, Depositary Agent shall be entitled to consult with and obtain advice from legal counsel of its own selection in its sole discretion.

4.6.13 Succession. Any Person into which Depositary Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Depositary Agent shall be a party, or any Person succeeding to the business of Depositary Agent shall be the successor of Depositary Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

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4.7 Remedies. If an Event of Default shall have occurred and be continuing under the Security Agreement, Lender may exercise in respect of the Accounts, in addition to other rights and remedies provided for herein or otherwise available to it under the Security Agreement, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the Security Agreement, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Accounts, and to cause the Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as Lender may elect as provided in the Security Agreement or by law.

4.8 Costs, Expenses and Attorneys’ Fees. Borrower shall pay to Depositary Agent all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Depositary Agent in connection with (a) any suit or proceeding related to or arising out of this Agreement (other than any suit or proceeding where Borrower prevails) or the transactions contemplated hereby, (b) the performance by Depositary Agent of any of its agreements or obligations contained herein pursuant to the fee letter executed between Borrower and Depositary Agent, (c) any exercise by Depositary Agent of its rights or remedies hereunder or (d) the purchase by Depositary Agent of Permitted Investments as contemplated by Section 2.2 (except in each case, arising out of and to the extent of any breach of this Agreement by, or the gross negligence or willful misconduct of, Depositary Agent).

4.9 Additional Rights of Lender and Depositary Agent. The following rights stated in this Section 4.9 are in furtherance, and not in limitation, but without duplication, of any other rights of Lender and Depositary Agent set forth elsewhere in this Agreement.

4.9.1 Actions. Depositary Agent may execute any of the trusts or powers, or perform any duties, under this Agreement either directly or through agents, sub-agents or attorneys or a custodian or nominee. Depositary Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it; and Depositary Agent shall not be obligated to take any action which in Depositary Agent’s reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which Depositary Agent may do or refrain from doing in connection herewith, except in the case of its own gross negligence or willful misconduct. Depositary Agent shall have duties only as set forth herein. Depositary Agent shall not have any liability for losses with respect to Permitted Investments authorized by this Agreement.

4.9.2 No Responsibility for Statements, Etc. To the fullest extent permitted by law, neither Depositary Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible in any manner to Lender for any recitals, statements, representations or warranties made by Borrower or any representative thereof or any other Person contained in any other document or in any certificate, report, statement or other document referred to or provided for in, or received by Depositary Agent under or in connection with, any such document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency

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of Collateral any document or for any failure of Borrower to perform its obligations thereunder. Depositary Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any other agreement or to inspect the properties, books or records of Borrower. Depositary Agent shall not be charged with knowledge of any provision of the Credit Agreement. Depositary Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

Depositary Agent shall have no duty to calculate any amounts to be distributed under the terms of this Agreement and shall have no liability for the accuracy of, or compliance with the terms of the Credit Agreement, or any such calculations provided to it. All instructions, directions, entitlement orders, certificates and notices provided to Depositary Agent hereunder shall be in writing and signed by Borrower and/or Lender, as applicable. All amounts deposited hereunder shall include an instruction as to the Account to which such amounts shall be credited. Depositary Agent shall not be responsible for the existence, genuineness or value of any Collateral in the Accounts or for the validity, perfection, priority or enforceability of the Liens in any Collateral in the Accounts, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of Depositary Agent, for the validity or sufficiency of Collateral in the Accounts or any agreement or assignment contained therein, for the validity of the title of Borrower to the Collateral in the Accounts, for insuring Collateral in the Accounts or for the payment of taxes, charges, assessments or Liens upon Collateral in the Accounts. Depositary Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in Collateral in the Accounts except as a result of its own gross negligence or willful misconduct.

Depositary Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security. In the event of any dispute between Borrower and/or any other person or entity with respect to any Account or Collateral in the Accounts, Depositary Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Account or Collateral in the Accounts so long as such dispute or conflict shall continue. Depositary Agent shall not be or become liable in any way to Borrower for failure or refusal to comply with such conflicting claims, demands or instructions. Depositary Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Depositary Agent or (ii) Depositary Agent shall have received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Depositary Agent may, in addition, elect to commence an interpleader action or seek other judicial relief or orders as it may deem necessary. The costs and expenses (including reasonable attorneys’ fees and

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expenses) incurred in connection with such proceeding shall be paid by Borrower. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “[                    ]” by name or the rights, powers, or duties of Depositary Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Depositary Agent. Notwithstanding the foregoing, the name, rights, powers or duties of Depositary Agent may be included in credit facility documentation issued by Borrower pursuant to which Borrower enters into this Agreement.

Notwithstanding anything to the contrary contained in this Section 4.9.2, nothing in this Section 4.9.2 shall amend, reduce, diminish or otherwise release Depositary Agent from complying with the provisions of this Agreement.

4.9.3 Collateral. Except as expressly provided hereunder, nothing in this Agreement shall be interpreted as giving Depositary Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of any Lien on any Collateral, or giving Depositary Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

4.10 Non-Business Days. If Depositary Agent shall be required under this Agreement or pursuant to any directions given by Borrower and/or Lender to make any withdrawal, disbursement, transfer or payment on a day other than a Business Day, Depositary Agent shall make such withdrawal, disbursement, transfer or payment on the next succeeding Business Day.

ARTICLE 5

TERMINATION OF AGREEMENT

The rights and powers granted herein to Lender have been granted in order, among other things, to perfect Lender’s security interests in the Accounts and will neither be affected by the bankruptcy of Borrower or any other Person nor by the lapse of time. Except as otherwise provided herein, the obligations of Depositary Agent hereunder shall continue in effect until the security interests of Lender in the Accounts have been terminated, and Lender has notified Depositary Agent of such termination. Failure of Lender to so notify Depositary Agent shall not affect the rights of Borrower hereunder. When the Credit Agreement has expired or has otherwise earlier terminated and all obligations under the Credit Documents, other than unasserted contingent obligations which expressly survive the termination of the Credit Document under which they arise, of Borrower have been satisfied in full, all right, title and interest of Lender in the Accounts shall revert to Borrower. At such time, (i) Lender shall notify Depositary Agent to, and upon such notification Depositary Agent shall, pay any amounts (including Permitted Investments) then remaining in any of the Accounts to an account designated by Borrower to Depositary Agent, (ii) Borrower shall notify all Persons who are expected to make payments to it to remit such payments to the order of Borrower and not to the Accounts, and (iii) the Accounts shall be closed. If any funds are received by Lender or Depositary Agent for deposit in any Account after such Account is closed in accordance with the preceding sentence or the relevant provisions of Article 3, Lender shall promptly remit or instruct Depositary Agent to remit such funds to (or at the direction of) Borrower, in the form received, with any necessary endorsements.

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ARTICLE 6

MISCELLANEOUS

6.1 Notices. Each notice, instruction, entitlement order, request or other document delivered hereunder shall be in writing. Each set of Account Withdrawal Documents shall be delivered by First Class mail (postage prepaid), in person, or by facsimile to Depositary Agent at the office or to the facsimile number specified in this Section or hereafter provided in writing. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to Depositary Agent:	[ ] [ ] [ ] Attention: [ ] Telephone: [ ] Fax: [ ] Email: [ ]

If to Lender:	WM Organic Growth, Inc. 1001 Fannin Street, Suite 1000 Houston, TX 77002 Attention: General Counsel Fax: 713-209-9710

If to Borrower:

Fulcrum Sierra BioFuels, LLC

c/o Fulcrum BioEnergy, Inc.

4900 Hopyard Road, Suite 220

Pleasanton, CA 94588

Attention: Rick Barraza

Telephone: (925) 730-0157

Fax: (925) 730-0157

Email: rbarraza@fulcrum-bioenergy.com

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight courier service (including Federal Express, UPS and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by facsimile, with the original sent by other means set forth in this Section 6.1. Notices delivered in person or by overnight courier service, or mailed by registered or certified mail or sent by telecopier shall be deemed to have been given when received (except that, if not received during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

Depositary Agent shall have the right to rely upon and comply with instructions and directions sent by facsimile and other similar unsecured electronic methods by persons believed in good faith by Depositary Agent to be authorized to give instructions and directions

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on behalf of the Person or Persons who authorized to give such notice or other communication. Depositary Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Person or Persons notice or other communication; and Depositary Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Person sending such notice or other communication as a result of such reliance upon or compliance with such instructions or directions. The Person sending such notice or other communication agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to Depositary Agent, including without limitation the risk of Depositary Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

For the purposes hereof, the address of each party hereto shall be the address specified in this Section; provided, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days’ notice to the other parties in the manner set forth above.

6.2 Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto.

6.3 Delay and Waiver. No failure or delay by Lender or Depositary Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each of Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 6.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

6.4 Force Majeure. Depositary Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control to the extent and for the period such circumstances continue to exist, including, without limitation, any acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities; major accidents; labor disputes; acts of civil or military authority and governmental action.

6.5 Amendments. No provision of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument signed by each of the parties hereto.

6.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED

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BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ACCOUNT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND “BANK’S JURISDICTION” OF DEPOSITARY AGENT, WITH RESPECT TO THE ACCOUNTS IS THE STATE OF NEW YORK.

6.7 Consent to Jurisdiction. Lender, Depositary Agent and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York in the Borough of Manhattan, as each of them respectively may elect. By execution and delivery of this Agreement, Lender, Depositary Agent and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Lender, Depositary Agent and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Lender or Depositary Agent to bring legal action or proceedings in any other competent jurisdiction. Lender, Depositary Agent and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

6.8 WAIVER OF JURY TRIAL. BORROWER, DEPOSITARY AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, DEPOSITARY AGENT OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that (i) this waiver is a material inducement to enter into a business relationship, (ii) it has already relied on this waiver in entering into this Agreement, and (iii) it will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.8 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL

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APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

6.9 Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof; and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

6.10 Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such Article and Section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that (a) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender, and (b) Depositary Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement (including Section 4.6).

6.12 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail; provided, however, that Depositary Agent shall not be charged with knowledge of any agreement to which it is not a party.

6.13 Survival of Agreements. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as this Agreement has not been terminated in accordance with the terms hereof. The provisions regarding the payment of expenses and indemnification obligations, including Section 4.6.7, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the termination of this Agreement or any provision hereof or the resignation or removal of Depositary Agent.

6.14 Limitation on Damages. Notwithstanding any provision in this Agreement to the contrary, in no event shall any party hereto or its respective Affiliates, officers, directors, managers, members, shareholders, employees or representatives, be liable hereunder at any time for consequential, indirect, special or punitive loss or damage of any other party hereto or its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each party hereto hereby expressly releases each other party hereto, and their respective officers,

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directors, managers, members, shareholders, partners, employees, consultants, agents, representatives, advisors, successors and assigns therefrom.

6.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

WM ORGANIC GROWTH, INC., as Lender

By:
Name:
Title:

[ ], as Depositary Agent

By:
Name:
Title:

FORM OF ACCOUNT WITHDRAWAL REQUEST

Date:                     ,

WM Organic Growth, Inc.,

as Lender

1001 Fannin Street, Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-9710

Re:	Fulcrum Sierra BioFuels, LLC — Account Withdrawal Request

Ladies and Gentlemen:

I,                                 , am a Responsible Officer of Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”), and am delivering this Account Withdrawal Request pursuant to the Credit Agreement, dated as of [            ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Account Withdrawal Request have the meanings provided in the Credit Agreement and section references are references to sections of the Credit Agreement.

In this Account Withdrawal Request, Borrower requests Lender to direct Depositary to withdraw funds from the following Accounts and apply such funds as provided herein (check each Account that applies and include only the pages applicable to the Account(s) which have been checked and only the applicable Schedules and/or Exhibits):

☐    CONSTRUCTION ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Construction Account the following amounts and to apply such amounts to the following uses on             , 20     (check each that applies):

☐    Transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the Project Costs as specified on Schedule I hereto.

☐    Transfer $            to the Checking Account.

☐    [On or after the Commercial Operation Date] Transfer $            to the Revenue Account.

A reconciliation of amounts previously transferred from the Construction Account pursuant to Sections 7.2.2(a)(A) and 7.2.2(a)(B) of the Credit Agreement is attached hereto as Appendix I.

☐    REVENUE ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Revenue Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐ Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    Pursuant to Waterfall Level (9), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(ii).

☐    Pursuant to Waterfall Level (10), transfer $            to Lender for payment of optional prepayments that Borrower elects to make as provided in Section 2.1.8(b).

☐    Pursuant to Waterfall Level (11), retain $            in the Revenue Account.

☐    Pursuant to Waterfall Level (12), transfer to the Distribution Holding Account the remaining amounts available in the Revenue Account.

A reconciliation of amounts previously transferred to the Checking Account is attached hereto as Appendix II.

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☐    LIQUIDITY RESERVE ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Liquidity Reserve Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

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☐    INSURANCE PROCEEDS ACCOUNT

[Only if the conditions in Section 7.9.3 of the Credit Agreement have been met and Lender has duly approved the making of repairs or restoration:]

Borrower hereby requests that Lender instruct Depositary to withdraw from the Insurance Proceeds Account and transfer $            to the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay or reimburse such Person(s) for the costs associated with repairs or restoration of the Project related to the Casualty Event as described on Schedule I hereto, on             , 20    .

Borrower makes the following certifications with respect to the transfer(s) requested above:

(a) the repairs or restoration to be effected with such withdrawal(s), payment(s) and transfer(s) are accurately described on Schedule I hereto;

(b) the cost of such repairs or restoration and the specific amount requested to be paid over to or upon Borrower’s order are accurately set forth on Schedule I hereto and Borrower requests such amount to pay the cost thereof;

(c) the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of the damage or destruction) does not exceed the cost of such repairs or restorations;

(d) a sufficient amount of funds is or will be available to Borrower to complete the Project;

(e) no Event of Default has occurred and is continuing other than an Event of Default resulting solely from the damage or destruction from the Casualty Event to be repaired or restored;

(f) the conditions precedent in Section 7.9.3 of the Credit Agreement have been satisfied or waived pursuant to the terms of the Credit Agreement and such documents required to be delivered in connection with such conditions precedent are attached hereto as Exhibit[s] [    ]; and

(g) repair or restoration of the Project is technically and economically feasible within a 24-month period and a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations and, if during the construction period, to achieve Completion.

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☐    DISTRIBUTION HOLDING ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Distribution Holding Account the following amounts and to apply such amounts to the following uses as follows:

On [date that is no later than 75 days after the last Repayment Date in a calendar year]:

☐    [If Distribution Conditions have been satisfied:] Pursuant to Waterfall Level ([    ]), transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the recipients as directed by Borrower.

The Distribution Conditions have been met and the calculations necessary to determine that the Distribution Conditions have been met are attached hereto as Appendix III.

[Include the following for all Account Withdrawal Requests.]

I have reviewed the provisions of the Credit Agreement and the Depositary Agreement which are relevant to the furnishing of this Account Withdrawal Request. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement. I hereby certify, on behalf of Borrower, in my capacity as [            ] thereof, and not in my individual capacity, that the withdrawals and transfers requested herein comply with the terms and conditions of the Credit Agreement (including but not limited to Article 7 of the Credit Agreement) and the Depositary Agreement.

IN WITNESS WHEREOF, I, the [            ] of Borrower, have caused this Account Withdrawal Request to be duly executed and delivered as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledged and Consented:

WM ORGANIC GROWTH, INC.,
as Lender

By:
Name:
Title:

Schedule I

Payees of Proceeds of Withdrawal from the [Insert name of applicable Account]

Amount:	Cost/Purpose:	Name and Address of Designated Payee or Affiliate; Account Name and Number/Wire Transfer Information:

[Insert table of additional payees of proceeds from other Accounts, as necessary.]

[Include if required] Uses of Proceeds Deposited into Checking Account

Amount:	Cost/Purpose:

FORM OF ACCOUNT WITHDRAWAL INSTRUCTION

Date: [                    ]

[                    ],

    as Depositary Agent

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

Re:	Fulcrum Sierra BioFuels, LLC — Account Withdrawal Instruction

Ladies and Gentlemen:

This Account Withdrawal Instruction is delivered pursuant to the Depositary Agreement, dated as of [            ] (the “Depositary Agreement”), by and among Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”), [            ], as the depositary agent, bank and securities intermediary (in such capacity, “Depositary Agent”), and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein or unless the context otherwise requires, terms used in this Account Withdrawal Instruction have the meanings provided in the Depositary Agreement.

In this Account Withdrawal Instruction, Depositary Agent is hereby directed to withdraw funds from the following Accounts and apply such funds as provided herein (check each Account that applies): [Include in the Account Withdrawal Instruction only the pages applicable to the Account(s) which have been checked]

☐    DSR ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the DSR Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    DISTRIBUTION SUSPENSE ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the Distribution Suspense Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    DISTRIBUTION HOLDING ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the Distribution Holding Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    Pursuant to Waterfall Level (9), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(ii).

☐    Pursuant to Waterfall Level (10), transfer $            to Lender for payment of optional prepayments that Borrower elects to make as provided in Section 2.1.8(b).

☐    Pursuant to Waterfall Level (11), retain $            in the Revenue Account.

☐    [If Distribution Conditions have been satisfied:] Pursuant to Waterfall Level (12), transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the recipients as directed by Borrower.

☐    Pursuant to Waterfall Level (12), transfer $            to the Distribution Suspense Account.

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IN WITNESS WHEREOF, this Account Withdrawal Instruction is duly executed and delivered by a duly authorized representative of Lender as of the date first above written.

WM ORGANIC GROWTH, INC.,
as Lender

By:
Name:
Title:

Schedule I

Payees of Proceeds of Withdrawal from the [Insert name of applicable Account]

Amount:	Cost/Purpose:	Name and Address of Designated Payee or Affiliate; Account Name and Number/Wire Transfer Information:

[Insert table of additional payees of proceeds from other Accounts, as necessary.]

8

EXHIBIT B

to Depositary Agreement

RULES OF INTERPRETATION

1. The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

2. The word “or” is not exclusive.

3. A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

4. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

5. The words “include,” “includes” and “including” are not limiting.

6. A reference in a document (including any Exhibit, Schedule, Annex or Appendix) to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Depositary Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of the Depositary Agreement shall control.

7. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

8. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

9. References to “days” shall mean calendar days, unless the term “Business Days” shall be used.

10. All references to specific times of the day shall be deemed references to eastern standard time.

11. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” has the same meaning and effect as the word “shall.”

12. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1

Exhibit D-5

to the Credit Agreement

SCHEDULE OF SECURITY FILINGS

Entity	Filing Office	Type of Filing
Fulcrum Sierra BioFuels, LLC	Delaware Secretary of State	UCC-1
[Pledgor]	Delaware Secretary of State	UCC-1
Fulcrum Sierra BioFuels, LLC	County Recorder, Storey County, Nevada	Deed of Trust

Exhibit E

to the Credit Agreement

FORM OF CONSENT AGREEMENT FOR CONTRACTING PARTY

[See attached.]

FORM OF CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (as amended, modified or supplemented from time to time, this “Consent”), dated as of [            ], 201  , is executed by [            ], a [            ] (“Contracting Party”), FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company (“Assignor”), and WM ORGANIC GROWTH, INC, a Delaware corporation, as lender (“Lender”).

RECITALS

A. Assignor has entered into that certain [            ], dated as of [            ] (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof and hereof, the “Agreement”) with Contracting Party.

B. Assignor has entered into the Credit Agreement, dated as of November     , 2011, with Lender (as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the “Credit Agreement”), providing financing for the development and construction of a municipal solid waste to ethanol facility near McCarran, Nevada (the “Project”).

C. As collateral security for all obligations of Assignor to Lender under the Credit Agreement and related documents, Assignor has granted to Lender a first-priority security interest in all of its right, title and interest in, to and under the Agreement (the “Assigned Interest”) pursuant to that certain Security Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the “Security Agreement”), made by Assignor in favor of Lender.

D. It is a condition precedent to Assignor’s rights under the Credit Agreement that Contracting Party and the other parties hereto shall have executed this Consent.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, notwithstanding anything in the Agreement to the contrary, as follows:

1. Consent and Agreement. Contracting Party:

a. consents to the assignment of the Assigned Interest as collateral security to Lender;

b. acknowledges the right (but not the obligation) of Lender in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of Assignor under the Agreement, and agrees to accept any such exercise; provided, however, that, insofar as Lender exercises any of its rights

1

under the Agreement or makes any claims with respect to payments or other obligations under the Agreement, the terms and conditions of the Agreement applicable to such exercise of rights or claims shall apply to Lender to the same extent as to Assignor, provided, further, that Lender or its designee, as the case may be, agrees that, upon the foreclosure (whether judicial or nonjudicial), deed in lieu of foreclosure (or the like) or other transfer of the Assigned Interest, it will assume in writing all of Assignor’s obligations (excluding any obligation to cure performance defaults which by their nature are incapable of being cured) under the Agreement as contemplated by Section 3 of this Consent and will notify Contracting Party of such assumption;

c. agrees not to (i) cancel or terminate the Agreement or suspend performance of its services thereunder, except as provided in the Agreement or by operation of law and, in any event, except in accordance with Section 4 of this Consent; or (ii) consent to or accept any cancellation or termination of the Agreement by Assignor without the prior written consent of the Lender, except as provided in the Agreement and in accordance with Section 4 of this Consent, in each case without the prior written consent of Lender;

d. agrees to promptly deliver to Lender duplicates or copies of all notices of or with respect to default, suspension or termination delivered under or pursuant to the Agreement.

2. Assignor’s Acknowledgement. Assignor acknowledges and agrees that Contracting Party is permitted to perform its obligations under the Agreement upon Lender’s exercise of Assignor’s rights in accordance with this Consent, and that Contracting Party shall bear no liability to Assignor solely as a result of performing its obligations under the Agreement upon such exercise by Lender.

3. Subsequent Transferee. Contracting Party agrees that, if Lender shall notify Contracting Party in writing that Lender has elected to exercise its rights and remedies pursuant to the Credit Agreement or the Security Agreement with respect to the foreclosure (whether judicial or nonjudicial), deed in lieu of foreclosure (or the like) or sale of the Assigned Interest, then Lender or any other purchaser or assignee of the Assigned Interest in connection with such foreclosure, deed in lieu of foreclosure (or the like) or sale, and if the Lender is the initial purchaser (or grantee of a deed in lieu of foreclosure or the like), then the purchaser or assignee of the Assigned Interest from Lender (each such person which is not Lender, a “Subsequent Transferee”) shall be substituted for Assignor under the Agreement and Contracting Party shall (a) recognize Lender and such Subsequent Transferee as its counterparty under the Agreement and (b) continue to perform its obligations under the Agreement in favor of the Lender and such Subsequent Transferee; provided, however, that Lender or such Subsequent Transferee shall have elected in writing to assume all of Assignor’s rights and obligations (including the obligation to cure any then-existing payment and performance defaults (other than any then-existing performance defaults which by their nature are incapable of being cured)) under the Agreement and has the ability to perform under the Agreement. Any further assignment by a Subsequent Transferee shall be subject to the terms and conditions of the Agreement. Upon assignment of the Agreement or Assigned Interest by Lender, Lender shall be released from any further liability thereunder.

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4. Right to Cure. In the event of a default or breach by Assignor in the performance of any of its obligations under the Agreement, or upon the occurrence or non-occurrence of any event or condition under the Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate the Agreement (hereinafter, a “Default”), Contracting Party shall not terminate the Agreement until it first gives written notice of such Default to Lender and affords Lender a period starting at the latter of Lender’s receipt of such notice and the end of the Assignor’s cure period under the Agreement (a) of 15 days to cure the related Default under the Agreement if such Default is the failure to pay amounts to Contracting Party which are due and payable under the Agreement or (b) with respect to any other Default, giving Lender at least 30 days (or, if the Default cannot reasonably be cured in 30 days, an additional period as reasonably necessary but no more than 90 days in total) in addition to any cure period granted to Assignor to cure the related Default under the Agreement (provided that during such cure period Lender or Assignor continues to diligently attempt to cure such Default). Notwithstanding anything to the contrary herein, if the Default is peculiar to Assignor and not curable by Lender, such as the insolvency, bankruptcy, general assignment for the benefit of the creditors, or appointment of a receiver, trustee, custodian or liquidator of Assignor or its properties, then, notwithstanding any right that Contracting Party may have to terminate the Agreement, Lender shall be entitled to assume the rights and obligations of Assignor under the Agreement within the cure period provided in clause (b) above, and provided such assumption has occurred within such period, Contracting Party shall not be entitled to terminate the Agreement as a result of such Default. If possession of the Project is necessary to cure any Default, and Lender or its successor(s), assignee(s) and/or designee(s) commences foreclosure proceedings, enters into a deed in lieu of foreclosure (or the like) or commences any other proceedings necessary to take possession of the Project, Lender or its successors(s), assignee(s) and/or designee(s) will be allowed a reasonable period (not exceeding 180 days in total) to complete such proceedings. After taking possession of the Project, Lender or its successor(s), assignee(s) and/or designee(s) shall commence curing the applicable Default within 15 days after having possession of the Project and thereafter diligently pursue such cure to completion within 90 days after obtaining possession of the Project or such later date, if any, permitted under the terms of the Agreement, as applicable, for the performance of a cure of the Default. If Lender or its successor(s), assignee(s) and/or designee(s) is prohibited by any court order or bankruptcy or insolvency proceedings involving Assignor from curing the Default or from commencing or prosecuting such proceedings, the foregoing time periods shall be extended by the period of such prohibition.

5. Replacement Agreement. In the event that the Agreement is rejected or terminated as a result of any bankruptcy or insolvency proceeding, or the Agreement is terminated due to a Default, Contracting Party shall, at the option of Lender exercised within 45 days after such rejection or termination, enter into a new agreement with Lender having identical terms as the Agreement (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree, the “Replacement Agreement”); provided that the term under such Replacement Agreement shall be no longer than the remaining balance of the term specified in the Agreement. Lender shall have the right to assign all of its interest in the Replacement Agreement to any Person; provided such assignee agrees that upon the foreclosure (whether judicial or nonjudicial), deed in lieu of foreclosure (or the like) or sale of the Assigned Interest (or any portion thereof), it will assume in writing all obligations of Lender under the Replacement Agreement. Upon an assignment as discussed in the immediately

3

preceding sentence, Lender (including its agents and employees) shall be released from any further liability thereunder to the extent of its interest under the Replacement Agreement.

6. [Waiver of Certain Defaults. [include waiver of any cross-default to the Credit Agreement, if necessary].]

7. No Liability. Contracting Party acknowledges and agrees that Lender shall not have any liability or obligation under the Agreement as a result of exercising its rights under this Consent, the Security Agreement or the Credit Agreement, nor shall Lender be obligated or required to perform any of Assignor’s obligations under the Agreement or to take any action to collect or enforce any claim for payment assigned under any document executed in connection with the Credit Agreement, except during any period in which Lender has elected to acquire the Assigned Interest and become a counterparty to the Agreement pursuant to Section 3 of this Consent or counterparty to a Replacement Agreement pursuant to Section 5 of this Consent, in which case Lender shall assume all of Assignor’s rights and obligations under the Agreement in accordance with Section 3 of this Consent, or, if Lender is a counterparty to a Replacement Agreement, shall cure any then-existing payment and performance defaults (other than any then-existing performance defaults which by their nature are incapable of being cured).

8. Payment of Monies. Commencing on the date of this Consent and so long as the Credit Agreement remains in effect, Contracting Party hereby agrees to make all payments required to be made by it under the Agreement in U.S. dollars and in immediately available funds, directly to Lender for deposit into the account to be established and notified to Contracting Party by Lender from time to time, to such other Person and/or at such other address or account as the Lender may from time to time specify in writing to Contracting Party and all payments made by Contracting Party shall be accompanied by a statement stating that such payments are made under the Agreement. Assignor hereby instructs Contracting Party, and Contracting Party accepts such instructions, to make all payments due and payable to Assignor under the Agreement as set forth in the immediately preceding sentence. All payments required to be made by Contracting Party under the Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than those allowed by the terms of the Agreement.

9. Representations and Warranties. Contracting Party hereby confirms to Assignor and Lender as of the date of this Consent that:

a. The Agreement is in full force and effect and has not been amended, supplemented or modified since the date of execution of the Agreement.

b. To the best of Contracting Party’s knowledge, Assignor has fulfilled all of its obligations under the Agreement, and there are no breaches, Defaults or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Contracting Party to terminate the Agreement.

c. The Agreement and this Consent are the only agreements between Assignor and Contracting Party with respect to the Project, and all of the conditions precedent to effectiveness under the Agreement have been satisfied or waived.

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d. To the best of Contracting Party’s knowledge, there are no amounts due and owing to Contracting Party as of the date hereof under the Agreement except [specify].

e. There are no legal proceedings pending between Contracting Party and Assignor.

10. Notices. Any communications between the parties hereto or notices provided herein to be given, may be given to the following addresses:

If to Contracting Party:	[ ]
[ ]
[ ]

If to Lender:
WM Organic Growth, Inc.
1001 Fannin Street, Suite 1000
Houston, TX 77002
Attention: General Counsel
Fax: (713) 209-9710

If to Assignor:	Fulcrum Sierra BioFuels,
LLC
c/o Fulcrum BioEnergy, Inc.
4900 Hopyard Road, Suite 220
Pleasanton, CA 94588
Attention: Rick Barraza
Tel: (925) 224-8244
Fax: (925) 730-0157

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight courier service (including Federal Express, UPS and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by facsimile, with the original sent by other means set forth in this paragraph 10. Notices delivered in person or by overnight courier service, or mailed by registered or certified mail or sent by telecopier shall be deemed to have been given when received (except that, if not received during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

11. Binding Effect; Amendments; Confirmation. This Consent shall be binding upon and benefit the successors and assigns of Contracting Party, Assignor and Lender and their respective successors, transferees and permitted assigns (including, without limitation, any entity that refinances all or any portion of Assignor’s obligations under the Credit Agreement). No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by Contracting Party, Lender and Assignor;

5

provided that all rights and obligations of Lender hereunder shall terminate upon the payment in full of all obligations of Assignor under the Credit Agreement (other than unasserted contingent obligations that by their nature survive termination of the Credit Agreement).

12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York. CONTRACTING PARTY, ASSIGNOR, AND LENDER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF CONTRACTING PARTY, ASSIGNOR AND LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF CONTRACTING PARTY, ASSIGNOR AND LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Counterparts. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement. Delivery of an executed counterpart of a signature page of this Consent by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent.

[Signature pages follow.]

6

IN WITNESS WHEREOF, the undersigned, by its officer thereunto duly authorized, has duly executed this Consent as of the date first above written.

[ ],
a [ ]

By:
Name:
Title:

7

Accepted and agreed:

WM ORGANIC GROWTH, INC.,

solely in its capacity as Lender

By:
Name:
Title:

8

Accepted and agreed:

FULCRUM SIERRA BIOFUELS, LLC,

a Delaware limited liability company

By:
Name:
Title:

9

Exhibit F

to the Credit Agreement

FORM OF LEGAL OPINION

[To be provided.]

Exhibit G-1

to the Credit Agreement

SCHEDULE OF APPLICABLE PERMITS

[See attached.]

APPLICABLE PERMITS

[Subject to revision/updates.]

Part I - Prior to Construction of Project

Permit	Agency	Permit ID	Issuance Date	Expiration Date	Comments
Second Modification to Class II Air Quality Operating Permit	Nevada Division of Environmental Protection (“NDEP”) – Bureau of Air Pollution Control (“BAPC”)	Permit No. AP 2869-2382 Facility Id. No. A0921	August 23, 2010	February 23, 2012	An operating permit to construct for a new or modified stationary source expires if construction is not commenced within 18 months after the date of issuance. “Construction” means any physical change or change in the method of operation of an emission unit, including, without limitation, the fabrication, erection, installation or modification of an emission unit.

Authorization to Discharge for Industrial Wastewater Retention Basin	NDEP – Bureau of Water Pollution Control (“BWPC”)	Permit No. NEV2011500	November 24, 2010	Annual Renewal

Special Use Permit (“SUP”)	Storey County Planning Commission	SUP No. 2009-034	Originally Issued: March 5, 2009 Extended: March 5, 2010 Extended: February 15, 2011	February 15, 2012	Pursuant to County Ordinance, SUPs have a 1-year time limit if no significant development has commenced on the property.

NPDES Storm Water Discharge Permit - Construction General Permit	NDEP – BWPC	Stormwater General Permit NVR100000	Notice of Intent (CSW- 23123) issued on September 30, 2011.	Annual Renewal until Construction Completed

Pressure Vessel Permit	Division of Industrial Relations, Mechanical Unit	[ ]	Prior to construction of Project.	[ ]

Grading Permit	Storey County Building Department	[ ]	Prior to construction of Project.	[ ]

Building Permits	Storey County Building Department	[ ]	Prior to construction of Project.	[ ]

Fire and Life Safety Plan	Storey County Fire Department	N/A	Prior to construction of Project.	[ ]

Hazardous Materials Inventory Statement	Storey County Fire Department	N/A	Prior to construction of Project; to be submitted 30 days prior to the storage of hazardous materials.	[ ]	Anyone storing, handling, and/or using any amount of hazardous materials is required to submit a Hazardous Materials Inventory Statement (“HMIS”). The approved HMIS serves as a Fire Department Permit.

Fire Alarm System Detection Permit	Storey County Fire Department	[ ]	Prior to construction of Project.	[ ]

Fire Suppression System Permit	Storey County Fire Department	[ ]	Prior to construction of Project.	[ ]

ARC Design Approval	Tahoe-Reno Industrial (“TRI”) Center - Architectural Review Committee (“ARC”)	N/A	Prior to construction of Project.	[ ]	ARC reviews and approves all development proposals for conformance with the TRI Center’s Declaration of Covenants, Conditions and Restrictions and Development Handbook.

[Water “Will Serve” Letter]	TRI General Improvement District (“TRIGID”)	N/A	June 7, 2010	[ ]

[Sewer “Will Serve” Letter]	TRIGID	N/A	June 7, 2010	[ ]

Part II – Prior to Operation of Project

Permit	Agency	Permit ID	Issuance Date	Expiration Date	Comments
TTB Permit	U.S. Department of Justice, Alcohol and Tobacco Tax and Trade Bureau (“TTB”)	[ ]	Prior to start of operation of Project.	[ ]	Application must be submitted prior to start-up of Project. TTB representative must inspect plant prior to permit issuance.

Process Facility Solid Waste Operating Permit	NDEP – Bureau of Waste Management (“BWM”)	[ ]	Prior to start of operation of Project; see Comments.	[ ]	Application Submitted: March 2009 Estimated Issue Date: January 2012

EPA Hazardous Waste Identification Number	NDEP – BWM	[ ]	Prior to start of operation of Project.	[ ]	To be obtained when composition of waste is known by submitting a complete EPA Form 8700- 12 “Notification of Regulated Waste Activity” application form to NDEP

NPDES Storm Water Discharge Permit – Industrial Activity General Permit	NDEP – BWPC	[ ]	See Comments section.	[ ]	At least 24 hours prior to operations start-up, submit Notice of Intent and implement SWPPP

Certificate of Occupancy	Storey County Building Department	[ ]	Issued upon completion of construction of Project.	[ ]

Exhibit G-2

to the Credit Agreement

PROJECT BUDGET

[To be provided.]

Exhibit G-3

to the Credit Agreement

[Reserved.]

Exhibit G-4

to the Credit Agreement

[Reserved.]

Exhibit G-5

to the Credit Agreement

PENDING LITIGATION

None.

Exhibit G-6

to the Credit Agreement

HAZARDOUS SUBSTANCES DISCLOSURE

[None.]

Exhibit H

to the Credit Agreement

JURISDICTIONS AND FOREIGN QUALIFICATIONS

Credit Party	Jurisdiction of Organization	Foreign Qualification
Fulcrum Sierra BioFuels, LLC	Delaware	Nevada California
[Pledgor]	Delaware	[ ]

Exhibit I

to the Credit Agreement

REPAYMENT SCHEDULE

[To be provided.]

Exhibit J-1

to the Credit Agreement

FORM OF ACCOUNT WITHDRAWAL REQUEST

Date:             ,

WM Organic Growth, Inc.,

    as Lender

1001 Fannin Street, Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-9710

Re:	Fulcrum Sierra BioFuels, LLC — Account Withdrawal Request

Ladies and Gentlemen:

I,                     , am a Responsible Officer of Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”), and am delivering this Account Withdrawal Request pursuant to the Credit Agreement, dated as of [            ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Account Withdrawal Request have the meanings provided in the Credit Agreement and section references are references to sections of the Credit Agreement.

In this Account Withdrawal Request, Borrower requests Lender to direct Depositary to withdraw funds from the following Accounts and apply such funds as provided herein (check each Account that applies and include only the pages applicable to the Account(s) which have been checked and only the applicable Schedules and/or Exhibits):

☐    CONSTRUCTION ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Construction Account the following amounts and to apply such amounts to the following uses on             , 20    (check each that applies):

☐    Transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the Project Costs as specified on Schedule I hereto.

☐    Transfer $            to the Checking Account.

☐    [On or after the Commercial Operation Date] Transfer $            to the Revenue Account.

A reconciliation of amounts previously transferred from the Construction Account pursuant to Sections 7.2.2(a)(A) and 7.2.2(a)(B) of the Credit Agreement is attached hereto as Appendix I.

☐    REVENUE ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Revenue Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    Pursuant to Waterfall Level (9), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(ii).

☐    Pursuant to Waterfall Level (10), transfer $            to Lender for payment of optional prepayments that Borrower elects to make as provided in Section 2.1.8(b).

☐    Pursuant to Waterfall Level (11), retain $            in the Revenue Account.

☐    Pursuant to Waterfall Level (12), transfer to the Distribution Holding Account the remaining amounts available in the Revenue Account.

A reconciliation of amounts previously transferred to the Checking Account is attached hereto as Appendix II.

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☐    LIQUIDITY RESERVE ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Liquidity Reserve Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

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☐    INSURANCE PROCEEDS ACCOUNT

[Only if the conditions in Section 7.9.3 of the Credit Agreement have been met and Lender has duly approved the making of repairs or restoration:]

Borrower hereby requests that Lender instruct Depositary to withdraw from the Insurance Proceeds Account and transfer $            to the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay or reimburse such Person(s) for the costs associated with repairs or restoration of the Project related to the Casualty Event as described on Schedule I hereto, on             , 20    .

Borrower makes the following certifications with respect to the transfer(s) requested above:

(a) the repairs or restoration to be effected with such withdrawal(s), payment(s) and transfer(s) are accurately described on Schedule I hereto;

(b) the cost of such repairs or restoration and the specific amount requested to be paid over to or upon Borrower’s order are accurately set forth on Schedule I hereto and Borrower requests such amount to pay the cost thereof;

(c) the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of the damage or destruction) does not exceed the cost of such repairs or restorations;

(d) a sufficient amount of funds is or will be available to Borrower to complete the Project;

(e) no Event of Default has occurred and is continuing other than an Event of Default resulting solely from the damage or destruction from the Casualty Event to be repaired or restored;

(f) the conditions precedent in Section 7.9.3 of the Credit Agreement have been satisfied or waived pursuant to the terms of the Credit Agreement and such documents required to be delivered in connection with such conditions precedent are attached hereto as Exhibit[s] [    ]; and

(g) repair or restoration of the Project is technically and economically feasible within a 24-month period and a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations and, if during the construction period, to achieve Completion.

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☐    DISTRIBUTION HOLDING ACCOUNT

Borrower hereby requests that Lender instruct Depositary to withdraw from the Distribution Holding Account the following amounts and to apply such amounts to the following uses as follows:

On [date that is no later than 75 days after the last Repayment Date in a calendar year]:

☐    [If Distribution Conditions have been satisfied:] Pursuant to Waterfall Level ([    ]), transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the recipients as directed by Borrower.

The Distribution Conditions have been met and the calculations necessary to determine that the Distribution Conditions have been met are attached hereto as Appendix III.

[Include the following for all Account Withdrawal Requests.]

I have reviewed the provisions of the Credit Agreement and the Depositary Agreement which are relevant to the furnishing of this Account Withdrawal Request. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement. I hereby certify, on behalf of Borrower, in my capacity as [            ] thereof, and not in my individual capacity, that the withdrawals and transfers requested herein comply with the terms and conditions of the Credit Agreement (including but not limited to Article 7 of the Credit Agreement) and the Depositary Agreement.

IN WITNESS WHEREOF, I, the [            ] of Borrower, have caused this Account Withdrawal Request to be duly executed and delivered as of the date first above written.

FULCRUM SIERRA BIOFUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

Acknowledged and Consented:

WM ORGANIC GROWTH, INC., as Lender

By:
Name:
Title:

Schedule I

Payees of Proceeds of Withdrawal from the [Insert name of applicable Account]

Amount:	Cost/Purpose:	Name and Address of Designated Payee or Affiliate; Account Name and Number/Wire Transfer Information:

[Insert table of additional payees of proceeds from other Accounts, as necessary.]

[Include if required] Uses of Proceeds Deposited into Checking Account

Amount:	Cost/Purpose:

Exhibit J-2

to the Credit Agreement

FORM OF ACCOUNT WITHDRAWAL INSTRUCTION

Date: [            ]

[                    ],

    as Depositary Agent

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

Re:	Fulcrum Sierra BioFuels, LLC — Account Withdrawal Instruction

Ladies and Gentlemen:

This Account Withdrawal Instruction is delivered pursuant to the Depositary Agreement, dated as of [                    ] (the “Depositary Agreement”), by and among Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company (“Borrower”), [                    ], as the depositary agent, bank and securities intermediary (in such capacity, “Depositary Agent”), and WM Organic Growth, Inc., a Delaware corporation (“Lender”). Unless otherwise defined herein or unless the context otherwise requires, terms used in this Account Withdrawal Instruction have the meanings provided in the Depositary Agreement.

In this Account Withdrawal Instruction, Depositary Agent is hereby directed to withdraw funds from the following Accounts and apply such funds as provided herein (check each Account that applies): [Include in the Account Withdrawal Instruction only the pages applicable to the Account(s) which have been checked]

☐    DSR ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the DSR Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    DISTRIBUTION SUSPENSE ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the Distribution Suspense Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    DISTRIBUTION HOLDING ACCOUNT

Lender hereby directs Depositary Agent to withdraw from the Distribution Holding Account the following amounts and to apply such amounts to the following uses as follows:

On [Monthly Date]:

☐    Pursuant to Waterfall Level (1), transfer $            as follows:

☐    $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the O&M Costs as specified on Schedule I hereto.

☐    $            to the Checking Account for the anticipated uses of such proceeds described on Schedule I hereto.

☐    Pursuant to Waterfall Level (2), transfer $            to Lender for payment of all reimbursable amounts currently payable to Lender in connection with the Credit Documents.

On [date when such payments are due]:

☐    Pursuant to Waterfall Level (3), transfer $            to Lender for payment of interest currently due on the Loans and on other amounts accruing interest under the Credit Documents.

On [Repayment Date]:

☐    Pursuant to Waterfall Level (4), transfer $            to Lender for repayment of principal of the Loans.

☐    Pursuant to Waterfall Level (5), transfer $            to the DSR Account.

☐    Pursuant to Waterfall Level (6), transfer $            to the Liquidity Reserve Account.

☐    Pursuant to Waterfall Level (7), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(i).

☐    [On the last Repayment Date of each calendar year] Pursuant to Waterfall Level (8), transfer to Borrower for distribution to its owners, free of the Liens of the Collateral Documents, the Tax Distribution Amount.

☐    Pursuant to Waterfall Level (9), transfer $            to Lender for payment of Mandatory Prepayments pursuant to Section 2.1.8(c)(ii).

☐    Pursuant to Waterfall Level (10), transfer $            to Lender for payment of optional prepayments that Borrower elects to make as provided in Section 2.1.8(b).

☐    Pursuant to Waterfall Level (11), retain $            in the Revenue Account.

☐    [If Distribution Conditions have been satisfied:] Pursuant to Waterfall Level (12), transfer $            to the account and/or the designated payee(s) specified on Schedule I hereto, using the account information, the address(es) and/or the wiring instructions set forth therein, to pay the recipients as directed by Borrower.

☐    Pursuant to Waterfall Level (12), transfer $            to the Distribution Suspense Account.

6

IN WITNESS WHEREOF, this Account Withdrawal Instruction is duly executed and delivered by a duly authorized representative of Lender as of the date first above written.

WM ORGANIC GROWTH, INC., as Lender

By:
Name:
Title:

Schedule I

Payees of Proceeds of Withdrawal from the [Insert name of applicable Account]

Amount:	Cost/Purpose:	Name and Address of Designated Payee or Affiliate; Account Name and Number/Wire Transfer Information:

[Insert table of additional payees of proceeds from other Accounts, as necessary.]